As filed with the Securities and Exchange Commission on January 29, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6022	36-4387843
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

357 Roosevelt Road

Glen Ellyn, Illinois 60137

(630) 545-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott W. Hamer

President and Chief Executive Officer

357 Roosevelt Road

Glen Ellyn, Illinois 60137

(630) 545-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward G. Olifer, Esq.

Aaron M. Kaslow, Esq.

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

(202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share (1)	3,000,000	$1.00	$3,000,000 (2)	$410.00 (2)
Rights to Purchase Shares of Common Stock	—	— (2)	— (3)	— (3)

(1)	This Registration Statement relates to the shares of common stock deliverable upon the exercise of non-transferable subscription rights pursuant to the rights offering described herein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3)	Pursuant to Rule 457(g), no separate registration fee is required for the rights.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated             , 2013.

PRELIMINARY PROSPECTUS

[Community Financial Shares, Inc. Logo]

Up to 3,000,000 Shares of Common Stock

Issuable upon the exercise of Subscription Rights at $1.00 per share

We are distributing, at no charge to our shareholders, non-transferable subscription rights to purchase up to 3,000,000 shares of our common stock, no par value per share. Subscription rights will be distributed to persons who owned shares of our common stock as of 5:00 p.m. Eastern Time, on December 20, 2012, the record date of the rights offering.

Each subscription right will entitle you to purchase 2.4091 shares of our common stock at the subscription price of $1.00 per share, which we refer to as the basic subscription privilege. If you fully exercise your basic subscription privilege and other shareholders do not fully exercise their basic subscription privileges, you will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the unsubscribed shares of our common stock at the same subscription price of $1.00 per share. To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments received by the subscription agent will be returned to you, without interest, as soon as practicable following the expiration of the rights offering. Funds we receive from subscribers in the rights offering will be held in escrow by the subscription agent until the rights offering is completed or canceled.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on [EXPIRATION DATE]. We reserve the right to extend the expiration date one or more times, but in no event will we extend the rights offering beyond [EXPIRATION DATE #2].

We may enter into investor agreements with certain institutional investors and high net worth individuals, pursuant to which such investors will agree to purchase, in a concurrent private offering to be closed after the conclusion of the rights offering, either a minimum number of common shares, or a certain number of the remaining common shares that are not purchased through the exercise of rights, or both. The maximum number of common shares to be issued by us in the rights offering and the subsequent private offering will not exceed 3,000,000 common shares.

We reserve the right to cancel, at any time, the rights offering. If the rights offering is cancelled, all subscription payments received by the subscription agent will be promptly returned, without interest or penalty.

You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be quoted on the “pink sheets” by OTC Markets Group, Inc. or on any stock exchange or market.

Our common stock is quoted on the “pink sheets” by OTC Markets Group, Inc. under the trading symbol “CFIS.” The last reported sales price of our shares of common stock on             , 2013 was $            per share.

OFFERING SUMMARY

Price: $1.00 per share

Maximum
Number of shares	3,000,000
Gross offering proceeds	$3,000,000
Estimated offering expenses	$225,000
Net proceeds	$2,775,000
Net proceeds per share	$0.93

This investment involves risks, including the possible loss of principal.

Please read “Risk Factors” beginning on page __.

These securities are not deposits, savings accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013.

[Map of Community Bank – Wheaton/Glen Ellyn Branch Offices]

You should rely only on the information contained in this prospectus. We have not, and nor has our subscription agent, IST Shareholders Services, or our information agent, AST Phoenix Advisors, authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or any exercise of the subscription rights. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

Unless the context indicates otherwise, all references in this prospectus to “we,” “our” and “us” refer to Community Financial Shares and our subsidiaries, including Community Bank—Wheaton/Glen Ellyn; except that in the discussion of our subscription rights and capital stock and related matters these terms refer solely to Community Financial Shares and not to any of our subsidiaries. In this prospectus, we sometimes refer to Community Bank—Wheaton/Glen Ellyn as the “Bank” and we will refer to the rights offering as the “rights offering.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Community Financial Shares from time to time includes forward-looking statements in its oral and written communications. Community Financial Shares may include forward-looking statements in filings with the Securities and Exchange Commission, such as this prospectus, in other written materials and in oral statements made by senior management to analysts, investors, representatives of the media and others. Community Financial Shares intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and Community Financial Shares is including this statement for purposes of these safe harbor provisions. Forward-looking statements can often be identified by the use of words like “estimate,” “project,” “intend,” “anticipate,” “expect” and similar expressions. These forward-looking statements include:

•	Statements of Community Financial Shares’ goals, intentions and expectations;

•	Statements regarding Community Financial Shares’ business plan and growth strategies;

•	Statements regarding the asset quality of Community Financial Shares’ loan and investment portfolios; and

•	Estimates of Community Financial Shares’ risks and future costs and benefits.

Community Financial Shares’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of Community Financial Shares and its subsidiaries include, but are not limited to, the following:

•

The strength of the United States economy in general and the strength of the local economies in which Community Financial Shares conducts its operations which may be less favorable than expected and may result in, among other things, an escalation in problem assets and foreclosures, a deterioration in the credit quality and value of Community Financial Shares’ assets, especially real estate, which, in turn would likely reduce our customers’ borrowing power and the value of assets and collateral associated with our existing loans;

•	The effects of, and changes in, federal, state and local laws, regulations and policies affecting banking, securities, insurance and monetary and financial matters;

•	The failure of assumptions underlying the establishment of our allowance for loan losses, that may prove to be materially incorrect or may not be borne out by subsequent events;

•	The success and timing of our business strategies and our ability to effectively carry out our business plan;

•	An inability to meet our liquidity needs;

•

The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

•

The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations;

•	The risks of changes in interest rates on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities;

•

Our ability to comply with the requirements of the consent order we have entered into with the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation and the mandatory provisions of 12 U.S.C. § 1831o and 12 C.F.R. § 325 (subpart B), as well as the effect of further changes to our regulatory ratings or capital levels under the regulatory framework for prompt corrective action or the imposition of additional enforcement action by regulatory authorities upon Community Financial Shares or its wholly owned subsidiary as a result of our inability to comply with applicable laws, regulations, regulatory orders and agreements;

•	Our ability to utilize our net deferred tax assets in future periods;

•	Our ability to effectively manage market risk, credit risk and operational risk;

•

The ability of Community Financial Shares to compete with other financial institutions as effectively as Community Financial Shares currently intends due to increases in competitive pressures in the financial services sector;

•	The inability of Community Financial Shares to obtain new customers and to retain existing customers;

•	The timely development and acceptance of products and services including services, products and services offered through alternative delivery channels such as the Internet;

•

Technological changes implemented by Community Financial Shares and by other parties, including third party vendors, which may be more difficult or more expensive than anticipated or which may have unforeseen consequences to Community Financial Shares and its customers;

•	The ability of Community Financial Shares to develop and maintain secure and reliable electronic systems;

•

The ability of Community Financial Shares to retain key executives and employees and the difficulty that Community Financial Shares may experience in replacing key executives and employees in an effective manner;

•	Business combinations and the integration of acquired businesses which may be more difficult or expensive than expected;

•	The costs, effects and outcomes of existing or future litigation;

•	The ability of Community Financial Shares to manage the risks associated with the foregoing as well as anticipated;

•	Uncertainty regarding the amount of proceeds received from the rights offering;

•	The effects of the rights offering or the terms thereof on the price of our common stock;

•	Our ability to cancel the rights offering; and

•	The other risk factors described under the heading “Risk Factors” in this prospectus.

Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.

You should read carefully this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, the common stock of the Company, and our business.

What is the rights offering?

We are distributing, at no charge, to holders of our shares of common stock, non-transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., Eastern Time, on December 20, 2012, the record date. Each subscription right entitles the holder to a basic subscription privilege and an over-subscription privilege, which are described below. The shares to be issued in the rights offering, like our existing shares of common stock, will be quoted on the “pink sheets” by OTC Markets Group, Inc. under the symbol “CFIS.” If our shareholders do not exercise their subscription rights in full, we will not issue the full number of shares authorized for issuance in connection with the rights offering.

What is the concurrent private offering?

We may enter into investor agreements with certain institutional investors and high net worth individuals, pursuant to which such investors will agree to purchase, in a concurrent private offering to be closed after the conclusion of the rights offering, either a minimum number of common shares, or a certain number of the remaining common shares that are not purchased through the exercise of rights, or both. The maximum number of common shares to be issued by us in the rights offering and the subsequent private offering will not exceed 3,000,000 common shares.

Why are we conducting the rights offering?

On November 13, 2012, Community Financial Shares entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company issued to investors in a private placement offering an aggregate of 4,315,300 shares of common stock at $1.00 per share, 133,411 shares of voting Series C Convertible Noncumulative Perpetual Preferred Stock (the “Series C Preferred Stock”) at $100.00 per share, 56,708 shares of nonvoting Series D Convertible Noncumulative Perpetual Preferred Stock (the “Series D Preferred Stock”) at $100.00 per share and 6,728 shares of nonvoting Series E Convertible Noncumulative Perpetual Preferred Stock (the “Series E Preferred Stock”) at $100.00 per share (the “Investment”). The closing of the Investment occurred on December 21, 2012.

We are conducting this rights offering as required by the Securities Purchase Agreement to holders of our common stock as of December 20, 2012 (the “Pre-Investment Shareholders”) to provide the Pre-Investment Shareholders with the opportunity to purchase up to 3.0 million shares of our common stock at a purchase price per share equal to the conversion price of the Series C Preferred Stock (currently $1.00 which is the same price per share of common stock offered to investors in the Investment). The Securities Purchase Agreement provides that, to the extent the rights offering dilutes their voting or economic ownership interests, four of the investors will have the option of purchasing additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering to permit them to maintain both the voting and economic ownership interest in the Company that those investors had immediately after the closing of the Investment. Assuming that 3.0 million shares of common stock are sold in the rights offering, these four investors would have the ability to purchase up to a maximum of approximately $2.4 million worth of additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering.

What is the basic subscription privilege?

The basic subscription right gives our stockholders the opportunity to purchase an aggregate of 3,000,000 shares of our common stock at a subscription price of $1.00 per share. For each share of our common stock you owned as of the record date for the rights offering, your basic subscription right gives you the opportunity to purchase 2.4091 shares of our common stock. For example, if you owned 100 shares of common stock as of the record date, you would have received 100 subscription rights and would have the right to purchase 240.9 shares of our common stock (rounded down to 240 shares, with the total subscription payment being adjusted accordingly, as discussed below) for $1.00 per full share (or a total payment of $240.00). You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights at all. If you exercise less than your full basic subscription right, however, you will not be entitled to subscribe for shares under your over-subscription option.

If you hold a Community Financial Shares stock certificate, the number of rights you may exercise pursuant to your basic subscription privilege is indicated on the enclosed rights certificate. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, the Depository Trust Company will issue one subscription right to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your custodian bank, broker, dealer or other nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

In the event that you purchase all of the shares of our common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of any shares of our common stock that are not purchased by our other shareholders through the exercise of their basic subscription privileges. You should indicate on your rights certificate how many additional shares you would like to purchase pursuant to your over-subscription privilege.

If sufficient shares of common stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock among shareholders who over-subscribed by multiplying the number of shares requested by each shareholder through the exercise of their over-subscription privileges by a fraction that equals (x) the number of shares available to be issued through over-subscription privileges divided by (y) the total number of shares requested by all subscribers through the exercise of their over-subscription privileges. As described above for the basic subscription privilege, we will not issue fractional shares through the exercise of over-subscription privileges.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege at the time you deliver payment related to your basic subscription privilege. Because we will not know the actual number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you. See “The Rights Offering—Subscription Rights—Over-Subscription Privilege.”

How was the $1.00 per share subscription price determined?

The Securities Purchase Agreement we previously entered into with investors provides that, following the receipt of $24.0 million in proceeds from the Investment, Community Financial Shares may conduct a rights offering to stockholders as of December 20, 2012 pursuant to which stockholders may purchase up to 3,000,000 shares of common stock at a purchase price of $1.00 per share. The $1.00 per share subscription price is designed to provide our shareholders as of December 20, 2012 with the opportunity to purchase shares of our common stock at the same price as the conversion price of the preferred shares and the same price as the common stock issued to investors in the Investment.

The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the $1.00 purchase price.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. However, if you choose not to exercise your basic subscription rights in full, your ownership interest in Community Financial Shares will be further diluted as a result of the rights offering, and even if you fully exercise your basic subscription rights, but do not exercise a certain level of over-subscription rights (to the extent shares are available through the over-subscription privilege), you will experience dilution as a result of the sale of shares to investors in the private offering we are conducting concurrently with the rights offering. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payments prior to the expiration of the rights offering, which is [EXPIRATION DATE], at 5:00 p.m., Eastern Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m. Eastern Time, on [EXPIRATION DATE] by which you must provide it with your instructions to exercise your subscription rights and payment for your shares. Our board of directors may, in its discretion, extend the rights offering one or more times, but in no event will the expiration date be later than [EXPIRATION DATE #2] . Our board of directors may cancel or amend the rights offering at any time. In the event that the rights offering is cancelled, all subscription payments received will be returned promptly, without interest or penalty.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time on [EXPIRATION DATE] (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be quoted on the “pink sheets” by OTC Market Groups, Inc. or any stock exchange or market. Rights certificates may only be completed by the shareholder who receives the certificate.

Are we requiring a minimum subscription to complete the rights offering?

There is no individual or aggregate minimum purchase requirement in the rights offering.

Is there a limit to how much stock being issued in the rights offering?

We will accept subscriptions for up to an aggregate of $3.0 million of common stock in the rights offering.

Has our board of directors made a recommendation to our shareholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Shareholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade; therefore, we cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Are there any limits on the number of shares I may purchase in the rights offering?

Subject to the discretion of the board of directors, a person, together with certain related persons and associates, may not purchase a number of shares such that upon completion of the rights offering the person owns securities representing in excess of 4.9% of Community Financial Shares’ outstanding voting interests.

Additionally, federal law generally requires prior regulatory approval for any person or persons acting in concert to acquire 10% or more of our voting securities. We will not issue shares of our common stock pursuant to the exercise of basic subscription rights or over-subscription rights, or to any person or entity who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of [EXPIRATION DATE], such clearance or approval has not been obtained and/or any applicable waiting period has not expired. If we elect not to issue shares in such a case, the unissued shares will become available to satisfy over-subscription elections by other shareholders pursuant to their subscription rights.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a Community Financial Shares stock certificate and you wish to participate in the rights offering, you must take the following steps:

•	deliver a properly completed and signed rights certificate, and related subscription documents, to the subscription agent before 5:00 p.m., Eastern Time, on [EXPIRATION DATE]; and

•	deliver payment to the subscription agent before 5:00 p.m., Eastern Time, on [EXPIRATION DATE].

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to Community Financial Shares. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that they are received by the subscription agent by 5:00 p.m. Eastern Time, on [EXPIRATION DATE].

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following the expiration of the rights offering.

What form of payment is required to purchase the shares of our common stock?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency by:

•	personal check;

•	bank check or bank draft payable to Community Financial Shares, Inc., drawn upon a United States bank;

•	postal, telegraphic or express money order payable to ; or

•	wire transfer of immediately available funds to the account maintained by .

What should I do if I want to participate in the rights offering, but my shares are held in the name of a custodian bank, broker, dealer or other nominee?

If you hold your shares of common stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase. You will not receive a rights certificate. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, [EXPIRATION DATE] expiration date that we have established for the rights offering.

When will I receive my new shares?

If you purchase stock in the rights offering by submitting a rights certificate and payment, we will mail you a stock certificate as soon as practicable after the expiration date of the rights offering. If your shares as of December 20, 2012 were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, you will not receive stock certificates for your new shares. Your nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the expiration of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

Are there any conditions to completing the rights offering?

No, there are no conditions to completing the rights offering.

Will our directors and officers participate in the rights offering?

On December 21, 2012, 13 of our directors and executive officers (including our former Chairman, who retired effective January 8, 2013) invested $1.2 million in Community Financial Shares through their purchase of 862,066 shares of common stock and 3,000 shares of preferred stock in the Investment. Additionally, we currently expect that Director Joseph S. Morrissey will purchase 30,000 shares, and Director John M. Mulherin will purchase 2,000 shares, of common stock in the rights offering. The purchase price paid by them will be $1.00 per share, the same price paid by all other persons who purchase shares of common stock in the rights offering. Following the rights offering, our current directors and executive officers, together with their affiliates, are expected to own 1,329,871 shares of common stock (including 300,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock).

After I send in my acknowledgement of subscription and my payment, may I cancel my exercise of subscription rights?

Once you submit the acknowledgement of subscription and your payment, you will not be allowed to revoke your subscription or request a refund of monies paid. All acknowledgements of subscriptions are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not submit an acknowledgement of subscription unless you are certain that you wish to purchase shares of our common stock at the subscription price.

What effects will the rights offering have on our outstanding common stock?

As of December 20, 2012, we had 1,245,267 shares of our common stock issued and outstanding. On December 21, 2012, the date following the record date for the rights offering, we issued an additional 4,315,300 shares of common stock and shares of preferred stock convertible into 19,684,700 shares of common stock to investors in the Investment. Assuming no options are exercised prior to the expiration of the rights offering and assuming all shares are sold in the rights offering, we expect approximately 8,560,567 shares of our common stock will be outstanding immediately after completion of the rights offering, assuming 3,000,000 shares of common stock are sold in the rights offering. In addition, up to 19,684,700 shares of common stock would be issuable to investors upon the conversion of the preferred stock sold by us in the first closing of the Investment.

The Securities Purchase Agreement provides that, to the extent the rights offering dilutes their ownership interests, four of the investors that participated in the Investment will have the option of purchasing additional shares of Company preferred stock at a second closing following the rights offering to permit them to maintain the ownership interest in the Company’s shares that those investors had immediately after the closing of the Investment.

Assuming that 3.0 million shares of common stock are sold in the rights offering, these four investors would have the ability to purchase up to a maximum of approximately $2.4 million worth of additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering. For more information on the conversion rights of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, see “Description of Capital Stock—Preferred Stock—Series C Preferred Stock—Conversion Rights,” “—Series D Preferred Stock—Conversion Rights” and “—Series E Preferred Stock.”

The issuance of shares of our common stock in the rights offering will further dilute, and thereby reduce, your proportionate ownership in our shares of common stock unless you fully exercise your basic subscription privilege and a certain level of your over-subscription privilege (to the extent sufficient shares are available through the over-subscription process).

How much will we receive in net proceeds from the rights offering?

We expect that the aggregate rights offering proceeds, net of expenses, to be $2,625,000. We intend to use the offering proceeds to further increase Community Bank—Wheaton/Glen Ellyn’s capital levels in accordance with the terms of its outstanding regulatory order and to further capitalize Community Financial Shares. See “Use of Proceeds.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment because the subscription agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase shares of the common stock in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Who should I contact if I have other questions?

If you have other questions regarding Community Financial Shares, Community Bank – Wheaton/Glen Ellyn or the rights offering, please contact our information agent, AST Phoenix Advisors, at (            )             -            (toll free), Monday through Friday (except bank holidays), between             :            a.m. and             :            p.m., Eastern Time. Banks and brokers may contact AST Phoenix Advisors at (            )             -            .

SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to exercise your subscription rights. You should carefully read this entire prospectus, including the information contained in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited consolidated financial statements and the accompanying notes for the year ended December 31, 2011, and our unaudited consolidated financial statements for the quarter ended September 30, 2012, in their entirety before you decide to exercise your subscription rights.

Company Information

Overview

Community Financial Shares is a registered bank holding company. The operations of Community Financial Shares and its banking subsidiary, Community Bank – Wheaton/Glen Ellyn, consist primarily of those financial activities common to the commercial banking industry, including but not limited to, demand, savings and time deposits, loans, mortgage loan origination for investors, cash management, electronic banking services, Internet banking services including bill payment, Community Investment Center services, and debit cards. Community Bank – Wheaton/Glen Ellyn serves a diverse customer base including individuals, businesses, governmental units, and institutional customers located primarily in Wheaton and Glen Ellyn and surrounding communities in DuPage County, Illinois. Community Bank – Wheaton/Glen Ellyn has banking offices in Glen Ellyn, and Wheaton, Illinois. All of the operating income of Community Financial Shares is attributable Community Bank-Wheaton/Glen Ellyn.

Community Financial Shares was incorporated in the State of Delaware in July 2000 as part of an internal reorganization whereby the stockholders of Community Bank—Wheaton/Glen Ellyn exchanged all of their Community Bank—Wheaton/Glen Ellyn Bank stock for all of the issued and outstanding stock of Community Financial Shares. The reorganization was completed in December 2000. As a result of the reorganization the former stockholders of Community Bank—Wheaton/Glen Ellyn acquired 100% of Community Financial Shares’ stock and Community Financial Shares acquired (and still holds) 100% of Community Bank—Wheaton/Glen Ellyn’s stock. The former Community Bank—Wheaton/Glen Ellyn stockholders received two shares of Community Financial Shares common stock for each share of Community Bank—Wheaton/Glen Ellyn common stock exchanged in the reorganization. Community Financial Shares was formed for the purpose of providing financial flexibility as a holding company for Community Bank—Wheaton/Glen Ellyn. At the present time, Community Financial Shares has no specific plans of engaging in any activities other than operating Community Bank—Wheaton/Glen Ellyn as a subsidiary.

Regulatory Matters

As previously disclosed, Community Bank – Wheaton/Glen Ellyn entered into a Stipulation and Consent to the Issuance of a Consent Order with the Federal Deposit Insurance Corporation and the Illinois Department of Financial and Professional Regulation on January 21, 2011, whereby Community Bank – Wheaton/Glen Ellyn consented to the issuance of a Consent Order (the “Order”) by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation, without admitting or denying that grounds exist for the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation to initiate an administrative proceeding against Community Bank – Wheaton/Glen Ellyn.

The Order requires Community Bank – Wheaton/Glen Ellyn to achieve Tier 1 capital at least equal to 8% of total assets and total capital at least equal to 12% of risk-weighted assets within 120 days. At September 30, 2012, these capital ratios were 2.9% and 5.5%, respectively. As a result, Community Bank – Wheaton/Glen Ellyn was deemed to be “undercapitalized” as of such date pursuant to the regulatory framework for prompt corrective action and is subject to the mandatory provisions of 12 U.S.C. § 1831o and 12 C.F.R. § 325 (subpart B). These provisions included, among other things, a requirement that Community Bank – Wheaton/Glen Ellyn submit a capital restoration plan to the Federal Deposit Insurance Corporation and restrictions on Community Bank – Wheaton/Glen Ellyn’s asset growth, acquisitions, new activities, new branches, payment of dividends, declaration of capital distributions and management fees.

The Order also required Community Bank – Wheaton/Glen Ellyn to take the following actions: ensure that Community Bank – Wheaton/Glen Ellyn has competent management in place in all executive officer positions; increase the participation of Community Bank – Wheaton/Glen Ellyn’s Board of Directors in the affairs of Community Bank – Wheaton/Glen Ellyn and in the approval of sound policies and objectives for the supervision of Community Bank – Wheaton/Glen Ellyn’s activities; establish a compliance program to monitor Community Bank – Wheaton/Glen Ellyn’s compliance with the Order; increase its allowance for loan losses after application of the funds necessary to effect the charge-off of certain adversely classified loans identified in the related Report of Examination of the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation (the “ROE”); implement a program for the maintenance of an adequate allowance for loan and lease losses; adopt a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2011; charge off from its books and records any loan classified as “loss” in the ROE; adopt a written plan to reduce Community Bank – Wheaton/Glen Ellyn’s risk position in each asset in excess of $500,000 which has been classified as “substandard” or “doubtful” in the ROE; cease extending additional credit to any borrower who is already obligated in any manner to Community Bank – Wheaton/Glen Ellyn on any extension of credit that has been charged off the books of Community Bank – Wheaton/Glen Ellyn or classified as “loss” in the ROE without the prior non-objection of the Federal Deposit Insurance Corporation; not pay any dividends to Community Financial Shares without prior regulatory approval; implement procedures for managing Community Bank – Wheaton/Glen Ellyn’s sensitivity to interest rate risk; provide Community Financial Shares with a copy of the Order; and submit quarterly progress reports to the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation regarding Community Bank – Wheaton/Glen Ellyn’s compliance with the Order.

We have been actively working to comply with the requirements of the Order, which will remain in effect until modified or terminated by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation. Any material failure to comply with the provisions of the Order could result in enforcement actions by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation.

In addition, on January 14, 2011, Community Financial Shares was notified by the Federal Reserve Bank of Chicago (the “FRB”) that the overall condition of Community Financial Shares and Community Bank – Wheaton/Glen Ellyn was less than satisfactory. As a result, Community Financial Shares must now obtain prior written approval from the FRB prior to, among other things, making any payments related to any outstanding trust preferred securities. Community Financial Shares was also required to downstream all remaining funds to Community Bank – Wheaton/Glen Ellyn with the exception of Community Financial Shares’ non-discretionary payments required to be made over the next twelve months. Additionally, Community Financial Shares was required to comply with (i) the provisions of Section 32 of the Federal Deposit Insurance Act and Section 225.71 of the Rules and Regulations of the Board of Governors of the Federal Reserve System with respect to the appointment of any new Company directors or the hiring or change in position of any Company senior executive officer and (ii) the restrictions on making “golden parachute” payments set forth in Section 18(k) of the Federal Deposit Insurance Act.

Closing of the Investment

On November 13, 2012, Community Financial Shares entered into the Securities Purchase Agreement pursuant to which the Company issued to investors in a private placement offering an aggregate of 4,315,300 shares of common stock at $1.00 per share, 133,411 shares of Series C Preferred Stock “) at $100.00 per share, 56,708 shares of Series D Preferred Stock at $100.00 per share and 6,728 shares of Series E Preferred Stock at $100.00 per share (the “Investment”). The closing of the Investment occurred on December 21, 2012.

In accordance with the terms of the Securities Purchase Agreement, the Company used a portion of the proceeds raised in the Investment to repay a $1.3 million loan facility with an independent third party bank for $900,000, and pursuant to an agreement between the U.S. Department of the Treasury (the “Treasury”) and the Company, the Company redeemed, for $3.7 million, its $6.9 million of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) issued to the Treasury, as well as accrued interest and dividends thereon, in connection with the Treasury’s Troubled Asset Relief Program (“TARP”) (such repurchase of Series A Preferred Stock and Series B Preferred Stock, the “TARP Repurchase”). Following the TARP Repurchase, the Series A Preferred Stock and Series B Preferred Stock are no longer outstanding, and accordingly the Company no longer expects to be subject to the restrictions imposed upon us by the terms of our Series A Preferred Stock, Series B Preferred Stock, or certain regulatory provisions of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act that are imposed on TARP recipients.

As a result of the Investment, the investors collectively own approximately             % of the Company’s outstanding voting securities. Pursuant to the terms of the Securities Purchase Agreement, we agreed to conduct a rights offering to our Pre-Investment Shareholders to provide the Pre-Investment Shareholders with the opportunity to purchase up to 3.0 million shares of our common stock at a purchase price per share equal to the conversion price of the Series C Preferred Stock (currently $1.00 which is the same price per share of common stock offered to investors in the Investment). The Securities Purchase Agreement provides that, to the extent the rights offering dilutes their voting or economic ownership interests, four of the investors will have the option of purchasing additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering to permit them to maintain both the voting and economic ownership interest in the Company that those investors had immediately after the closing of the Investment. Assuming that 3.0 million shares of common stock are sold in the rights offering, these four investors would have the ability to purchase up to a maximum of approximately $2.4 million worth of additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering.

Effective as of the closing of the Investment, Donald H. Wilson, Christopher Hurst, Daniel Strauss and Philip Timyan were appointed as advisory directors of the Company and the Bank pending the Company’s and the Bank’s receipt of all regulatory approvals required to appoint such individuals as directors of the Company and the Bank. Upon receipt of such regulatory approvals, in accordance with the terms of the Securities Purchase Agreement, Mr. Wilson will become Chairman of the Board of Directors of the Company and the Bank and Mr. Hurst, Mr. Strauss and Mr. Timyan will become full voting members of the Board of Directors of the Company and the Bank. On January 8, 2013, Donald H. Fischer retired as Chairman of the Board of Directors. Four additional directors of the Company and the Bank will resign so that the size of the Company’s and the Bank’s Board of Directors can be fixed at nine members in accordance with the terms of the Securities Purchase Agreement.

Available Information

The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website, at http://www.sec.gov, that contains the Company’s filed reports, proxy and information statements and other information that the Company files electronically with the SEC. Additionally, the Company makes these filings available, free of charge, on its website at http://www.cbwge.com as soon as reasonably practicable after the Company electronically files such materials with, or furnishes them to, the SEC. None of the information contained on, or that may be accessed through, the Company’s website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

Summary of Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right for each share of our common stock that you owned as of 5:00 p.m., Eastern Time, on December 20, 2012, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares.

Subscription Price	$1.00 per share.

Record Date	5:00 p.m., Eastern Time, on December 20, 2012.

Expiration of the Rights Offering	5:00 p.m., Eastern Time, on [EXPIRATION DATE]. We may extend the rights offering without notice to you until [EXPIRATION DATE #2].

Use of Proceeds	We expect the aggregate net proceeds from the rights offering to be $ . We intend to use the proceeds of the rights offering to invest in Community Bank—Wheaton/Glen Ellyn to further improve its regulatory capital position and to further capitalize Community Financial Shares.

Basic Subscription Privilege	The basic subscription privilege of each subscription right entitles you to purchase 2.4091 shares of our common stock at a subscription price of $1.00 per share.

Over-Subscription Privilege	In the event that you purchase all of the shares of our common stock available to you pursuant to your basic subscription privilege, you may also choose to subscribe for a portion of any shares of our common stock that are not purchased by our shareholders through the exercise of their basic subscription privileges. You may subscribe for shares of common stock pursuant to your over-subscription privilege, subject to the purchase and ownership limitations described below under the heading “Limitations on the Purchase of Shares.”

Limitations on the Purchase of Shares	Subject to the discretion of the board of directors, a person, together with certain related persons and associates, may not purchase a number of shares such that upon completion of the rights offering the person owns securities representing in excess of 4.9% of Community Financial Shares’ outstanding voting interests. Additionally, federal law generally requires prior regulatory approval for any person or persons acting in concert to acquire 10% or more of our voting securities. We will not issue shares of our common stock pursuant to the exercise of basic subscription rights or over-subscription rights, or to any person or entity who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of [EXPIRATION DATE], such clearance or approval has not been obtained and/or any applicable waiting period has not expired.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be quoted on the “pink sheets” by the OTC Markets Group, Inc. or on any other stock exchange or market.

No Board Recommendation	Our board of directors is making no recommendation regarding your exercise of your subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Concurrent Private Offering	We may enter into investor agreements with certain institutional investors and high net worth individuals, pursuant to which such investors will agree to purchase, in a concurrent private offering to be closed after the conclusion of the rights offering, either a minimum number of common shares, or a certain number of the remaining common shares that are not purchased through the exercise of rights, or both. The maximum number of common shares to be issued by us in the rights offering and the subsequent private offering will not exceed 3,000,000 common shares.

Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $1.00 per share.

Purchase Intentions of Our Directors and Officers	Our directors and executive officers as a group, together with their affiliates, have indicated their intention to exercise rights to purchase, in the aggregate, 32,000 shares of our common stock in the rights offering.

Maximum Offering	The rights offering is subject to a limit of offering proceeds of $3.0 million.

Purchase Intentions of Our Directors and Officers	On December 21, 2012, 13 of our directors and executive officers invested $1.2 million in Community Financial Shares through their purchase of 862,066 shares of common stock and 3,000 shares of preferred stock in the Investment. Accordingly, our directors and executive officers do not intend to participate in the rights offering.

Material U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances.

Extension and Cancellation	Although we do not presently intend to do so, we have the option to extend the rights offering expiration date, but in no event will we extend the rights offering beyond [EXPIRATION DATE #2]. Our board of directors may cancel the rights offering at any time. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be promptly returned, without interest.

Information Agent Subscription Agent	AST Phoenix Advisors IST Shareholder Services

Shares Outstanding Before the Rights Offering	1,245,267 shares of our common stock were outstanding as of December 20, 2012.

Shares Outstanding After Completion of the Rights Offering

As of December 20, 2012, we had 1,245,267 shares of our common stock issued and outstanding. On December 21, 2012, the date following the record date for the rights offering, we issued an additional 4,315,300 shares of common stock and shares of preferred stock convertible into 19,684,700 shares of common stock to investors in the Investment. Assuming no options are exercised prior to the expiration of the rights offering and assuming an aggregate of 3,000,000 shares are sold in the rights offering and in the concurrent private offering, we expect approximately 8,560,567 shares of our common stock will be outstanding immediately after completion of the rights offering, assuming 3,000,000 shares of common stock are sold in the rights offering. In addition, up to 19,684,700 shares of common stock would be issuable to investors upon the conversion of the preferred stock sold by us in the first closing of the Investment and, assuming that 3.0 million shares of common stock are sold in the rights offering, four investors will have the ability to purchase up to a maximum of approximately $2.4 million worth of additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering.

Each share of Series C Preferred Stock is convertible immediately, at the sole discretion of the holder of such shares, initially into 100 shares of Company common stock. The Series D Preferred Stock and Series E Preferred Stock is convertible into shares of Series C Preferred Stock on a one-for-one basis provided that no such conversion results in any person, together with its affiliates, holding more than a 9.99% or 4.99% voting ownership interest, respectively, in the Company (excluding for the purposes of this calculation any reduction in ownership resulting from transfers by such person of voting securities of the Company). In addition, each share of Series D Preferred Stock and Series E Preferred Stock is convertible into 100 shares of Company common stock, but only in connection with certain permitted transfers of the Series D Preferred Stock and Series E Preferred Stock as provided in the respective Certificates of Designations of the Powers, Preferences and Rights of the Series D Preferred Stock and Series E Preferred Stock. For more information on the conversion of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, see “Description of Capital Stock—Preferred Stock—Series C Preferred Stock—Conversion Rights,” “—Series D Preferred Stock—Conversion Rights” and “—Series E Preferred Stock.”

Trading Symbol	Shares of our common stock are currently quoted on the “pink sheets” by the OTC Markets Group, Inc. under the symbol “CFIS.”

Risk Factors	Before you exercise your subscription rights to purchase shares of our common stock, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” of this prospectus, and the risks that we have highlighted in other sections of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in this prospectus before you decide to exercise your subscription rights to purchase shares of our common stock.

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risks described below, together with the other information contained in this prospectus before making a decision to invest in our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

A return to recessionary conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which would lead to lower revenue, higher loan losses and lower earnings.

Following a national home price peak in mid-2006, falling home prices and sharply reduced sales volumes, along with the collapse of the United States’ subprime mortgage industry in early 2007, significantly contributed to a recession that officially lasted until June 2009, although the effects continued thereafter. Dramatic declines in real estate values and high levels of foreclosures resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. Concerns over the United States’ credit rating (which was recently downgraded by Standard & Poor’s), the European sovereign debt crisis, and continued high unemployment in the United States, among other economic indicators, have contributed to increased volatility in the capital markets and diminished expectations for the economy.

A return of recessionary conditions and/or continued negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our loans and investments, and our ongoing operations, costs and profitability. Further declines in real estate values and sales volumes and continued high unemployment levels may result in higher than expected loan delinquencies, increases in our levels of nonperforming and classified assets and a decline in demand for our products and services. These negative events may cause us to incur losses and may adversely affect our capital, liquidity, and financial condition.

Our provision for loan losses has increased substantially during recent years and we may be required to make further additions to our allowance for loan losses and to charge-off additional loans in the future, especially due to our level of nonperforming assets. Further, our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.

Our allowance for loan losses was $5.3 million, representing 2.63% of total loans, as of September 30, 2012, compared to an allowance of $8.9 million, or 4.3% of total loans, as of December 31, 2011, $7.7 million, or 3.4% of total loans, at December 31, 2010 and $4.8 million, or 2.0% of total loans, at December 31, 2009. Our nonperforming assets have also increased to $23.1 million, or 7.1% of total assets, at December 31, 2011 from $3.0 million, or 1.0% of total assets, at December 31, 2008. The increase in nonperforming assets was primarily due to the weakened economy and the softening real estate market and the impact of such on our borrowers and the properties securing our loans. If the economy and/or the real estate market remains unchanged or further weakens, we may be required to add further provisions to our allowance for loan losses as nonperforming assets could continue to increase or the value of the collateral securing loans may be insufficient to cover any remaining net loan balance, which could have a negative effect on our results of operations.

Like all financial institutions, we maintain an allowance for loan losses to provide for loans in our portfolio that may not be repaid in their entirety. We believe that our allowance for loan losses is maintained at a level adequate to absorb probable losses inherent in our loan portfolio as of the corresponding balance sheet date. However, our allowance for loan losses may not be sufficient to cover actual loan losses, and future provisions for loan losses could materially adversely affect our operating results. In evaluating the adequacy of our allowance for loan losses, we consider such factors as changes in the types and amount of loans in the loan portfolio, historical loss experience, adverse situations that may affect a borrower’s ability to repay, estimated value of any underlying collateral, personal guarantees, estimated losses relating to specifically identified loans, and current economic conditions. This evaluation is inherently subjective as it requires material estimates including, among others, exposure at default, amount and timing of expected future cash flows on affected loans, value of collateral, personal guarantees, estimated losses on specific loans, as well as consideration of general loss experience. All of these estimates may be susceptible to significant change. While management uses the best information available at the time to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance. Our estimates of the risk of loss and the amount of loss on any loan are complicated by the significant uncertainties surrounding our borrowers’ abilities to successfully execute their business models through changing economic environments, the competitive challenges they face, and the effect of current and future economic conditions on collateral values and other factors. Because of the degree of uncertainty and susceptibility of these factors to change, our actual losses may vary materially from our current estimates.

The Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation, as an integral part of their examination process, periodically review our allowance for loan losses and may require us to increase our allowance for loan losses by recognizing additional provisions for loan losses charged to expense, or to decrease our allowance for loan losses by recognizing loan charge-offs. Any such additional provisions for loan losses or charge-offs, as required by these regulatory agencies, could have a material adverse effect on our financial condition and results of operations.

A continued deterioration in national and local economic conditions may negatively impact our financial condition and results of operations.

We currently are operating in a challenging and uncertain economic environment, both nationally and in the local markets that we serve. Financial institutions continue to be affected by sharp declines in financial and real estate values. Continued declines in real estate values and home sales, and an increase in the financial stress on borrowers stemming from an uncertain economic environment, including rising unemployment, could have an adverse effect on our borrowers or their customers, which could adversely impact the repayment of the loans we have made. The overall deterioration in economic conditions also could subject us to increased regulatory scrutiny. In addition, a prolonged recession, or further deterioration in local economic conditions, could result in an increase in loan delinquencies; an increase in problem assets and foreclosures; and a decline in the value of the collateral for our loans. Furthermore, a prolonged recession or further deterioration in local economic conditions could drive the level of loan losses beyond the level we have provided for in our loan loss allowance, which could necessitate increasing our provision for loan losses, which would reduce our earnings. Additionally, the demand for our products and services could be reduced, which would adversely impact our liquidity and the level of revenues we generate.

We are required to comply with the terms of a consent order issued by the Federal Deposit Insurance Corporation and the Illinois Department of Financial and Professional Regulation and lack of compliance could result in monetary penalties and/or additional regulatory actions.

We have entered into the Order with the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation, without admitting or denying that grounds exist for the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation to initiate an administrative proceeding against Community Bank – Wheaton/Glen Ellyn. The Order is a formal corrective action pursuant to which we have agreed to address specific areas through the adoption and implementation of procedures, plans and policies designed to enhance the safety and soundness of Community Bank – Wheaton/Glen Ellyn Bank. These affirmative actions include, but are not limited to, increased Board participation and the implementation of plans to address capital, sensitivity to interest rate risk, charge-offs and the disposition of assets.

The Order specifies certain timeframes for meeting these requirements, and we must furnish periodic progress reports to the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation regarding our compliance with the provisions of the Order. Specifically, the Order requires Community Bank – Wheaton/Glen Ellyn to achieve Tier 1 capital at least equal to 8% of total assets and total capital at least equal to 12% of risk-weighted assets within 120 days. At September 30, 2012, these capital ratios were 2.9% and 5.5%, respectively. As a result, Community Bank – Wheaton/Glen Ellyn was deemed to be “undercapitalized” as of such date pursuant to the regulatory framework for prompt corrective action and is subject to the mandatory provisions of 12 U.S.C. § 1831o and 12 C.F.R. § 325 (subpart B). These provisions include, among other things, a requirement that Community Bank – Wheaton/Glen Ellyn submit a capital restoration plan to the Federal Deposit Insurance Corporation and restrictions on Community Bank – Wheaton/Glen Ellyn’s asset growth, acquisitions, new activities, new branches, payment of dividends, declaration of capital distributions and management fees.

Although the Investment provided us with additional capital, the Order will remain in effect until modified or terminated by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation. If we fail to comply with the Order, the Federal Deposit Insurance Corporation and/or Illinois Department of Financial and Professional Regulation may pursue the assessment of civil money penalties against us and our officers and directors and may seek to enforce the terms of the Order through court proceedings.

Our ability to utilize capital distributions from Community Bank – Wheaton/Glen Ellyn, and these distributions are subject to regulatory limits and other restrictions.

A source of our income from which we could service our debt and pay our obligations is the receipt of dividends from Community Bank – Wheaton/Glen Ellyn. Pursuant to the Order, Community Bank – Wheaton/Glen Ellyn is required to obtain prior regulatory approval of the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation before making dividend payments to us. In the event that Community Bank – Wheaton/Glen Ellyn is unable to obtain regulatory approval to pay dividends to us, we may not be able to service our debt or pay our obligations. The inability to receive dividends from Community Bank – Wheaton/Glen Ellyn may adversely affect our business, financial condition, results of operations, and prospects.

Our ability to fully utilize our net deferred tax assets in future periods could be impaired, which will negatively impact our financial condition and results of operations.

At September 30, 2012 and December 30, 2011, our net deferred tax assets totaled zero as compared to $5.2 million as of December 31, 2010. During the year ended December 31, 2011, our management determined that realization of a portion of our net deferred tax assets was not more likely than not to occur. As a result, we incurred a non-cash income tax expense of $7.4 million related to a valuation allowance on deferred tax assets in 2011. If we are unable to continue to generate, or demonstrate that we can continue to generate, sufficient taxable income in the near future, then we may not be able to fully realize the benefits of our deferred tax assets and may be required to recognize an additional valuation allowance if it is more likely than not that some portion of our deferred tax assets will not be realized. In each future accounting period, our management will consider both positive and negative evidence when considering our ability to utilize our net deferred tax assets. Any subsequent reduction in the valuation allowance would lower the amount of income tax expense recognized in our consolidated statements of operations in future periods and would negatively impact our financial condition and results of operations.

We may not be able to maintain and manage our growth, which may adversely affect our results of operations and financial conditions and the value of our common stock.

Our strategy has been to increase the size of our company by opening new offices and by pursuing business development opportunities. We have grown rapidly since we commenced operations. We can provide no assurance that we will continue to be successful in increasing the volume of loans and deposits at acceptable risk levels and upon acceptable terms while managing the costs and implementation risks associated with our growth strategy. There can be no assurance that our further expansion will be profitable or that we will continue to be able to sustain our historical rate of growth, either through internal growth or through successful expansion of our markets, or that we will be able to maintain capital sufficient to support our continued growth. If we grow too quickly, however, and are not able to control costs and maintain asset quality, rapid growth also could adversely affect our financial performance.

We are subject to credit risks in connection with the concentration of adjustable rate loans in our portfolio.

A majority of our loans held for investment are adjustable rate loans. Borrowers with adjustable rate mortgage loans are exposed to increased monthly payments when the related mortgage interest rate adjusts upward under the terms of the loan from the initial fixed rate or low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. Any rise in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans, increasing the possibility of default. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. In addition, a decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may also find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, along or in combination, may contribute to higher delinquency rates and negatively impact earnings.

Fluctuations in interest rates could reduce our profitability and affect the value of our assets.

Short-term market interest rates (which we use as a guide to price our deposits) have until recently risen from historically low levels, while longer-term market interest rates (which we use as a guide to price our longer-term loans) have not. This “flattening” of the market yield curve has had a negative impact on our interest rate spread and net interest margin. For the nine months ended September 30, 2012 and for the years ended December 31, 2011 and 2010 our net interest margin was 3.38%, 3.64% and 3.42%, respectively. If short-term interest rates rise, and if rates on our deposits re-price upwards faster than the rates on our long-term loans and investments, we would experience compression of our interest rate spread and net interest margin, which would have a negative effect on our profitability. During 2008, however, the U.S. Federal Reserve decreased its target for the federal funds rate to a range of zero to 0.25%. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to redeploy such loan or securities proceeds into lower-yielding assets, which might also negatively impact our income.

Our emphasis on commercial and construction lending may expose us to increased lending risks.

At September 30, 2012, our loan portfolio included $96.1 million, or 48.2% of commercial real estate loans, $2.5 million, or 1.2% of construction loans and $26.2 million, or 13.1% of commercial loans. We intend to continue to increase our emphasis on the origination of commercial type lending. However, this type of loan generally exposes a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation of the property, the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Commercial loans expose us to additional risks since they typically are made on the basis of the borrower’s ability to make repayments from the cash flow of the borrower’s business and are secured by non-real estate collateral that may depreciate over time. In addition, since such loans generally entail greater risk than one- to four-family residential mortgage loans, we may need to increase our allowance for loan losses in the future to account for the likely increase in probable incurred credit losses associated with the growth of such loans. Also, many of our commercial borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan.

Increased and/or special Federal Deposit Insurance Corporation assessments will hurt our earnings.

The recent economic recession has caused a high level of bank failures, which has dramatically increased Federal Deposit Insurance Corporation resolution costs and led to a significant reduction in the balance of the Deposit Insurance Fund. As a result, the Federal Deposit Insurance Corporation has significantly increased the initial base assessment rates paid by financial institutions for deposit insurance. Increases in the base assessment rate have increased our deposit insurance costs and negatively impacted our earnings. In lieu of imposing an additional special assessment, the Federal Deposit Insurance Corporation required all institutions to prepay their assessments for all of 2010, 2011 and 2012, which for us totaled $2.3 million. Additional increases in the base assessment rate or additional special assessments would negatively impact our earnings.

Regulatory reform may have a material impact on our operations.

On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act restructures the regulation of depository institutions. The Dodd-Frank Act contains several provisions that will have a direct impact on the operations of Community Financial Shares and Community Bank – Wheaton/Glen Ellyn. The legislation contains changes to the laws governing, among other things, Federal Deposit Insurance Corporation assessments, mortgage originations, holding company capital requirements and risk retention requirements for securitized loans. The Dodd-Frank Act also provides for the creation of a new agency, the Consumer Financial Protection Bureau, as an independent bureau of the Federal Reserve Board, to take over the implementation of federal consumer financial protection and fair lending laws from the depository institution regulators. However, institutions of $10 billion or fewer in assets will continue to be examined for compliance with such laws and regulations by, and subject to the primary enforcement authority of, the prudential regulator rather than the Consumer Financial Protection Bureau. The Dodd-Frank Act contains various other provisions designed to enhance the regulation of depository institutions and prevent the recurrence of a financial crisis such as occurred in 2008 and 2009. The full impact of the Dodd-Frank Act on our business and operations will not be known for years until regulations implementing the statute are written and adopted. However, the Dodd-Frank Act may have a material impact on our operations, particularly through increased regulatory burden and compliance costs.

We need to generate liquidity to fund our lending activities.

We must have adequate cash or borrowing capacity to meet our customers’ needs for loans and demand for their deposits. We generate liquidity primarily through the origination of new deposits. We also have access to secured borrowings, Federal Home Loan Bank borrowings and various other lines of credit. The inability to increase deposits or to access other sources of funds would have a negative effect on our ability to meet customer needs, could slow loan growth and could adversely affect our results of operations.

Our profitability depends significantly on economic conditions in our market.

Our success depends to a large degree on the general economic conditions in our market areas. The local economic conditions in these areas have a significant impact on the amount of loans that we make to our borrowers, the ability of our borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would impact these local economic conditions and could negatively affect our financial condition and performance.

If we experience greater loan losses than anticipated, it will have an adverse effect on our net income.

While the risk of nonpayment of loans is inherent in banking, if we experience greater nonpayment levels than we anticipate, our earnings and overall financial condition, as well as the value of our common stock, could be adversely affected.

We cannot assure you that our monitoring procedures and policies will reduce certain lending risks or that our allowance for loan losses will be adequate to cover actual losses. In addition, as a result of the growth in our loan portfolio, loan losses may be greater than management’s estimates. Loan losses can cause insolvency and failure of a financial institution and, in such an event, our shareholders could lose their entire investment. In addition, future provisions for loan losses could materially and adversely affect our profitability. Any loan losses will reduce the loan loss allowance. A reduction in the loan loss allowance will be restored by an increase in our provision for loan losses. This would reduce our earnings which could have an adverse effect on our stock price.

If we lose key employees with significant business contacts in our market area, our business may suffer.

Our success is largely dependent on the personal contacts of our officers and employees in our market area. If we lose key employees temporarily or permanently, our business could be hurt. We could be particularly hurt if our key employees went to work for our competitors. Our future success depends on the continued contributions of our existing senior management personnel.

In order to be profitable, we must compete successfully with other financial institutions which have greater resources than we do.

The banking business in the Chicago metropolitan area, in general, is extremely competitive. Several of our competitors are larger and have greater resources than we do and have been in existence a longer period of time. We must overcome historical bank-customer relationships to attract customers away from our competition. We compete with the following types of institutions: other commercial banks, savings banks, thrifts, credit unions, consumer finance companies, securities brokerage firms, mortgage brokers, insurance companies, mutual funds and trust companies. Some of our competitors are not regulated as extensively as we are and, therefore, may have greater flexibility in competing for business. Some of these competitors are subject to similar regulation but have the advantage of larger established customer bases, higher lending limits, extensive branch networks, numerous automated teller machines, greater advertising-marketing budgets or other factors.

Our legal lending limit is determined by law. The size of the loans which we offer to our customers may be less than the size of the loans than larger competitors are able to offer. This limit may affect to some degree our success in establishing relationships with the larger businesses in our market.

New or acquired branch facilities and other facilities may not be profitable.

We may not be able to correctly identify profitable locations for new branches and the costs to start up new branch facilities or to acquire existing branches, and the additional costs to operate these facilities, may increase our non-interest expense and decrease earnings in the short term. It may be difficult to adequately and profitably manage our growth through the establishment of these branches. In addition, we can provide no assurance that these branch sites will successfully attract enough deposits to offset the expenses of operating these branch sites. Any new branches will be subject to regulatory approval, and there can be no assurance that we will succeed in securing such approvals.

Government regulations may prevent or impair our ability to pay dividends, engage in additional acquisitions or operate in other ways.

Current and future legislation and the policies established by federal and state regulatory authorities will affect our operations. We are subject to supervision and periodic examination by the Federal Deposit Insurance Corporation as well as the Illinois Department of Financial and Professional Regulation. Our principal subsidiary, Community Bank-Wheaton/ Glen Ellyn, as a state chartered commercial bank, is also subject to regulation and examination by the Federal Deposit Insurance Corporation and the Illinois Department of Financial and Professional Regulation. Banking regulations are designed primarily for the protection of depositors rather than stockholders, and they may limit our growth and the return to you as an investor by restricting its activities, such as: the payment of dividends to stockholders; possible transactions with or acquisitions by other institutions; desired investments; loans and interest rates; interest rates paid on deposits; the possible expansion of branch offices; and the ability to provide securities or trust services. We are registered with the Federal Reserve Board as a bank holding company. We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on our business. The cost of compliance with regulatory requirements may adversely affect our ability to operate profitably.

Our stock trading volume has been low compared to larger bank holding companies. Accordingly, the value of your common stock may be subject to sudden decreases due to the volatility of the price of our common stock.

Although our common stock trades on the “pink sheets” by the OTC Markets Group, Inc., it is not traded as regularly as the common stock of larger bank holding companies listed on other stock exchanges, such as the New York Stock Exchange, the Nasdaq Stock Market or the American Stock Exchange. We cannot predict the extent to which investor interest in us will lead to a more active trading market in our common stock or how liquid that market might become. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of our common stock at any given time, which presence is dependent upon the individual decisions of investors, over which we have no control.

The market price of our common stock may be highly volatile and subject to wide fluctuations in response to numerous factors, including, but not limited to, the factors discussed in other risk factors and the following: actual or anticipated fluctuations in our operating results; changes in interest rates; changes in the legal or regulatory environment in which we operate; press releases, announcements or publicity relating to us or our competitors or relating to trends in our industry; changes in expectations as to our future financial performance, including financial estimates or recommendations by securities analysts and investors; future sales of our common stock; changes in economic conditions in our marketplace, general conditions in the U.S. economy, financial markets or the banking industry; and other developments affecting our competitors or us.

These factors may adversely affect the trading price of our common stock, regardless of our actual operating performance. In addition, the stock markets, from time to time, experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock, regardless of our trading performance.

We may become liable for liquidated damages to certain shareholders if we fail to register the resale of their shares, and maintain the effectiveness of the registration statement filed by us, with the Securities and Exchange Commission.

Pursuant to the terms of a Registration Rights Agreement, dated as of November 13, 2012, we are required to file and maintain the effectiveness of a resale registration statement with the Securities and Exchange Commission with respect to the aggregate amount of shares of common stock issuable upon the conversion of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (subject to certain limitations set forth in the Registration Rights Agreement). A resale registration statement must be filed within 30 days after each closing of the Investment and must be declared effective (i) within 90 days of each closing of the Investment in the event the Securities and Exchange Commission does not review the registration statement or (ii) within 120 days of each closing of the Investment in the event the Securities and Exchange Commission reviews the registration statement. Failure to meet these deadlines, as well as certain other events, may result in our being obligated to pay holders of registrable securities liquidated damages on each event date and each monthly anniversary of such event until the applicable event is cured. The liquidated damages would equal 1.5% of the aggregate purchase price paid by the holder pursuant to the Securities Purchase Agreement for any registrable securities held by such holder on the event date.

We rely on technology to conduct many transactions with our customers and are therefore subject to risks associated with systems failures, interruptions or breaches of security.

Communications and information systems are essential to the conduct of our business, as we use such systems to manage our customer relationships, our general ledger, our deposits, and our loans. While we have established policies and procedures to prevent or limit the impact of systems failures, interruptions, and security breaches, there can be no assurance that such events will not occur or that they will be adequately addressed if they do. In addition, any compromise of our security systems could deter customers from using our website and our online banking services, both of which involve the transmission of confidential information. Although we rely on commonly used security and processing systems to provide the security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security.

In addition, we outsource certain of our data processing to certain third-party providers. If our third-party providers encounter difficulties, or if we have difficulty in communicating with them, our ability to adequately process and account for customer transactions could be affected, and our business operations could be adversely impacted. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any systems failure, interruption, or breach of security could damage our reputation and result in a loss of customers and business, could subject us to additional regulatory scrutiny, or could expose us to civil litigation and possible financial liability. Any of these occurrences could have a material adverse effect on our financial condition and results of operations.

Risks Related to the Rights Offering

The future price of the shares of common stock may be less than the $1.00 purchase price per share in the rights offering.

If you exercise your subscription rights to purchase shares of common stock in the rights offering, you may not be able to sell them later at or above the $1.00 purchase price in the rights offering. The actual market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for other financial stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as downturns in our economy and recessions.

Once you exercise your subscription rights, you may not revoke them. If you exercise your subscription rights and, afterwards, the public trading market price of our shares of common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss. Our common stock is quoted on the “pink sheets” by the OTC Markets Group, Inc. under the ticker symbol “CFIS,” and the last reported sales price of our common stock on the “pink sheets” on             , 2013 was $            per share. We cannot assure you that the market price of our shares of common stock will not decline after you exercise your subscription rights. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your common stock at a price equal to or greater than the subscription price.

The subscription price determined for the rights offering is not an indication of the fair value of our common stock.

The per share subscription price is not necessarily related to our book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. After the date of this prospectus, our shares of common stock may trade at prices below the subscription price.

Stockholders may face significant dilution as a result of the rights offering.

Other than stockholders who purchase sufficient shares of our common stock in the rights offering, including the exercise of over-subscription rights to the extent sufficient shares are available to maintain their proportionate ownership interest, the issuance of shares of our common stock in the rights offering would dilute, and thereby reduce, each existing stockholder’s proportionate ownership interest in our shares of common stock. The dilutive effect of the rights offering may have an adverse impact on the market price of Community Financial Shares’ common stock.

You may not revoke your exercise of rights; we may terminate the rights offering.

Once you have exercised your subscription rights, you may not revoke your exercise even if you learn information about us that you consider to be unfavorable. We may terminate the rights offering at our discretion. If we terminate the rights offering, neither we nor the subscription agent will have any obligation to you with respect to the rights except to return any payment received by the subscription agent, without interest or penalty.

You will not be able to sell the shares you buy in the rights offering until you receive your stock certificates or your account is credited with the shares of common stock.

If you purchase shares of our common stock in the rights offering by submitting a rights certificate and payment, we will mail you a stock certificate as soon as practicable after [EXPIRATION DATE], or such later date as to which the rights offering may be extended. If your shares are held by a custodian bank, broker, dealer or other nominee and you purchase shares of our common stock, your account with your nominee will be credited with the shares of common stock you purchased in the rights offering as soon as practicable after the expiration of the rights offering, or such later date as to which the rights offering may be extended. Until your stock certificates have been delivered or your account is credited, you may not be able to sell your shares even though the common stock issued in the rights offering will be quoted on the “pink sheets” by the OTC Markets Group, Inc. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

Our common stock has substantially less liquidity than other publicly traded companies.

Our common stock has substantially less liquidity than other publicly traded companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This marketplace depends on the individual decisions of investors and general economic and market conditions over which we have no control. This limited market may affect your ability to sell your shares on short notice, and the sale of a large number of shares at one time could temporarily depress the market price of our common stock. For these reasons, our common stock should not be viewed as a short-term investment.

The market price of our common stock may fluctuate in the future, and this volatility may be unrelated to our performance. General market price declines or overall market swings in the future could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices.

We have broad discretion in the use of proceeds of the rights offering.

Other than an investment in Community Bank—Wheaton/Glen Ellyn, we have not designated the anticipated net proceeds of the rights offering for specific uses. Accordingly, our management will have considerable discretion in the application of the net proceeds of the rights offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. See “Use of Proceeds.”

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Basis of Presentation

The unaudited pro forma consolidated balance sheet table for September 30, 2012, and the pro forma income statements and earnings per share tables for the fiscal year ended December 31, 2011 and the nine months ended September 30, 2012 presented below have been prepared by management to illustrate the impact of:

•	the shareholder approval of an increase in the number of shares of common stock authorized to be issued from 5,000,000 shares to 75,000,000 shares;

•	the issuance of $24.0 million in shares of common stock and preferred stock in the Investment pursuant to the Securities Purchase Agreement;

•	the repayment of the Company’s $1.3 million loan facility with an independent third party bank and the TARP Repurchase;

•

the rights offering required by the Securities Purchase Agreement and the concurrent private offering whereby shareholders of the Company and other investors are entitled to purchase up to an aggregate of 3,000,000 shares of common stock at a subscription price of $1.00 per share; and

•	the issuance of up to an additional $2.4 million in shares of preferred stock to certain investors in the second closing of the Investment pursuant to the Securities Purchase Agreement.

Pro Forma Consolidated Balance Sheets (Unaudited)

The following table presents the Company’s unaudited pro forma consolidated balance sheet adjusted for the pro forma impacts of the shareholder approval of an increase in the number of shares of common stock authorized to be issued from 5,000,000 shares to 75,000,000 shares, the issuance of common stock and preferred stock to investors in accordance with the Securities Purchase Agreement, the repayment of the Company’s $1.3 million loan facility with an independent third party bank and the TARP Repurchase, a fully subscribed rights offering and the issuance of $2.4 million of preferred stock and common stock to certain investors in connection with the second closing of the Investment for the periods shown. The pro forma consolidated balance sheet as of September 30, 2012 assumes that the foregoing transactions occurred on September 30, 2012.

	September 30,	Adjustments for Investment, Loan Facility Repayment and	September 30,	Adjustments	Adjustments for Second	September 30,
	2012	TARP	2012	for Rights	Closing of	2012
	(As Reported)	Repurchase(1)	(As Adjusted)	Offering	Investment	(Pro Forma)
Assets
Cash and due from banks	$4,498	$17,839	$22,337	$2,775	$2,400	$27,512
Interest-bearing deposits	41,949	—	41,949	—	—	41,949

Cash and cash equivalents	46,447	17,839	64,286	2,775	2,400	69,461
Interest-bearing time deposits	1,941	—	1,941	—	—	1,941
Securities available for sale	50,857	—	50,857	—	—	50,857
Loans held for sale	3,651	—	3,651	—	—	3,651
Loans, less allowance for loan losses of $5,309	194,217	—	194,217	—	—	194,217
Foreclosed assets	11,078	—	11,078	—	—	11,078
Federal Home Loan Bank stock	1,895	—	1,895	—	—	1,895
Premises and equipment, net	14,871	—	14,871	—	—	14,871
Cash value of life insurance	6,362	—	6,362	—	—	6,362
Interest receivable and other assets	2,859	(1,100)	1,759	—	—	1,759

Total assets	$334,178	$16,739	$350,917	$2,775	$2,400	$356,092

Liabilities and Stockholders’ Equity
Deposits	$307,430	$—	$307,430	$—	$—	$307,430
Federal Home Loan Bank advances	13,000	—	13,000	—	—	13,000
Other borrowings	1,300	(1,300))	—	—	—	—
Subordinated debentures	3,609	—	3,609	—	—	3,609
Interest payable and other liabilities	3,354	(814)	2,540	—	—	2,540

Total liabilities	328,693	(2,114)	326,579	—	—	326,579
Commitments and contingencies
Stockholders’ equity
Common stock, no par value	—	—	—	—	—	—
Preferred stock, $1.00 par value	7	183	190	—	—	190
Paid-in capital	12,097	14,167	26,264	2,775	2,400	31,439
Accumulated deficit	(7,326)	4,503	(2,823)	—	—	(2,823)
Accumulated other comprehensive income	707	—	707	—	—	707

Total stockholders’ equity	5,485	18,853	24,338	2,775	2,400	29,513

Total liabilities and stockholders’ equity	$334,178	$16,739	$350,917	$2,775	$2,400	$356,092

(1)	Adjustments in this column reflect the accounting for cash proceeds from the Investment, the repayment of the Company’s $1.3 million loan facility with an independent third party bank and the TARP Repurchase, and estimated fair value adjustments and purchase price allocation as of September 30, 2012. The Company is currently in the process of performing its valuation of the balance sheet as of the Investment date, and expects to finalize the valuation and complete the purchase price allocation as soon as practicable but no later than one year from the Investment date. Fair value adjustments that will be recorded as of the Investment date may differ significantly from estimates used herein for the pro forma balance sheet as of September 30, 2012.
(2)	Adjustments to cash for the Investment and TARP Repurchase were calculated as follows:

Proceeds from the Investment	$24,000,000
TARP preferred stock repurchase	3,670,000
Transaction costs associated with Investment	2,500,000

(3)	Adjustment reflects net cash proceeds received by the Company as a result of the rights offering as follows:

Proceeds from the rights offering	$3,000,000
Estimated transaction costs from rights offering	225,000

Pro Forma Income Statements and Earnings Per Share (Unaudited)

The following table presents the Company’s unaudited pro forma income statements and earnings per share adjusted for the pro forma impacts of the shareholder approval of an increase in the number of shares of common stock authorized to be issued from 5,000,000 shares to 75,000,000 shares, the issuance of common stock and preferred stock to investors in accordance with the Securities Purchase Agreement, the repayment of the Company’s $1.3 million loan facility with an independent third party bank and the TARP Repurchase, a fully subscribed rights offering and the issuance of $2.4 million of preferred stock and common stock to certain investors in connection with the second closing of the Investment for the periods shown. The pro forma income statements and earnings per share as of December 31, 2011 and September 30, 2012 assume that the foregoing transactions occurred on December 31, 2011 and September 30, 2012, respectively.

	Year Ended	Adjustments for Investment, Loan Facility Repayment and	Year Ended	Adjustments	Adjustments for Second	Year Ended
	December 31, 2011	TARP	December 31, 2011	for Rights	Closing of	December 31, 2011
	(As Reported)	Repurchase	(As Adjusted)	Offering	Investment	(Pro Forma)
Interest and dividend income
Interest and fees on loans	$11,731	$—	$11,731	$—	$—	$11,731
Securities
Taxable	989	—	989	—	—	989
Exempt from federal income tax	437	—	437	—	—	437
Federal Home Loan Bank dividends and other	121	—	121	—	—	121

Total interest income	13,278	—	13,278	—	—	13,278

Interest expense
Deposits	2,041	—	2,041	—	—	2,041
Federal Home Loan Bank advances and other borrowing funds	399	(78)	321	—	—	321
Subordinated debentures	71	—	71	—	—	71

Total interest expense	2,511	—	2,433	—	—	2,433

Net interest income	10,767	—	10,845	—	—	10,845
Provision for loan losses	6,171	—	6,171	—	—	6,171

Net interest income after provision for loan losses	4,596	—	4,674	—	—	4,674

Noninterest income
Service charges on deposit accounts	423	—	423	—	—	423
Gain on sale of loans	722	—	722	—	—	722
Write-down on foreclosed assets	(901)	—	(901)	—	—	(901)
Gain (loss) on sale of foreclosed assets	69	—	69	—	—	69
Gain on extinguishment of debt	—	400	400	—	—	400
Gain on sale of securities	104	—	104	—	—	104
Increase in cash surrender value of bank-owned life insurance	243	—	243	—	—	243
Other service charges and fees	957	—	957	—	—	957

Total noninterest income	1,617	400	2,017	—	—	2,017

Noninterest expense
Salaries and employee benefits	5,632	—	5,632	—	—	5,632
Net occupancy expense	880	—	880	—	—	880
Equipment expense	498	—	498	—	—	498
Data processing	1,185	—	1,185	—	—	1,185
Advertising and marketing	277	—	277	—	—	277
Professional fees	1,053	—	1,053	—	—	1,053
FDIC premiums	1,217	—	1,217	—	—	1,217
Other real estate owned expenses	511	—	511	—	—	511
Other operating expenses	1,309	—	1,309	—	—	1,309

Total noninterest expense	12,562	—	12,562	—	—	12,562

Income (loss) before income taxes	(6,349)	478	(5,871)	—	—	(5,871)
Income tax expense (benefit)	4,657	—	4,657	—	—	4,657

Net income (loss)	(11,006)	478	(10,528)	—	—	(10,528)

Preferred stock dividend and accretion	(447)	—	(447)	—	—	(447)

Gain on repayment of TARP	—	3,684	3,684	—	—	3,684

Net income (loss) available to common shareholders	$(11,453)	$4,162	$(7,291)	$—	$—	$(7,291)

Loss per share
Basic	(9.20)		(5.56)			(5.50)
Diluted	(9.20)		(5.56)			(5.50)

	Nine Months Ended	Adjustments for Investment, Loan Facility Repayment and	Nine Months Ended	Adjustments	Adjustments for Second	Nine Months Ended
	September 30, 2012	TARP	September 30, 2012	for Rights	Closing of	September 30, 2012
	(As Reported)	Repurchase	(As Adjusted)	Offering	Investment	(Pro Forma)
Interest and dividend income
Interest and fees on loans	$8,289	$—	$8,289	$—	$—	$8,289
Securities		—		—	—
Taxable	710	—	710	—	—	710
Exempt from federal income tax	283	—	283	—	—	283
Federal Home Loan Bank dividends and other	117	—	117	—	—	117

Total interest income	9,399	—	9,399	—	—	9,399

Interest expense
Deposits	1,343	—	1,343	—	—	1,343
Federal Home Loan Bank advances and other borrowed funds	286	(60)	226	—	—	226
Subordinated debentures	58	(18)	40	—	—	40

Total interest expense	1,687	(78)	1,609	—	—	1,609

Net interest income	7,712	78	7,790	—	—	7,790
Provision for loan losses	1,137	—	1,137	—	—	1,137

Net interest income after provision for loan losses	6,575	78	6,653	—	—	6,653

Noninterest income
Service charges on deposit accounts	289	—	289	—	—	289
Gain on sale of loans	609	—	609	—	—	609
Write-down on foreclosed assets	(424)	—	(424)	—	—	(424)
Gain (loss) on sale of foreclosed assets	(20)	—	(20)	—	—	(20)
Gain on extinguishment of debt	—	400	400	—	—	400
Gain on sale of securities	141	—	141	—	—	141
Increase in cash surrender value of bank-owned life insurance	180	—	180	—	—	180
Other service charges and fees	620	—	620	—	—	620

Total noninterest income	1,395	400	1,795	—	—	1,795

Noninterest expense
Salaries and employee benefits	4,361	—	4,361	—	—	4,361
Net occupancy expense	592	—	592	—	—	592
Equipment expense	370	—	370	—	—	370
Data processing	930	—	930	—	—	930
Advertising and marketing	218	—	218	—	—	218
Professional fees	778	—	778	—	—	778
FDIC premiums	912	—	912	—	—	912
Other real estate owned expenses	412	—	412	—	—	412
Other operating expenses	1,033	3	1,036	—	—	1,036

Total noninterest expense	9,606	3	9,609	—	—	9,609

Income (loss) before income taxes	(1,636)	475	(1,161)	—	—	(1,161)
Income tax expense (benefit)	(56)	—	(56)	—	—	(56)

Net income (loss)	(1,580)	475	(1,105)	—	—	(1,105)

Preferred stock dividend and accretion	(339)	—	(339)	—	—	(339)

Gain on repayment of TARP	—	3,684	3,684	—	—	3,684

Net income (loss) available to common shareholders	$(1,919)	$4,159	$2,240	$—	$—	$2,240

Loss per share
Basic	(1.54)		1.68			1.66
Diluted	(1.54)		1.68			1.66

USE OF PROCEEDS

The total proceeds to us from the rights offering will depend on the number of subscription rights that are exercised. If we issue all 3,000,000 shares available in the rights offering, the total proceeds to us, before expenses, will be $3.0 million. We estimate that the expenses of the rights offering will be approximately $225,000, resulting in estimated net proceeds to us, assuming that all of the shares available in the rights offering are sold, of approximately $2.7 million. We intend to use the net proceeds from the rights offering for general corporate purposes, which may include investment in the Bank.

Because there is no minimum number of shares that must be sold in the rights offering, we can provide no assurance regarding the amount of capital we will actually raise in the rights offering.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2012 and as adjusted to reflect: (1) the completion of the Investment, the repayment of the Company’s $1.3 million loan facility with an independent third party bank and the TARP Repurchase; (2) the sale of an assumed 3,000,000 shares of our common stock at the subscription price of $1.00 per share and the receipt of the net proceeds from the rights offering after deducting estimated offering expenses in the amount of $225,000; and (3) the issuance of an additional $2.4 million in preferred stock to certain investors that participated in the Investment in connection with the second closing of the Investment (assuming that 3.0 million shares of common stock are sold in the rights offering). The table does not reflect the use of proceeds from the Investment or the rights offering. The information presented in the table below should be read in conjunction with the consolidated financial statements and notes thereto contained in this prospectus.

				As Further Adjusted for Second
				Closing of
	Actual	As Adjusted for Investment, Loan Facility Repayment and TARP Repurchase	As Further Adjusted for Rights Offering	As Further Adjusted for Second Closing of Investment
Subordinated debentures	$3,609	$3,609	$3,609	$3,609

Shareholders’ Equity

Preferred stock, $1.00 par value; 1,000,000 shares authorized; 7,319 and 196,867 shares issued and outstanding, respectively	$7	$190	$190	$190
Common stock, no par value; 5,000,000 (actual) and 75,000,000 shares (as adjusted) authorized; 1,245,267 (actual), 25,245,267 (as adjusted for Investment and TARP Repurchase) and 30,645,267 (as further adjusted for both the rights offering and the second closing of the Investment) shares issued and outstanding	12,097	26,264	29,039	31,439
Accumulated deficit	(7,326)	(2,823)	(2,823)	(2,823)
Accumulated other comprehensive income	707	707	707	707

Total shareholders’ equity	$5,485	$24,338	$27,113	$29,513

Total liabilities and shareholders’ equity	$334,178	$350,917	$353,692	$356,092
Book value per share	$4.40	$1.01	$1.00	$1.00

MARKET FOR THE COMMON STOCK AND DIVIDEND INFORMATION

The common stock of Community Financial Shares trades on the “pink sheets” by OTC Markets Group, Inc. under the trading symbol “CFIS.”

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. Purchasers of our common stock should have long-term investment intent and should recognize that there may be a limited trading market in our common stock.

The following table sets forth the high and low trading prices for shares of our common stock and cash dividends paid per share for the periods indicated. As of             , 2013, there were 5,560,567 shares of common stock issued and outstanding.

					Dividend
	High		Low		(per share)
2013
First Quarter (through , 2013)	$		$		$

2012
First Quarter		2.25		2.00	—
Second Quarter		2.20		2.00	—
Third Quarter		2.20		1.25	—
Fourth Quarter		1.25		0.80	—

2011
First Quarter		6.60		2.50	—
Second Quarter		5.00		3.50	—
Third Quarter		4.45		2.20	—
Fourth Quarter		2.40		2.00	—

On             , 2013, the most recent practicable date before the date of this prospectus, the closing price of our common stock as reported on the “pink sheets” by OTC Markets Group, Inc. was $            per share. As of the close of business on             , 2013, Community Financial Shares had approximately             shareholders of record. This number does not include the number of persons or entities that hold our common stock in nominee or “street” name through various brokerage firms, banks and other nominees.

Historically, it has been a policy of Community Financial Shares to pay only small to moderate dividends so as to retain earnings to support growth. However, on October 15, 2008 the board of directors voted to suspend the payment of the quarterly cash dividend on Community Financial Shares’ common stock in an effort to conserve capital. As a result there have been no dividends paid on the common stock of Community Financial Shares since October 2008.

On January 14, 2011, Community Financial Shares was notified by the FRB that the overall condition of Community Financial Shares and Community Bank—Wheaton/Glen Ellyn is less than satisfactory. As a result, Community Financial Shares must now obtain prior written approval from the FRB prior to, among other things, the payment of any capital distribution.

BUSINESS

General

Community Financial Shares is a registered bank holding company. The operations of the Company and its banking subsidiary consist primarily of those financial activities common to the commercial banking industry and are explained more fully below under the heading “Lending Activities”. Unless the context otherwise requires, the term “Company” as used herein includes the Company and its banking subsidiary on a consolidated basis. All of the operating income of the Company is attributable to its wholly-owned banking subsidiary, Community Bank-Wheaton/Glen Ellyn.

The Company was incorporated in the State of Delaware in July 2000 as part of an internal reorganization whereby the stockholders of the Bank exchanged all of their Bank stock for all of the issued and outstanding stock of the Company. The reorganization was completed in December 2000. As a result of the reorganization the former stockholders of the Bank acquired 100% of the Company’s stock and the Company acquired (and still holds) 100% of the Bank’s stock. The former Bank stockholders received two shares of the Company’s common stock for each share of Bank common stock exchanged in the reorganization. The Company was formed for the purpose of providing financial flexibility as a holding company for the Bank. At the present time, the Company has no specific plans of engaging in any activities other than operating the Bank as a subsidiary.

The Bank was established as a state chartered federally insured commercial bank on March 1, 1994 and opened for business November 21, 1994 on Roosevelt Road in Glen Ellyn. The Bank opened a second location in downtown Wheaton on November 21, 1998. A third location was opened in northwest Wheaton on March 24, 2005. A fourth full service branch was opened on November 21, 2007 in north Wheaton. The Bank provides banking services common to the industry, including but not limited to, demand, savings and time deposits, loans, mortgage loan origination for investors, cash management, electronic banking services, Internet banking services including bill payment, Community Investment Center services, and debit cards. The Bank serves a diverse customer base including individuals, businesses, governmental units, and institutional customers located primarily in Wheaton and Glen Ellyn and surrounding communities in DuPage County, Illinois. The Bank has banking offices in Glen Ellyn, and Wheaton, Illinois.

Market Area

The Company is located in the village of Glen Ellyn in DuPage County in Illinois. Glen Ellyn is a suburb of Chicago and is located approximately 20 miles directly west of the city. The combined population of Wheaton and Glen Ellyn is approximately 84,000 while the county of DuPage currently has approximately 930,000 residents. The median household income within the Bank’s market area is above $88,000 which is higher than the area average. The economic base of both communities is comprised primarily of professionals and service related industry. There are no dominant employers in the area. However, the DuPage County offices as well as the College of DuPage, both of whom are nearby, are likely the largest. The local economy remains stable however, real estate values have been negatively impacted which is reflected in the local real estate market.

Regulatory Matters

As previously disclosed, Community Bank – Wheaton/Glen Ellyn entered into the Order without admitting or denying that grounds exist for the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation to initiate an administrative proceeding against Community Bank – Wheaton/Glen Ellyn.

The Order required Community Bank – Wheaton/Glen Ellyn to achieve Tier 1 capital at least equal to 8% of total assets and total capital at least equal to 12% of risk-weighted assets within 120 days. At September 30, 2012, these capital ratios were 2.9% and 5.5%, respectively. As a result, Community Bank – Wheaton/Glen Ellyn was deemed to be “undercapitalized” as of such date pursuant to the regulatory framework for prompt corrective action and is subject to the mandatory provisions of 12 U.S.C. § 1831o and 12 C.F.R. § 325 (subpart B). These provisions included, among other things, a requirement that Community Bank – Wheaton/Glen Ellyn submit a capital restoration plan to the Federal Deposit Insurance Corporation and restrictions on Community Bank – Wheaton/Glen Ellyn’s asset growth, acquisitions, new activities, new branches, payment of dividends, declaration of capital distributions and management fees.

The Order also required Community Bank – Wheaton/Glen Ellyn to take the following actions: ensure that Community Bank – Wheaton/Glen Ellyn has competent management in place in all executive officer positions; increase the participation of Community Bank – Wheaton/Glen Ellyn’s Board of Directors in the affairs of Community Bank – Wheaton/Glen Ellyn and in the approval of sound policies and objectives for the supervision of Community Bank – Wheaton/Glen Ellyn’s activities; establish a compliance program to monitor Community Bank – Wheaton/Glen Ellyn’s compliance with the Order; increase its allowance for loan losses after application of the funds necessary to effect the charge-off of certain adversely classified loans identified in the related Report of Examination of the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation (the “ROE”); implement a program for the maintenance of an adequate allowance for loan and lease losses; adopt a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2011; charge off from its books and records any loan classified as “loss” in the ROE; adopt a written plan to reduce Community Bank – Wheaton/Glen Ellyn’s risk position in each asset in excess of $500,000 which has been classified as “substandard” or “doubtful” in the ROE; cease extending additional credit to any borrower who is already obligated in any manner to Community Bank – Wheaton/Glen Ellyn on any extension of credit that has been charged off the books of Community Bank – Wheaton/Glen Ellyn or classified as “loss” in the ROE without the prior non-objection of the Federal Deposit Insurance Corporation; not pay any dividends to Community Financial Shares without prior regulatory approval; implement procedures for managing Community Bank – Wheaton/Glen Ellyn’s sensitivity to interest rate risk; provide Community Financial Shares with a copy of the Order; and submit quarterly progress reports to the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation regarding Community Bank – Wheaton/Glen Ellyn’s compliance with the Order.

We have been actively working to comply with the requirements of the Order, which will remain in effect until modified or terminated by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation. Any material failure to comply with the provisions of the Order could result in enforcement actions by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation.

In addition, on January 14, 2011, Community Financial Shares was notified by the FRB that the overall condition of Community Financial Shares and Community Bank – Wheaton/Glen Ellyn was less than satisfactory. As a result, Community Financial Shares must now obtain prior written approval from the FRB prior to, among other things, making any payments related to any outstanding trust preferred securities. Community Financial Shares was also required to downstream all remaining funds to Community Bank – Wheaton/Glen Ellyn with the exception of Community Financial Shares’ non-discretionary payments required to be made over the next twelve months. Additionally, Community Financial Shares was required to comply with (i) the provisions of Section 32 of the Federal Deposit Insurance Act and Section 225.71 of the Rules and Regulations of the Board of Governors of the Federal Reserve System with respect to the appointment of any new Company directors or the hiring or change in position of any Company senior executive officer and (ii) the restrictions on making “golden parachute” payments set forth in Section 18(k) of the Federal Deposit Insurance Act.

Closing of the Investment

On November 13, 2012, Community Financial Shares entered into the Securities Purchase Agreement, pursuant to which the Company issued to investors in a private placement offering an aggregate of 4,315,300 shares of common stock at $1.00 per share, 133,411 shares of Series C Preferred Stock at $100.00 per share, 56,708 shares of Series D Preferred Stock at $100.00 per share and 6,728 shares of Series E Preferred Stock at $100.00 per share in the Investment. The closing of the Investment occurred on December 21, 2012.

In accordance with the terms of the Securities Purchase Agreement, the Company used a portion of the proceeds raised in the Investment to repay a $1.3 million loan facility with an independent third party bank for $900,000 and, pursuant to an agreement between the Treasury and the Company, the Company redeemed, for $3.7 million, the $6.9 million in Series A Preferred Stock and Series B Preferred Stock issued to the Treasury, as well as accrued interest and dividends thereon, in connection with the Treasury’s Troubled Asset Relief Program. Following the TARP Repurchase, the Series A Preferred Stock and Series B Preferred Stock are no longer outstanding, and accordingly the Company no longer expects to be subject to the restrictions imposed upon us by the terms of our Series A Preferred Stock, Series B Preferred Stock, or certain regulatory provisions of the EESA and ARRA that are imposed on TARP recipients.

As a result of the Investment, the investors in the Investment collectively own approximately 73.0% of the Company’s outstanding voting securities. Pursuant to the terms of the Securities Purchase Agreement, we agreed to conduct a rights offering to holders of our Pre-Investment Shareholders to provide the Pre-Investment Shareholders with the opportunity to purchase up to 3.0 million shares of our common at a purchase price per share equal to the conversion price of the Series C Preferred Stock (currently $1.00 which is the same price per share of common stock offered to investors in the Investment). The Securities Purchase Agreement provides that, to the extent the rights offering dilutes their voting or economic ownership interests, four of the investors will have the option of purchasing additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering to permit them to maintain both the voting and economic ownership interest in the Company’s shares that those investors had immediately after the closing of the Investment. Assuming that 3.0 million shares of common stock are sold in the rights offering, these four investors would have the ability to purchase up to a maximum of approximately $2.4 million worth of additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering.

Effective as of the closing of the Investment, Donald H. Wilson, Christopher M. Hurst, Daniel Strauss and Philip Timyan were appointed as advisory directors of the Company and the Bank pending the Company’s and the Bank’s receipt of all regulatory approvals required to appoint such individuals as directors of the Company and the Bank. Upon receipt of such regulatory approvals, in accordance with the terms of the Securities Purchase Agreement, Mr. Wilson will become the Chairman of the Board of Directors of the Company and the Bank and Mr. Hurst, Mr. Strauss and Mr. Timyan will become full voting members of the Board of Directors of the Company and the Bank. On January 8, 2013, Donald H. Fischer retired as Chairman of the Board of Directors. Four additional directors of the Company and the Bank will resign so that the size of the Company’s and the Bank’s Board of Directors can be fixed at nine members in accordance with the terms of the Securities Purchase Agreement.

Competition

Active competition exists in all principal areas where the Bank operates, not only with other commercial banks, finance companies and mortgage bankers, but also with savings and loan associations, credit unions, and other financial service companies serving the Company’s market area. The principal methods of competition between the Company and its competitors are price and service. Price competition, primarily in the form of interest rate competition, is a standard practice within the Company’s market place as well as the financial services industry. Service, expansive banking hours, and product quality are also significant factors in competing and allow for differentiation from competitors.

Deposits in the Bank are well balanced, with a large customer base and no dominant segment of accounts. The Bank’s loan portfolio is also characterized by a large customer base, including loans to commercial, not-for-profit and consumer customers, with no dominant relationships. There is no readily available source of information that delineates the market for financial services offered by non-bank competitors in the Company’s market.

Lending Activities

General. The Bank’s loan portfolio is comprised primarily of real-estate mortgage loans, which include loans secured by residential, multi-family and nonresidential properties. The Bank originates loans on real estate generally located in the Bank’s primary lending area in central DuPage County, Illinois. In addition to portfolio mortgages, the Bank routinely originates and sells residential mortgage loans and servicing rights for other investors in the secondary market. The Bank services all of its portfolio loans and the Bank has not purchased mortgage servicing rights.

Loans represent the principal source of revenue for the Company. Risk is controlled through loan portfolio diversification and the avoidance of credit concentrations. Loans are made primarily within the Company’s geographic market area. The loan portfolio is distributed among general business loans, commercial real estate, residential real estate, and consumer installment loans. The Company has no foreign loans, no highly leveraged transactions, and no syndicated purchase participations.

The Company’s loan portfolio by major category as of the periods presented is shown below.

	September 30,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
			(In thousands)
Real estate
Commercial	$96,116	$94,513	$94,356	$99,416	$84,103	$87,746
Construction	2,486	4,361	15,435	21,341	31,243	39,016
Residential	19,460	21,054	25,964	25,424	18,790	21,279
Home Equity	53,749	59,176	66,243	63,758	59,727	51,498

Total real estate	171,811	179,104	201,998	209,939	193,863	199,539
Commercial	26,205	26,203	25,572	25,907	27,175	28,228
Consumer	1,299	1,392	1,399	1,662	1,762	1,895

Total loans	199,315	206,699	228,969	237,508	222,800	229,662
Deferred loan costs, net	211	265	317	276	115	44
Allowance for loan losses	(5,309)	(8,854)	(7,679)	(4,812)	(3,300)	(1,970)

Loans, net	$194,217	$198,110	$221,607	$232,972	$219,615	$227,736

Loan Maturities and Sensitivities of Loans to Changes in Interest Rates

The following tables show the amount of total loans outstanding as of September 30, 2012 and December 31, 2011 which, based on remaining scheduled repayments of principal, are due in the periods indicated.

	September 30, 2012 Maturing
	Within One	After One But Within	After Five
	Year	Five Years	Years	Total
	(Dollars in thousands)
Commercial	$19,087	$6,159	$959	$26,205
Real Estate	24,974	101,177	45,660	171,811
Consumer	827	472	—	1,299

Totals	$44,888	$107,808	$46,619	$199,315

	December 31, 2011 Maturing
	Within One	After One But Within	After Five
	Year	Five Years	Years	Total
	(Dollars in thousands)
Commercial	$18,942	$6,413	$848	$26,203
Real Estate	26,894	93,684	58,526	179,104
Consumer	422	970	—	1,392

Totals	$46,258	$101,067	$59,374	$206,699

Below is a schedule of loan amounts maturing or re-pricing, classified according to sensitivity to changes in interest rates, as of September 30, 2012 and December 31, 2011.

	September 30, 2012 Interest Sensitivity
	Fixed Rate	Variable Rate	Total
	(Dollars in thousands)
Due within three months	$5,400	$7,724	$13,124
Due after three months but within one year	14,922	13,300	28,222
Due after one but within five years	88,285	20,052	108,337
Due after five years	12,415	37,217	49,632

Total	$121,022	$78,293	$199,315

	December 31, 2011 Interest Sensitivity
	Fixed Rate	Variable Rate	Total
	(Dollars in thousands)
Due within three months	$10,415	$3,904	$14,319
Due after three months but within one year	15,115	16,223	31,338
Due after one but within five years	86,174	15,052	101,226
Due after five years	9,796	50,020	59,816

Total	$121,500	$85,199	$206,699

Residential – One-to-Four Family Lending. In 1999 the Bank established a dedicated secondary mortgage department to assist local residents in obtaining mortgages with reasonable terms, conditions, and rates. The Bank offers various fixed and adjustable rate one-to-four family residential loan products the majority of which are sold, along with servicing rights, to a variety of investors in the secondary market. Interest rates are essentially dictated by the Bank’s investors and origination fees on secondary mortgage loans are priced to provide a reasonable profit margin and are dictated to a degree by regional competition.

The Bank, for secondary market residential loans, generally makes one-to-four family residential mortgage loans in amounts not to exceed 80% of the appraised value or sale price, whichever is less, of the property securing the loan, or up to 95% if the amount in excess of 80% of the appraised value is secured by private mortgage insurance. Loans for amounts between 80% and 85% of appraised value or sale price may also be granted with an increased interest rate. The Bank usually receives a service release fee of 1.0% to 1.5 % on one-to-four family residential mortgage loans.

In addition to loans originated for the secondary market, the Bank has portfolio loans secured by one-to-four family residential real estate that totaled approximately $19.5 million, or 9.8%, and $21.1 million, or 10.2% of the Bank’s total loan portfolio, as of September 30, 2012 and December 31, 2011, respectively.

Commercial Real Estate Lending. Loans secured by commercial real estate totaled approximately $96.1 million, or 48.2%, and $94.5 million, or 45.7% of the Bank’s total loan portfolio, at September 30, 2012 and December 31, 2011, respectively. Commercial real estate loans are generally originated in amounts up to 80% of the appraised value of the property. Such appraised value is generally determined by independent appraisers previously approved by the Board of Directors of the Bank.

The Bank’s commercial real estate loans are permanent portfolio loans secured by improved property such as office buildings, retail stores, warehouses, churches, and other non-residential buildings. Of the commercial real estate loans outstanding at September 30, 2012 and December 31, 2011, most are secured by properties located within 10 miles of the Bank’s offices in Wheaton and Glen Ellyn and were made to local customers of the Bank. In addition, borrowers generally must personally guarantee loans secured by commercial real estate. Commercial real estate loans generally have a 10 to 25 year amortization period and are made at rates based upon competitive local market rates, specific loan risk, and structure usage and type. Such loans generally have a five-year maturity.

Commercial real estate loans are both adjustable and fixed, with fixed rates generally limited to no more than five years. Loans secured by commercial real estate properties are generally larger and involve a greater degree of risk than residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks by lending to established customers and generally restricting such loans to its primary market area.

Construction Lending. The Bank is actively engaged in construction lending. Such activity is generally limited to individual new residential home construction, residential home additions, and new commercial buildings. Currently, the majority of the Bank’s new construction activity is in new commercial construction.

At September 30, 2012 and December 31, 2011, the Bank had $2.5 million and $4.4 million in construction loans outstanding, which represented 1.2% and 2.1% of the Bank’s loan portfolio at such respective dates. The Bank presently charges both fixed and variable interest rates on construction and end loans. Loans, with proper credit, may be made for up to 80% of the anticipated value of the property upon completion. Funds are usually disbursed based upon percentage of completion generally verified by an on-site inspection by Bank personnel and generally through a local title company construction escrow account.

Consumer Lending. As a community-oriented lender, the Bank offers consumer loans for any worthwhile purpose. Although the Bank offers signature unsecured loans, consumer loans are generally secured by automobiles, boats, mobile homes, stocks, bonds, and other personal property. Consumer loans totaled $1.3 million, or 0.7%, and $1.4 million, or 0.7% of the Bank’s total loan portfolio, at September 30, 2012 and December 31, 2011, respectively. Consumer loans generally have higher yields than residential mortgage loans since they involve a higher credit risk and smaller volumes with which to cover basic costs.

Home Equity Lending. Home equity loans are generally made not to exceed 80% of the first and second combined mortgage loan to value. These loans are generally made for ten-year terms and are generally revolving credit lines with minimum payment structures of interest only. The interest rate on these lines of credit adjusts at a rate based on the prime rate of interest. Additionally, the Bank offers five-year amortizing fixed rate home equity balloon loans for those who desire to limit interest rate risk. At September 30, 2012 and December 31, 2011, the outstanding home equity loan balance was $53.7 million and $59.2 million, respectively, or 27.0% and 28.6%, respectively, of the Bank’s total loan portfolio.

Commercial Lending. The Bank actively engages in general commercial lending within its market area. These loans are primarily revolving working capital lines, inventory loans, and equipment loans. The commercial loans are generally based on serving the needs of small businesses in the Bank’s market area while limiting the Bank’s business risks to reasonable lending standards. Commercial loans are made with both fixed and adjustable rates and are generally secured by equipment, accounts receivable, inventory, and other assets of the business. Personal guarantees generally support these credit facilities. The Bank also provides commercial and standby letters of credit to assist small businesses in their financing of special purchasing or bonding needs. Standby letters of credit outstanding at September 30, 2012 and December 31, 2011 totaled $209,000 and $273,000, respectively. Commercial loans totaled approximately $26.2 million and $26.2 million, or 13.1% and 12.7% of the Bank’s total loan portfolio, at September 30, 2012 and December 31, 2011, respectively.

Loan Concentration

At September 30, 2012 and December 31, 2011, the Company did not have any concentration of loans exceeding 10% of total loans which are otherwise not disclosed. Loan concentrations are considered to exist when there are amounts loaned to a multiple number of borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions.

Provision for Loan Losses

The provision for loan losses is determined by management through a quarterly evaluation of the adequacy of the allowance for loan losses. This evaluation takes various factors into consideration. The provision is based on management’s judgment of the amount necessary to maintain the allowance for loan losses at an adequate level for probable incurred credit losses. In determining the provision for loan losses, management considers the Company’s consistent loan growth and the amount of net charge-offs each year. Other factors, such as changes in the loan portfolio mix, delinquency trends, current economic conditions and trends, reviews of larger loans and known problem credits and the results of independent loan review and regulatory examinations are also considered by management in assessing the adequacy of the allowance for loan losses.

The allowance for loan losses is particularly subject to change as it is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other environmental factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off. Loan losses are charged against the allowance when management believes the uncollectbility of a loan balance is confirmed.

A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, may be collectively evaluated for impairment.

Assets acquired through or instead of loan foreclosure such as other real estate are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. Costs after acquisition are expensed.

The allowance for loan losses was $5.3 million and $8.9 million, representing 2.7% and 4.3% of total loans, as of September 30, 2012 and December 31, 2011, respectively, compared to an allowance of $7.7 million, or 3.4% of total loans, at December 31, 2010 and $4.8 million, or 2.0% of total loans, at December 31, 2009. The increase in the provision was the result of management’s quarterly analysis of the allowance for loan losses. Management believes that, based on information available at September 30, 2012 and December 31, 2011, the Bank’s allowance for loan losses was adequate to cover probable incurred losses inherent in its loan portfolio at those dates. However, no assurances can be given that the Bank’s level of allowance for loan losses will be sufficient to cover loan losses incurred by the Bank or that future adjustments to the allowance for loan losses will not be necessary if economic or other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance. In addition, the FDIC and IDFPR, as an integral part of their examination processes, periodically review the Bank’s allowance for loan losses and may require the Bank to make additional provisions for estimated loan losses based upon judgments different from those of management. Any material increase in the allowance for loan losses may adversely affect our financial condition, results of operations and our ability to comply with the Order.

The following table details the component changes in the Company’s allowance for loan losses for each of the periods presented:

	At September 30,	At December 31,
	2012	2011	2010	2009	2008	2007
Net Total Loans at period end	$194,217	$198,110	$221,607	$232,972	$219,615	$227,736
Average daily balances for loans for the year	201,119	218,259	232,467	228,676	225,245	205,326
Allowance for loan losses at beginning of period	$8,854	$7,679	$4,812	$3,300	$1,970	$1,549
Loan charge-offs during the period
Commercial	(295)	(109)	(1,281)	(5)	(771)	(14)
Commercial real estate	(1,877)	(396)	(456)	(774)	—	—
Construction	(1,740)	(2,812)	(3,084)	—	—	—
Residential	(456)	(872)	(107)	(36)	—	—
Real Estate	—	—	—	—	(125)	—
Home equity line of credit	(358)	(813)	(569)	—	—	—
Consumer	(5)	(8)	(15)	(22)	(9)	—

Total Charge-offs	(4,731)	(5,010)	(5,512)	(837)	(905)	(14)
Loan recoveries during the period
Commercial	9	2	22	4	20	15
Commercial real estate	10	—	—	—	—	—
Residential	30	—	—	—	—	—
Home equity line of credit	—	3	—	—	—	—
Consumer	—	9	17	1	—	—

Total recoveries	49	14	39	5	20	15

Net recoveries (charge-offs)	(4,682)	(4,996)	(5,473)	(832)	(885)	1
Provision charged to expense	1,137	6,171	8,340	2,344	2,215	420

Allowance for loan losses at end of period	$5,309	$8,854	$7,679	$4,812	$3,300	$1,970

Ratio of net recoveries/(charge-offs) during the period to average loans outstanding	(2.33%)	(2.29%)	(2.35%)	(0.36%)	(0.39%)	0.00%
Allowance for loan losses to loans outstanding at year-end	2.66%	4.28%	3.35%	2.03%	1.48%	0.86%

Allocation of the Allowance for Loan Losses

Presented below is an analysis of the composition of the allowance for loan losses and percent of loans in each category to total loans as of the dates indicated:

	At September 30,				At December 31,
	2012		2011		2010		2009
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Balance at End of Period:			(Dollars in thousands)
Commercial and industrial (1)	$700	13.2%	$2,463	27.8%	$791	10.2%	$762	15.8%
Real estate mortgage (2)	3,254	61.3	4,171	47.1	5,075	56.5	2,863	59.5
HELOC	888	16.7	1,398	15.8	838	12.3	389	8.1
Residential	449	8.5	803	9.1	661	8.0	770	16.0
Individuals’ loans for household and other personal expenditures, including other loans	18	0.3	19	0.2	19	0.3	24	0.5
Unallocated	—	—	—	—	295	12.7	4	0.1

Totals	$5,309	100.0%	$8,854	100.0%	$7,679	100.0%	$4,812	100.0%

(1)	Category also includes lease financing, loans to financial institutions, tax-exempt loans, agricultural production financing and other loans to farmers and construction real estate loans.
(2)	Category includes commercial, farmland and residential real estate loans.

One measurement used by management in assessing the risk inherent in the loan portfolio is the level of nonperforming loans. Nonperforming loans are comprised of non-accrual loans and other loans 90 days or more past due. Nonperforming loans and other assets were as follows at the dates indicated.

	At September 30,	At December 31,
	2012	2011	2010	2009	2008	2007
Non-accrual loans	$5,174	$7,220	$11,595	$14,555	$2,725	$62
Non-accrual restructured loans	3,644	6,579	8,699	—	—	—
Other loans 90 days past due	—	—	—	480	32	635

Total nonperforming loans	8,818	13,799	20,294	15,035	2,757	697
Other real estate owned	11,078	9,265	3,008	2,396	198	—

Total nonperforming assets	$19,896	$23,064	$23,302	$17,431	$2,955	$697

Accruing restructured loans	$3,681	$2,295	$6,090	$12,358	—	—
Nonperforming loans to total loans	4.42%	6.68%	8.86%	6.33%	1.24%	0.30%
Allowance for loan losses To nonperforming loans	60.21%	64.16%	37.84%	32.00%	119.70%	282.64%
Total nonperforming assets To total stockholders’ equity	362.7%	318.1%	131.2%	69.92%	17.79%	3.77%
Total nonperforming assets To total assets	5.95%	7.01%	6.71%	5.11%	1.01%	0.23%

At September 30, 2012, nonperforming assets consisted of $8.8 million of nonaccrual loans and other real estate owned of $11.1 million. The largest component of nonperforming loans was commercial real estate loans, which represented $4.8 million, or 56.0%, of total nonperforming loans at September 30, 2012. At September 30, 2012, residential mortgage loans totaled $1.3 million, or 14.0%, of total nonperforming loans, and home equity lines of credit totaled $2.6 million, or 30.0%, of total nonperforming loans. The ratio of the allowance for loan losses to nonperforming loans was 60.0% as of September 30, 2012 as compared to 33.0% as of September 30, 2011.

At December 31, 2011, nonperforming assets consisted of $13.8 million of nonaccrual loans and other real estate owned of $9.3 million. The largest component of nonperforming loans was commercial real estate loans, which represented $4.7 million, or 34.2%, of total nonperforming loans at December 31, 2011. At December 31, 2011, residential mortgage loans totaled $4.2 million, or 30.3%, of total nonperforming loans, home equity lines of credit totaled $2.7 million, or 19.4%, of total nonperforming loans, and construction loans totaled $2.2 million, or 15.8%, of total nonperforming loans. The ratio of the allowance for loan losses to nonperforming loans was 64.2% as of December 31, 2011 as compared to 37.8% as of December 31, 2010.

The Bank would have recorded interest income of $219,000 and $1.2 million for the nine months ended September 30, 2012 and for the year ended December 31, 2011 had non-accrual loans and troubled debt restructurings been current in accordance with their original terms.

Other real estate owned (“OREO”) totaled $11.1 million at September 30, 2012, compared to $9.3 million at December 31, 2011 and $3.0 million at December 31, 2010. At September 30, 2012, OREO consisted of 24 properties that were acquired through foreclosure or deed in lieu of foreclosure. Included in the total are 12 residential properties, nine commercial real estate properties and three parcels of land. At December 31, 2011, OREO consisted of 20 properties that were acquired through foreclosure or deed in lieu of foreclosure. Included in the total are 13 residential properties, six commercial real estate properties and a parcel of land.

The provision for loan losses for the nine months ended September 30, 2012 totaled $1.1 million, compared to $6.2 million for the year ended December 31, 2011 and $8.3 million for the year ended December 31, 2010. This decrease in the provision is the result of management’s quarterly analysis of the allowance for loan losses. Levels of nonperforming loans are considered manageable at year end 2011. Total nonperforming loans as a percentage of total loans totaled 4.42% at September 30, 2012, compared to 6.68% at December 31, 2011 and 8.86% at December 31, 2010. Based on its analysis of the loan portfolio risks discussed above, including historical loss experience and levels of nonperforming loans, management believes that the allowance for loan losses is adequate at December 31, 2011 to cover any potential losses.

Net charge-offs for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010 totaled $4.7 million, $5.0 million and $5.5 million, respectively. The charge-offs during these periods were primarily the result of recent recessionary economic conditions and the weakened economic environment’s impact upon smaller businesses within the Company’s primary market area. In 2005 management formed a credit quality committee that was charged with monitoring problem credits and directing their resolution. The committee has been successful in identifying existing problem credits and meets on a monthly basis to monitor troubled credits. The Company’s management believes that as of September 30, 2012 and December 31, 2011 any past problems which resulted from weaknesses in processes have been identified and addressed.

Investment Securities

The Board of Directors sets the investment policy and procedures of the Bank. This policy generally provides that investment decisions will be made based on the safety of the investment, liquidity requirements of the Bank and, to a lesser extent, potential return on the investments. In pursuing these objectives, the Bank considers the ability of an investment to provide earnings consistent with factors of quality, maturity, marketability and risk diversification. The Bank does not participate in hedging programs or other activities involving the use of derivative financial instruments. Similarly, the Bank does not invest in mortgage-related securities which are deemed to be “high risk,” or purchase bonds which are not rated investment grade.

The Company’s securities portfolio can be divided into five categories, as shown below. The securities portfolio is managed to provide liquidity and earnings in various interest rate cycles. The carrying value of these securities for the following periods is detailed below.

	At September 30, 2012	2011	At December 31, 2010	2009
U.S. Government Agencies	$15,358	$9,041	$11,801	$17,691
Mortgage-backed Securities	24,190	21,665	18,198	11,131
States and Political Subdivisions	11,053	12,926	12,868	15,339
Agency Preferred Stock	13	25	11	20
SBA Guaranteed Pool	243	274	297	363

Total Investment Securities	$50,857	$43,931	$43,175	$44,544

The following table shows the weighted average yield for each security group by term to final maturity as of September 30, 2012.

Security Type	Less than 1 year	Yield	1 to 5 years	Yield	5 to 10 years	Yield	Over 10 years	Yield
U.S. Government Agencies	$0	0.00%	$0	0.00%	$2,012	2.29%	$13,347	2.09%
Mortgage-Backed Securities	7	3.77%	0	0.00%	2,177	1.16%	22,006	2.18%
States and Political Subdivisions(1)	62	4.12%	980	6.28%	667	7.24%	9,344	5.44%
Agency Preferred Stock	0	0.00%	0	0.00%	0	0.00%	13	0.00%
SBA Guaranteed Pool	0	0.00%	0	0.00%	156	2.51%	86	2.48%

Total Investment Securities	$69	4.08%	$980	6.28%	$5,012	2.47%	$44,796	2.83%

[1]	Fully taxable equivalent.

The following table shows the weighted average yield for each security group by term to final maturity as of December 31, 2011.

Security Type	Less than 1 year	Yield	1 to 5 years	Yield	5 to 10 years	Yield	Over 10 years	Yield
U.S. Government Agencies	$0	0.00%	$0	0.00%	$1,009	3.00%	$8,032	2.09%
Mortgage-Backed Securities	0	0.00%	29	4.12%	571	1.76%	21,065	2.56%
States and Political Subdivisions(1)	32	4.00%	1,040	6.17%	867	7.20%	10,987	5.74%
Agency Preferred Stock	0	0.00%	0	0.00%	0	0.00%	25	0.00%
SBA Guaranteed Pool	0	0.00%	0	0.00%	184	2.53%	90	2.48%

Total Investment Securities	$32	4.00%	$1,069	6.11%	$2,631	4.08%	$40,199	3.34%

[1]	Fully taxable equivalent

At September 30, 2012 and December 31, 2011, the Company did not own any security of any one issuer where the aggregate carrying value of such securities exceeded 10 percent of the Company’s stockholders’ equity, except for certain debt securities of the U.S. Government agencies and corporations.

Deposits

The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank’s deposit accounts consist of regular savings accounts, retail checking/NOW accounts, commercial checking accounts, money market accounts and certificate of deposit accounts. The Bank offers certificate of deposit accounts with balances in excess of $100,000 at preferential rates (jumbo certificates) and also offers Individual Retirement Accounts (“IRAs”) and other qualified plan accounts.

At September 30, 2012 and December 31, 2011, the Bank’s deposits totaled $307.4 million and $301.1 million, or 93.5% and 93.6% of interest-bearing liabilities. This represents a decrease from December 31, 2010 when the Bank’s deposits of $309.1 million represented 93.8% of interest-bearing liabilities. For the year ended December 31, 2011, the average balance of core deposits (savings, NOW, money market and non-interest bearing accounts) totaled $196.9 million, or 66.5% of total average deposits, compared to $186.0 million, or 62.5% of total average deposits, for the year ended December 31, 2010. Although the Bank has a significant portion of its deposits in core deposits, management monitors activity on the Bank’s core deposits and, based on historical experience and the Bank’s current pricing strategy, believes that the Bank will continue to retain a large portion of such accounts.

The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and local competition. The Bank’s deposits are obtained predominantly from the areas in which its facilities are located. The Bank relies primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions affect the Bank’s ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products and generally does not solicit deposits from outside its market area. While certificates of deposit in excess of $100,000 are accepted by the Bank, and may be subject to preferential rates, the Bank does not actively solicit such deposits as such deposits are more difficult to retain than core deposits.

The following table sets forth the distribution of the Bank’s deposit accounts for the periods indicated and the weighted average rates on each category presented.

	At September 30, 2012		At December 31, 2011		At December 30, 2010
	Balance	Weighted Average Rate	Balance	Weighted Average Rate	Balance	Weighted Average Rate
Noninterest-bearing accounts	$37,585	—%	$36,324	—%	$34,047	—%
NOW accounts	70,957	0.33%	75,524	0.38%	80,282	0.58%
Regular savings accounts	60,855	0.36%	55,026	0.40%	50,793	0.51%
Money market accounts	43,380	0.59%	41,907	0.67%	34,560	0.65%
Certificates of deposit	94,653	1.13%	92,320	1.31%	109,398	1.76%

Total deposits	$307,430	0.58%	$301,101	0.66%	$309,080	0.96%

The following table shows the maturity schedule for the Company’s time deposits of $100,000 or more as of September 30, 2012, December 31, 2011 and December 31, 2010.

	At September 30,	At December 31,
	2012	2011	2010
Three months or less	$9,128	$10,161	$15,483
Three months through six months	4,747	5,093	9,759
Six months through twelve months	10,317	11,659	15,876
Over twelve months	15,302	11,288	9,146

	$39,494	$38,201	$50,264

Personnel

As of September 30, 2012, the Company and its subsidiaries had a total of 83 full-time employees and 16 part-time employees. This compares to 75 and 77 full-time and 17 and 17 part-time employees as of December 31, 2011 and 2010, respectively. None of these employees are subject to a collective bargaining agreement. We believe our relationship with our employees is good.

Legal Proceedings

Neither the Company nor the Bank is a party to, and none of their property is subject to, any material legal proceedings at this time.

Regulation and Supervision

The Company and the Bank are subject to an extensive system of banking laws and regulations that are intended primarily for the protection of the customers and depositors of the Company’s bank subsidiary rather than holders of the Company’s securities. These laws and regulations govern such areas as permissible activities, reserves, loans and investments, and rates of interest that can be charged on loans.

The Dodd-Frank Act, which was enacted on July 21, 2010, restructured the regulation of depository institutions. The Dodd-Frank Act contains several provisions that will continue to have a direct impact on the operations of the Company and the Bank. The legislation contains changes to the laws governing, among other things, FDIC assessments, mortgage originations, holding company capital requirements and risk retention requirements for securitized loans. The Dodd-Frank Act also provided for the creation of a new agency, the

Consumer Financial Protection Bureau, as an independent bureau of the Federal Reserve Board, to take over the implementation of federal consumer financial protection and fair lending laws from the depository institution regulators. However, institutions of $10 billion or fewer in assets continue to be examined for compliance with such laws and regulations by, and subject to the primary enforcement authority of, the prudential regulator rather than the Consumer Financial Protection Bureau. Much of the legislation requires implementation through regulations and, accordingly, a complete assessment of its impact on the Company and the Bank are not yet possible since such regulations have not yet been issued. However, the enactment of the legislation is likely to increase regulatory burdens and costs for us and have a material impact on our operations.

Certain of the regulatory requirements that are or will be applicable to the Company and the Bank are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on the Company and the Bank and is qualified in its entirety by reference to the actual statutes and regulations.

Regulation of the Company

The Company is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended by the 1999 financial modernization legislation known as the Gramm-Leach-Bliley Act (the “BHC Act”). As such, it is subject to the supervision and enforcement authority of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). In general, the BHC Act limits the business of bank holding companies to banking, managing or controlling banks, performing certain servicing activities for subsidiaries, and activities that the Federal Reserve Board has determined, by order of regulation in effect prior to the enactment of the BHC Act, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. As a result of the Gramm-Leach-Bliley Act amendments to the BHC Act, a bank holding company that meets certain requirements and opts to become a “financial holding company” may engage in any activity, or acquire and retain the shares of any company engaged in any activity, that is either (1) financial in nature or incidental to such financial activity (as determined by the Federal Reserve Board in consultation with the U.S. Secretary of the Treasury) or (2) complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally (as solely determined by the Federal Reserve Board). Activities that are financial in nature include securities underwriting and dealing, insurance underwriting and making merchant banking investments in commercial and financial companies.

Further, under the BHC Act, the Company is required to file annual reports and such additional information as the Federal Reserve Board may require and is subject to examination by the Federal Reserve Board. The Federal Reserve Board has jurisdiction to regulate virtually all aspects of the Company’s business.

The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before merging with or consolidating into another bank holding company, acquiring substantially all the assets of any bank or acquiring directly or indirectly any ownership or control of more than 5% of the voting shares of any bank.

The BHC Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank and from engaging in any business other than that of banking, managing and controlling banks, or furnishing services to banks and their subsidiaries. The Company, however, may engage in certain businesses determined by the Federal Reserve Board to be so closely related to banking or managing and controlling banks as to be a proper incident thereto.

Banking regulations restrict the amount of dividends that a bank may pay to its stockholders. Thus, the Company’s ability to pay dividends to its shareholders will be limited by statutory and regulatory restrictions. Illinois’ banking laws restrict the payment of cash dividends by a state bank by providing, subject to certain exceptions, that dividends may be paid only out of net profits then on hand after deducting its losses and bad debts. Federal law generally prohibits a bank from making any capital distribution (including payment of a dividend) or paying any management fee to its parent company if the depository institution would thereafter be undercapitalized. The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies which provides that dividends should only be paid out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality, and overall financial condition. The Federal Reserve Board’s policies also provide that a bank holding company should serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. These policies could also impact the Company’s ability to pay dividends

The FDIC may prevent an insured bank from paying dividends if the Bank is in default of payment of any assessment due to the FDIC. In addition, the FDIC may prohibit the payment of dividends by a bank, if such payment is determined, by reason of the financial conditions of the bank, to be an unsafe and unsound banking practice.

The Regulation of the Bank

The Bank is regulated by the FDIC, as its primary federal regulator. The Bank is subject to the provisions of the Federal Deposit Insurance Act and examination by the FDIC. As an Illinois state–chartered bank, the Bank is also subject to examination by the IDFPR. The examinations by the various regulatory authorities are designed for the protection of bank depositors and the solvency of the FDIC Deposit Insurance Fund.

The federal and state laws and regulations generally applicable to the Bank regulate, among other things, the scope of business, its investments, reserves against deposits, the nature and amount of and collateral for loans, and the location of banking offices and types of activities which may be performed at such offices. Both the IDFPR and the FDIC have enforcement authority over the Bank, including the authority to appoint a conservator or receiver under certain circumstances.

Subsidiaries of a bank holding company are subject to certain restrictions under the Federal Reserve Act and the Federal Deposit Insurance Act on loans and extensions of credit to the bank holding company or to its other subsidiaries, investments in the stock or other securities of the bank holding company or its other subsidiaries, or advances to any borrower collateralized by such stock or other securities.

The Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the FDIC.

Under the FDIC’s previous risk-based assessment system, insured institutions were assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other factors, with less risky institutions paying lower assessments. An institution’s assessment rate depended upon the category to which it is assigned and, effective April 1, 2009, assessment rates range from seven to 77.5 basis points. On February 7, 2011, the FDIC approved a final rule that implemented changes to the deposit insurance assessment system mandated by the Dodd-Frank Act. The final rule, which became effective on April 1, 2011, revised the base on which deposit insurance assessments are charged from one that is based on domestic deposits to one that is based on average consolidated total assets minus average tangible equity. Under the final rule, insured depository institutions are required to report their average consolidated total assets on a daily basis, using the regulatory accounting methodology established for reporting total assets. For purposes of the final rule, tangible equity is defined as Tier 1 capital.

The FDIC imposed on all insured institutions a special emergency assessment of five basis points of total assets minus Tier 1 capital (as of June 30, 2009), capped at ten basis points of an institution’s deposit assessment base, in order to cover losses to the Deposit Insurance Fund. That special assessment was collected on September 30, 2009. The FDIC provided for similar assessments during the final two quarters of 2009, if deemed necessary.

In lieu of further special assessments, however, the FDIC required insured institutions to prepay estimated quarterly risk-based assessments for the fourth quarter of 2009 through the fourth quarter of 2012. The estimated assessments, which included an assumed annual assessment base increase of 5%, were recorded as a prepaid expense asset as of December 30, 2009. As of December 31, 2009, and each quarter thereafter, a charge to earnings is recorded for each regular assessment with an offsetting credit to the prepaid asset.

Due to the recent difficult economic conditions, deposit insurance per account owner has been raised to $250,000. That coverage was made permanent by the Dodd-Frank Act. In addition, the FDIC adopted an optional Temporary Liquidity Guarantee Program by which, for a fee, noninterest-bearing transaction accounts would receive unlimited insurance coverage until June 30, 2010, subsequently extended to December 31, 2010, and certain senior unsecured debt issued by institutions and their holding companies between October 13, 2008 and October 31, 2009 would be guaranteed by the FDIC through June 30, 2012, or in some cases, December 31, 2012. The Bank participates in the unlimited noninterest-bearing transaction account coverage and the Bank and the Company opted not to participate in the unsecured debt guarantee program. The Dodd-Frank Act extended the unlimited coverage for certain noninterest-bearing transaction accounts from January 1, 2011 until December 31, 2012 without the opportunity for opt out.

In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize a predecessor deposit insurance fund. That payment is established quarterly and during the calendar year ending December 31, 2010 averaged 1.05 basis points of assessable deposits.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation must seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the FDIC, and the FDIC has recently exercised that discretion by establishing a long range fund ratio of 2%.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of the Bank. Management cannot predict what insurance assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or regulatory condition imposed in writing. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Capital Requirements

The Federal Reserve Board and the FDIC have established guidelines for risk-based capital of bank holding companies and banks. These guidelines establish a risk adjusted ratio relating total capital to risk-weighted assets and off-balance-sheet exposures. These capital guidelines primarily define the components of capital, categorize assets into different risk classes, and include certain off-balance-sheet items in the calculation of capital requirements. Generally, Tier 1 capital consists of shareholders’ equity less intangible assets and unrealized gain or loss on securities available for sale, and Tier 2 capital consists of Tier 1 capital plus qualifying loan loss reserves. The agencies also apply leverage requirements which establish a required ratio of Tier 1 capital to total adjusted assets. On January 21, 2011, the Bank entered into a Stipulation and Consent Order with the Federal Deposit Insurance Corporation and the Illinois Department of Financial and Professional Regulation. The Order requires the Bank to achieve Tier 1 capital at least equal to 8.0% of total assets and total capital at least equal to 12.0% of risk-weighted assets within 120 days of the order. As of September 30, 2012, these ratios totaled 2.9% and 5.5%, respectively.

The FDIC Improvement Act of 1991 established a system of prompt corrective action to resolve the problems of undercapitalized depository institutions. Under this system, federal banking regulators have established five capital categories, well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. The federal banking agencies have also specified by regulation the relevant capital levels for each of the categories. Each depository institution is placed within one of these categories and is subject to differential regulation corresponding to the capital category within which it falls.

Federal banking regulators are required to take specified mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. An institution in any of the undercapitalized categories is required to submit an acceptable capital restoration plan to its appropriate federal banking agency and such capital plan must be guaranteed by any parent holding company in an amount of the lesser of 5% of the institution’s assets or the amount of the capital deficiency. An undercapitalized institution is also generally prohibited from paying any dividends, increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval.

Failure to meet capital guidelines could subject a bank or a bank holding company to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on accepting brokered deposits, and other restrictions on its business. In addition, such a bank would generally not receive regulatory approval of any application that requires the consideration of capital adequacy, such as a branch or merger application, unless the bank could demonstrate a reasonable plan to meet the capital requirement within a reasonable period of time.

Monetary Policy and Economic Conditions

The earnings of commercial banks and bank holding companies are affected not only by general economic conditions, but also by the policies of various governmental regulatory authorities. In particular, the Federal Reserve Board influences conditions in the money and capital markets, which affect interest rates and growth in bank credit and deposits. Federal Reserve Board monetary policies have had a significant effect on the operating results of commercial banks in the past and this is expected to continue in the future. The general effect, if any, of such policies on future business and earnings of the Company and its Bank cannot be predicted.

Consumer Protection Laws

The Company’s business includes making a variety of types of loans to individuals. In making these loans, we are subject to State usury and regulatory laws and to various federal statutes, including the privacy of consumer information provisions of the Graham-Leach-Bliley Act and regulations promulgated thereunder, the Equal Opportunity Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, and the Home Mortgage Disclosure Act, and the regulations promulgated thereunder, which prohibit discrimination, specify disclosures to be made to borrowers regarding credit and settlement costs, and regulate the mortgage servicing activities of the Company, including the maintenance and operation of escrow accounts and the transfer of mortgage loan servicing. In receiving deposits, the Company is subject to extensive regulation under state and federal law and regulations, including the Truth in Savings Act, the Expedited Funds Availability Act, the Bank Secrecy Act, the Electronic Funds Transfer Act, the USA Patriot Act of 2001, and the Federal Deposit Insurance Act. Violation of these laws could result in the imposition of significant damages and fines upon the Company and its directors and officers.

Federal Taxation

The Company files a consolidated federal income tax return. To the extent a member incurs a net loss that is utilized to reduce the consolidated federal tax liability, that member will be reimbursed for the tax benefit utilized from the member incurring federal tax liabilities.

Amounts provided for income tax expense are based upon income reported for financial statement purposes and do not necessarily represent amounts currently payable to federal and state tax authorities. Deferred income taxes, which principally arise from the temporary difference related to the recognition of certain income and expense items for financial reporting purposes and the period in which they affect federal and state tax income, are included in the amounts provided for income taxes.

State Taxation

The Bank is required to file Illinois income tax returns and pay tax at an effective tax rate of 7.30% of Illinois taxable income. For these purposes, Illinois taxable income generally means federal taxable income subject to certain modifications the primary one of which is the exclusion of interest income on United States obligations.

As a Delaware holding company not earning income in Delaware, the Company is exempt from Delaware Corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

Properties

The following table sets forth information related to the offices from which the Company conducts its business at September 30, 2012 and December 31, 2011. These properties are suitable and adequate for the Company’s business needs.

Entity	Description	Address	City/State	Approximate Square Feet	Owned/ Leased
Community Bank- Wheaton/Glen Ellyn	Main office	357 Roosevelt Road	Glen Ellyn, IL	10,000	Owned

Community Bank- Wheaton/Glen Ellyn	Wheaton office	100 N. Wheaton Ave.	Wheaton, IL	12,500	Owned

Community Bank- Wheaton/Glen Ellyn	County Farm office	370 S. County Farm Rd.	Wheaton, IL	7,000	Owned

Community Bank- Wheaton/Glen Ellyn	North Wheaton office	1901 Gary Ave.	Wheaton, IL	4,700	Owned

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to aid the reader in understanding and evaluating the results of operations and financial condition of the Company and its consolidated subsidiaries as of and for the three and nine months ended September 30, 2012 and September 30, 2011 and as of and for the years ended December 31, 2011 and 2010. This discussion is designed to provide more comprehensive information about the major components of the Company’s results of operations and financial condition, liquidity and capital resources than can be obtained from reading the financial statements alone. This discussion should be read in conjunction with, and is qualified in its entirety by reference to, the Company’s consolidated financial statements, including the related notes thereto, presented elsewhere in this prospectus.

Critical Accounting Policies

Generally accepted accounting principles require management to apply significant judgment to certain accounting, reporting and disclosure matters. Management must use assumptions and estimates to apply those principles where actual measurement is not possible or practical. For a complete discussion of the Company’s significant accounting policies, see the notes to the consolidated financial statements and discussion throughout this Annual Report. Below is a discussion of the Company’s critical accounting policies. These policies are critical because they are highly dependent upon subjective or complex judgments, assumptions and estimates. Changes in such estimates may have a significant impact on the Company’s financial statements. Management has reviewed the application of these policies with the Company’s Audit Committee.

Allowance for Loan Losses. The allowance for loan losses represents management’s estimate of probable losses inherent in the Company’s loan portfolio. In determining the appropriate amount of the allowance for loan losses, management makes numerous assumptions, estimates and assessments.

The Company’s strategy for credit risk management includes conservative credit policies and underwriting criteria for all loans, as well as an overall credit limit for each customer significantly below legal lending limits. The strategy also emphasizes diversification on a geographic, industry and customer level, regular credit quality reviews and management reviews of large credit exposures and loans experiencing deterioration of credit quality.

Larger commercial loans that exhibit probable or observed credit weaknesses are subject to individual review. Where appropriate, reserves are allocated to individual loans based on management’s estimate of the borrower’s ability to repay the loan given the availability of collateral, other sources of cash flow and legal options available to the Company. Included in the review of individual loans are those that are impaired as provided in ASC 310-40, Accounting by Creditors for Impairment of a Loan. Any allowances for impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or fair value of the underlying collateral. The Company evaluates the collectibility of both principal and interest when assessing the need for a loss accrual. Historical loss rates are applied to other commercial loans not subject to specific reserve allocations.

Homogenous loans, such as consumer installment and residential mortgage loans are not individually risk graded. Rather, credit scoring systems are used to assess credit risks. Reserves are established for each pool of loans using loss rates based on a five year average net charge-off history by loan category.

Historical loss rates for commercial and consumer loans may be adjusted for significant factors that, in management’s judgment, reflect the impact of any current conditions on loss recognition. Factors which management considers in the analysis include the effects of the national and local economies, trends in the nature and volume of loans (delinquencies, charge-offs and nonaccrual loans,) changes in mix, asset quality trends, risk management and loan administration, changes in the internal lending policies and credit standards, collection practices and examination results from bank regulatory agencies and the Company’s internal loan review. An unallocated reserve, primarily based on the factors noted above, is maintained to recognize the imprecision in estimating and measuring loss when evaluating reserves for individual loans or pools of loans. Allowances on individual loans and historical loss rates are reviewed quarterly and adjusted as necessary based on changing borrower and/or collateral conditions and actual collection and charge-off experience.

The Company’s primary market area for lending is the county of DuPage in northeastern Illinois. When evaluating the adequacy of the allowance, consideration is given to this regional geographic concentration and the closely associated effect changing economic conditions have on the Company’s customers.

The Company has not substantively changed any aspect of its overall approach in the determination of the allowance for loan losses. There have been no material changes in assumptions or estimation techniques as compared to prior periods that impacted the determination of the current period allowance.

Any material increase in the allowance for loan losses may adversely affect our financial condition, results of operations and our ability to comply with the Order.

Valuation of Securities. The Company’s available-for-sale security portfolio is reported at fair value. The fair value of a security is determined based on quoted market prices. If quoted market prices are not available, fair value is determined based on quoted prices of similar instruments. Available-for-sale securities are reviewed quarterly for possible other-than-temporary impairment. The review includes an analysis of the facts and circumstances of each individual investment such as the length of time the fair value has been below cost, the expectation for that security’s performance, the credit worthiness of the issuer and the Company’s ability to hold the security to maturity. A decline in value that is considered to be other-than-temporary is recorded as a loss within other operating income in the consolidated statement of income.

Accounting Matters

In April 2011, the FASB issued ASU No. 2011-02, Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring. ASU 2011-02 clarifies the guidance in ASC 310-40 Receivables: Troubled Debt Restructurings by Creditors. Creditors are required to identify a restructuring as a troubled debt restructuring if the restructuring constitutes a concession and the debtor is experiencing financial difficulties. ASU 2011-02 clarifies guidance on whether a creditor has granted a concession and clarifies the guidance on a creditor’s evaluation of whether a debtor is experiencing financial difficulties. In addition, ASU 2011-02 also precludes the creditor from using the effective interest rate test in the debtor’s guidance on restructuring of payables when evaluating whether a restructuring constitutes a troubled debt restructuring. The effective date of ASU 2011-2 for public entities is effective for the first interim or annual period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. If, as a result of adoption, an entity identifies newly impaired receivables, an entity should apply the amendments for purposes of measuring impairment prospectively for the first interim or annual period beginning on or after June 15, 2011. The Company adopted the methodologies prescribed by this ASU on July 1, 2011 with no material impact on its financial condition, results of operation, and cash flows or on the total TDRs identified by the Company.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income. In June, 2011 FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total comprehensive income, the components of net income, and the components of other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. The Company adopted the methodologies prescribed by this ASU with no material impact on its financial condition.

Comparison of Financial Condition at September 30, 2012 and December 31, 2011

Total assets at September 30, 2012 were $334.2 million, which represented an increase of $5.2 million, or 1.6%, compared to $329.0 million at December 31, 2011. The increase in total assets was primarily due to increases in investment securities, cash and cash equivalents and foreclosed assets. Investment securities increased $7.0 million, or 15.9%, to $50.9 million at September 30, 2012 from $43.9 million at December 31, 2011. This increase is primarily due to investing excess liquidity and weak loan demand for the nine months ended September 30, 2012. Cash and cash equivalents increased $2.1 million, or 4.7%, to $46.4 million at September 30, 2012 from $44.3 million at December 31, 2011. In addition, foreclosed assets increased $1.8 million, or 19.4%, to $11.1 million at September 30, 2012 from $9.3 million at December 31, 2011. Partially offsetting these increases were decreases in loans receivable and Federal Home Loan Bank stock. Loans receivable decreased $3.9 million, or 2.0%, to $194.2 million at September 30, 2012 from $198.1 million at December 31, 2011 and Federal Home Loan Bank stock decreased $3.5 million, or 64.8%, to $1.9 million at September 30, 2012 from $5.4 million at December 31, 2011. The decrease in loans during the nine months ended September 30, 2012 is primarily due to charge-offs totaling $4.7 million. These write-downs were primarily due to the recognition of decreases in valuations on a portion of the Bank’s nonperforming commercial real estate loans. Included in foreclosed assets at September 30, 2012 are 12 one-to-four family residences, a mixed-use commercial/residential property, five commercial properties, two multi-family properties and three parcels of land.

Total liabilities at September 30, 2012 were $328.7 million, which represented an increase of $7.0 million, or 2.2%, compared to $321.7 million at December 31, 2011. Deposits increased $6.3 million, or 2.1%, to $307.4 million at September 30, 2012 from $301.1 million at December 31, 2011. This increase in deposits primarily consists of increases in: (1) regular savings accounts of $5.9 million, or 10.6%, to $60.9 million at September 30, 2012 from $55.0 million at December 31, 2011; (2) certificates of deposit of $2.4 million, or 2.5%, to $94.7 million at September 30, 2012 from $92.3 million at December 31, 2011; and (3) money market accounts of $1.5 million, or 3.6%, to $43.4 million at September 30, 2012 from $41.9 million at December 31, 2011. Interest-bearing demand deposit accounts decreased $4.5 million, or 6.0% to $71.0 million at September 30, 2012 from $75.5 million at December 31, 2011. The percentage of regular savings accounts to total deposits increased to 19.8% at September 30, 2012 from 18.3% at December 31, 2011 and the percentage of certificates of deposit to total deposits decreased slightly to 30.8% at September 30, 2012 from 30.7% at December 31, 2011. Borrowed money, consisting of Federal Home Loan Bank advances and other borrowings remained unchanged at $14.3 million at September 30, 2012 as compared to December 31, 2011.

Stockholders’ equity decreased $1.7 million, or 23.6%, to $5.5 million at September 30, 2012 from $7.2 million at December 31, 2011. The decrease in stockholders’ equity was primarily due to the Company’s net loss for the nine months ended September 30, 2012. In addition, the Company’s accumulated other comprehensive income relating to the change in fair value of its available-for-sale investment portfolio increased $90,000 for the nine months ended September 30, 2012. As of September 30, 2012 there were 1,245,267 shares of Company common stock outstanding, resulting in a tangible book value of ($1.19) per share at that date.

Tangible book value provides a method to assess the level of tangible net assets on a per share basis. Tangible book value is determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). The Company’s management uses this non-GAAP measure in its analysis of the Company’s performance. This measure should not be considered a substitute for book value per share value, a GAAP basis measure, nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of tangible book value per share provides useful supplemental information that is essential to a proper understanding of the financial results of the Company. A reconciliation of tangible book value to GAAP book value can be found in the following table:

	September 30, 2012	December 31, 2011
Tangible book value per share:
Total capital	$5,485	$7,250
Less: Preferred equity	6,970	6,970
Tangible common equity	$(1,485)	$280
Outstanding common shares	1,245,267	1,245,267
Tangible book value per share	$(1.19)	$0.22

Comparison of Financial Condition for the Years Ended December 31, 2011 and December 31, 2010

Total assets as of December 31, 2011 were $329.0 million, which represented a decrease of $18.1 million, or 5.2%, compared to $347.1 million at December 31, 2010. The decrease in total assets was primarily due to decreases in loans receivable, net and interest-bearing time deposits. The decrease in loans receivable was attributable to the net effect of an $11.1 million decrease in construction loans, a $7.1 million decrease in home equity lines of credit, a $4.9 million decrease in residential real estate loans and an increase of $631,000 in commercial loans. Interest bearing time deposits decreased by $1.4 million, or 28.8%, to $3.4 million at December 31, 2011 from $4.8 million at December 31, 2010. Partially offsetting these decreases were increases in cash and cash equivalents and foreclosed assets. Cash and cash equivalents increased by $11.8 million, or 36.2%, to $44.3 million at December 31, 2011 as compared to $32.5 million at December 31, 2010. This increase is the result of a decrease in loans through payoffs and sales of foreclosed assets, a strategic decision to increase the Bank’s liquidity position and low loan demand. Investment securities increased by $756,000, or 1.8%, to $43.9 million at December 31, 2011. This increase is primarily due to an increase of $3.5 million in mortgage backed securities. Partially offsetting this increase was a decrease of $2.8 million in government agency securities. Other real estate owned (“OREO”) increased $6.3 million to $9.3 million at December 31, 2011 from $3.0 million at December 31, 2010. The balance of OREO at the end of 2011 consisted of 20 properties that were acquired through foreclosure or deed in lieu of foreclosure. Included in the total are 13 residential properties, six commercial real estate properties and a parcel of land. Properties totaling $3.9 million were transferred from real estate held for investment to OREO as of December 31, 2011. The amount transferred represents two commercial real estate properties that are no longer leased and are currently listed for sale.

Deposits decreased $8.0 million, or 2.6%, to $301.1 million at December 31, 2011 as compared to $309.1 million at December 31, 2010. This decrease primarily consisted of decreases in certificates of deposit and interest-bearing demand deposit accounts. Certificates of deposit decreased $17.1 million, or 15.6% to $92.3 million at December 31, 2011 from $109.4 million at December 31, 2010. In addition, interest-bearing demand deposit accounts decreased $4.8 million, or 5.9% to $75.5 million at December 31, 2011 from $80.3 million at December 31, 2010. Partially offsetting these decreases were increases in other deposits including; (1) an increase in savings accounts of $4.2 million, or 8.3%, to $55.0 million at December 31, 2011 from $50.8 million at December 31, 2010; (2) an increase in noninterest bearing demand deposit accounts of $2.3 million, or 6.7%, to $36.3 million at December 31, 2011 from $34.0 million at December 31, 2010; and (3) an increase in money market accounts of $7.3 million, or 21.3%, to $41.9 million at December 31, 2011 from $34.6 million at December 31, 2010. Federal Home Loan Bank (“FHLB”) advances and other borrowed money decreased $200,000, or 1.4%, to $14.3 million at December 31, 2011 from $14.5 million at December 31, 2010.

Stockholders’ equity decreased $10.6 million, or 59.2%, to $7.2 million at December 31, 2011 from $17.8 million at December 31, 2010. The decrease in stockholders’ equity was primarily the due to the net loss for the year ended December 31, 2011, which was partially offset by an increase of $869,000 in the Company’s accumulated other comprehensive income relating to the change in fair value of its available-for-sale investment portfolio.

Comparison of Operating Results for the Three Months Ended September 30, 2012 and 2011

General. The Company’s net loss for the three months ended September 30, 2012 totaled $354,000 compared to a net loss of $1,000 for the comparable prior year period. Due to the effect of preferred stock dividends, net loss available to common shareholders totaled $468,000 for the three months ended September 30, 2012. This represents a basic and diluted loss per share of $0.38 for the three months ended September 30, 2012 compared to basic and diluted loss per share of $0.09 for the three months ended September 30, 2012. The increase in net loss during the three months ended September 30, 2012 is the result of the combined effect of a $170,000 decrease in net interest income, an $85,000 increase in noninterest income, a $179,000 increase in noninterest expense and a $7,000 increase in provision for loan losses.

Net interest income. The following table summarizes interest and dividend income and interest expense for the three months ended September 30, 2012 and 2011.

	Three Months Ended September 30,
	2012	2011	$ Change	% Change
	(Dollars in thousands)
Interest and dividend income:
Interest and fees on loans	$2,719	$2,930	$(211)	(7.20%)
Securities:
Taxable	241	254	(13)	(5.12)
Exempt from federal tax	82	110	(28)	(25.46)
Other interest income	38	27	11	40.74

Total interest and dividend income	3,080	3,321	(241)	(7.26)

Interest expense:
Deposits	426	487	(61)	(12.53)
Federal Home Loan Bank advances and other borrowings	89	101	(12)	(11.88)
Subordinated debentures	19	17	2	11.76

Total interest expense	534	605	(71)	(11.74)

Net interest income	$2,546	$2,716	$(170)	(6.26)

The following table summarizes average balances and annualized average yields or costs for the three months ended September 30, 2012 and 2011.

	Three Months Ended September 30,
	2012			2011
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Taxable securities	$42,838	$241	2.23%	$36,139	$254	2.78%
Tax-exempt securities	7,637	82	4.28	10,102	110	4.32
Loan receivables (1)	199,083	2,719	5.42	217,476	2,930	5.35
Interest-bearing deposits	47,180	36	0.30	22,672	26	0.47
FHLB stock	2,247	2	0.37	5,398	1	0.10

Total interest-earning assets	298,985	3,080	4.09	291,787	3,321	4.52
Interest-bearing liabilities:
NOW accounts	72,656	55	0.30	71,897	66	0.36
Regular savings	61,671	52	0.33	53,065	52	0.39
Money market accounts	44,569	54	0.48	36,760	63	0.68
Certificates of deposit	94,826	265	1.11	95,164	306	1.28
FHLB advances and other	14,300	89	2.46	14,300	101	2.79
Subordinated debentures	3,609	19	2.11	3,609	17	1.91

Total interest-bearing liabilities	$291,631	534	0.73	$274,795	605	0.87

Net interest income		$2,546			$2,716

Net interest spread			3.36%			3.65%

Net interest income to average interest-earning assets			3.38%			3.69%

(1)	The average balance of loans receivable includes non-performing loans, interest on which is recognized on a cash basis.

Interest Income. Interest income decreased $241,000 to $3.1 million for the three months ended September 30, 2012 from $3.3 million for the three months ended September 30, 2011. The average yield on interest-earning assets decreased 43 basis points to 4.09% for the three months ended September 30, 2012 from 4.52% for the comparable prior year period. In addition, there was an increase of $7.2 million in interest-earning assets to $299.0 million for the three months ended September 30, 2012 from $291.8 million for the prior year period.

Interest and fees on loans decreased $211,000, or 7.2%, to $2.7 million for the three months ended September 30, 2012, compared to $2.9 million for the comparable prior year period. This decrease resulted from a decrease in the average balance of loans of $18.4 million to $199.1 million for the three months ended September 30, 2012 from $217.5 million for the comparable prior year period. This decrease was partially offset by an increase in the average loan yield of seven basis points to 5.42% for the three months ended September 30, 2012 from 5.35% for the comparable prior year period. Interest on taxable securities decreased $13,000 for the three months ended September 30, 2012 compared to the comparable prior year period. This decrease is primarily due to a decrease in the average yield on taxable securities of 55 basis points to 2.23% for the three months ended September 30, 2012 from 2.78% for the comparable prior year period.

Interest Expense. Interest expense decreased by $71,000, or 11.7%, to $534,000 for the three months ended September 30, 2012, from $605,000 for the three months ended September 30, 2011. This decrease resulted from a decrease in the average rate paid on interest bearing liabilities of 14 basis points to 0.73% for the three months ended September 30, 2012 from 0.87% for the comparable prior year period. This decrease is primarily due to a decrease in overall market rates. The average balance of interest bearing liabilities increased $16.8 million to $291.6 million for the three months ended September 30, 2012 from $274.8 million for the comparable prior year period. Interest expense resulting from Federal Home Loan Bank advances, subordinated debentures and other borrowings decreased $10,000 during the three months ended September 30, 2012. The average balance on these borrowings remained unchanged at $17.9 million. In addition, there was a decrease in the average cost of these borrowings of 23 basis points to 2.38% for the three months ended September 30, 2012 from 2.61% for the comparable period in 2011.

Net Interest Income before Provision for Loan Losses. Net interest income before provision for loan losses decreased $170,000, or 6.3%, to $2.5 million for the three months ended September 30, 2012 compared to $2.7 million for the comparable period in 2011. The Company’s net interest margin expressed as a percentage of average interest-earning assets decreased to 3.38% for the three months ended September 30, 2012 as compared to 3.69% for the three months ended September 30, 2011. The yield on average interest-earning assets decreased 43 basis points to 4.09% for the three months ended September 30, 2012 from 4.52% for the comparable period ended September 30, 2011. The yield on taxable securities decreased 55 basis points to 2.23% for the three months ended September 30, 2012 from 2.78% for the comparable prior year period. The yield on average loans increased to 5.42% for the three months ended September 30, 2012 from 5.35% for the three months ended September 30, 2011. In addition, there was a 14 basis point decrease in the cost of average interest-bearing liabilities to 0.73% for the three months ended September 30, 2012 as compared to 0.87% for the comparable 2011 period.

Provision for Loan Losses. The Bank’s provision for loan losses increased to $180,000 for the three months ended September 30, 2012 from $173,000 for the comparable period in 2011. The $7,000 increase in the provision was the result of management’s quarterly analysis of the allowance for loan losses. At September 30, 2012, December 31, 2011 and September 30, 2011, nonperforming loans totaled $8.8 million, $13.8 million and $13.5 million, respectively. At September 30, 2012, the ratio of the allowance for loan losses to nonperforming loans was 60.1% compared to 64.2% at December 31, 2011 and 50.0% at September 30, 2011. The ratio of the allowance to total loans was 2.67%, 4.28% and 3.12%, at September 30, 2012, December 31, 2011 and September 30, 2011, respectively. The decrease is primarily due to reserves established in prior periods on loans which were charged off earlier in 2012.

Nonperforming loans decreased $5.0 million, or 36.2%, to $8.8 million at September 30, 2012 from $13.8 million at December 31, 2011. This decrease is primarily due to charge-offs totaling $4.7 million. The largest component of nonperforming loans is commercial real estate loans, which increased $165,000, or 3.5%, to $4.9 million, or 55.4% of total nonperforming loans, at September 30, 2012, from $4.7 million, or 34.2% of total nonperforming loans at December 31, 2011. Nonperforming residential mortgage loans decreased $2.9 million, or 69.4%, to $1.3 million at September 30, 2012 from $4.2 million at December 31, 2011. Nonperforming home equity lines of credit decreased $25,000, or 0.9%, to $2.7 million at September 30, 2012. Finally, nonperforming construction loans decreased $2.2 million, or 100% to zero at September 30, 2012 from $2.2 million at December 31, 2011. Loans 30-59 days past due increased $3.3 million to $4.2 million at September 30, 2012 from $938,000 at December 31, 2011. This increase is primarily due to loans totaling $3.1 million which matured and did not renew until after the end of the quarter. Charge-offs, net of recoveries, totaled $39,000 for the three months ended September 30, 2012 compared to $4,000 for the three months ended September 30, 2011. Nonperforming loans are loans that are ninety days past due and placed on nonaccrual status. Management continues to take aggressive actions in identifying and disposing of problem credits.

The amounts of the provision and allowance for loan losses are influenced by a number of factors, including current economic conditions, actual loss experience, industry trends and other factors, including real estate values in the Company’s market area and management’s assessment of current collection risks within the loan portfolio. Should the local economic climate continue to deteriorate, borrowers may experience increased difficulties paying off loans and the level of non-performing loans, charge-offs, and delinquencies could continue to rise, which would require us to further increase the provision. The allowance for loan losses represents management’s estimate of probable incurred losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management’s evaluation of the collectability of the loan portfolio, including past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, and economic conditions. Management believes that, based on information available at September 30, 2012, the Bank’s allowance for loan losses was adequate to cover probable incurred losses inherent in its loan portfolio at that time. However, no assurances can be given that the Bank’s level of allowance for loan losses will be sufficient to cover loan losses incurred by the Bank or that future adjustments to the allowance will not be necessary if economic or other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance. In addition, the FDIC, as an integral part of its examination processes, periodically reviews the Bank’s allowance for loan losses and may require the Bank to make additional provisions for estimated loan losses based upon judgments different from those of management. The FDIC examines the Bank periodically and, accordingly, as part of this examination the allowance is reviewed utilizing specific guidelines. Based upon its review, the FDIC may accordingly from time to time require reserves in addition to those previously provided.

Noninterest Income

	Three Months Ended September 30,
	2012	2011	$ Change	% Change
	(Dollars in thousands)
Non-interest income:
Service charges on deposit accounts	$98	$108	$(10)	(9.26%)
Gain on sale of loans	229	126	103	81.75
Loss on sale of foreclosed assets	(25)	(33)	8	24.24
Other non-interest income	256	272	(16)	(5.88)

Total non-interest income	$558	$473	$85	11.97

Noninterest income totaled $558,000 and $473,000 for the three months ended September 30, 2012 and 2011, respectively. Gain on sale of loans increased $103,000 to $229,000 for the three months ended September 30, 2012 from $126,000 for the comparable prior year period. In addition, loss on sale of foreclosed assets decreased $8,000 for the three months ended September 30, 2012 as compared to the prior year period.

Noninterest Expense

	Three Months Ended September 30,
	2012	2011	$ Change	% Change
	(Dollars in thousands)
Non-interest expenses:
Salaries and employee benefits	$1,548	$1,402	$146	10.41%
Net occupancy and equipment expense	313	345	(32)	(9.28)
Data processing expense	317	300	17	5.67
Advertising and promotions	81	72	9	12.50
Professional fees	254	255	(1)	(0.39)
FDIC insurance premiums	319	296	23	7.77
Other real estate owned expenses	141	134	7	5.22
Other operating expenses	335	325	10	3.08

Total non-interest expenses	$3,308	$3,129	$179	5.72

Noninterest expense increased by $179,000 to $3.3 million for the three months ended September 30, 2012 from the comparable prior year period. Salaries and employee benefits expenses increased by $146,000, or 10.4%, to $1.5 million for the three months ended September 30, 2012. This increase is primarily due to additional personnel hired in the mortgage department as this department expands. FDIC insurance premiums increased by $23,000, or 7.8%, to $319,000 for the three months ended September 30, 2012 compared to $296,000 for the prior year period. Other real estate owned expenses increased to $141,000 for the three months ended September 30, 2012 compared to $134,000 for the prior year period. Partially offsetting these increases was a decrease in other operating expenses, including occupancy, data processing, and marketing and advertising expenses, decreased $6,000 on a net basis. Occupancy expenses decreased $32,000, or 9.3%, to $313,000 for the three months ended September 30, 2012 compared to the prior year period. Offsetting this decrease were increases of $17,000 and $9,000 for data processing and marketing and advertising expenses, respectively. Management continues to emphasize the importance of expense management and control in order to continue to provide expanded banking services to a growing market base.

Income Tax Benefit. The Company recorded an income tax benefit of $30,000 for the three months ended September 30, 2012, despite a $384,000 pre-tax loss during that period due to the establishment of a valuation allowance against the Company’s deferred tax assets. The tax benefit occurred due to an increase in the Company’s deferred tax liability for available for sale securities. A valuation allowance totaling $399,000 was established on the Company’s deferred tax asset for the three months ended September 30, 2012. As of September 30, 2012 the

Company’s deferred tax assets are fully reserved. Under generally accepted accounting principles, income tax benefits and the related tax assets are only allowed to be recognized if they will more likely than not be fully utilized. In each future accounting period, the Company’s management will consider both positive and negative evidence when considering the ability of the Company to utilize its net deferred tax asset. Any subsequent reduction in the valuation allowance would lower the amount of income tax expense recognized in the Company’s consolidated statements of operations in future periods. However, if operating losses continue into the future, there can be no guarantee that an additional valuation allowance against the deferred tax assets will be necessary. Income tax benefit totaled $112,000 for the three months ended September 30, 2011.

Comparison of Operating Results for the Nine Months Ended September 30, 2012 and 2011

General. The Company’s net loss for the nine months ended September 30, 2012 totaled $1.6 million compared to a net loss of $2.1 million for the comparable prior year period. Due to the effect of preferred stock dividends, net loss available to common shareholders totaled $1.9 million for the nine months ended September 30, 2012. This represents a basic and diluted loss per share of $1.54 for the nine months ended September 30, 2012 compared to a basic and diluted loss per share of $1.99 for the nine months ended September 30, 2011. The improvement in net loss during the nine months ended September 30, 2012 is the result of the combined effect of a $422,000 decrease in net interest income, a $25,000 decrease in noninterest income, a $296,000 increase in noninterest expense and a $1.7 million decrease in provision for loan losses.

Net interest income. The following table summarizes interest and dividend income and interest expense for the nine months ended September 30, 2012 and 2011.

	Nine Months Ended September 30,
	2012	2011	$ Change	% Change
	(Dollars in thousands)
Interest and dividend income:
Interest and fees on loans	$8,289	$8,855	$(566)	(6.39%)
Securities:
Taxable	710	774	(64)	(8.27)
Exempt from federal tax	283	332	(49)	(14.76)
Other interest income	117	87	30	34.48

Total interest and dividend income	9,399	10,048	(649)	(6.46)

Interest expense:
Deposits	1,343	1,560	(217)	(13.91)
Federal Home Loan Bank advances and other borrowings	286	301	(15)	(4.98)
Subordinated debentures	58	53	5	9.43

Total interest expense	1,687	1,914	(227)	(11.86)

Net interest income	$7,712	$8,134	$(422)	(5.19)

The following table summarizes average balances and annualized average yields or costs for the nine months ended September 30, 2012 and 2011.

	Nine Months Ended September 30,
		2012			2011
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Taxable securities	$39,268	$710	2.41%	$36,956	$774	2.80%
Tax-exempt securities	8,442	283	4.47	10,106	332	4.39
Loan receivables (1)	201,119	8,289	5.49	219,686	8,855	5.39
Interest-bearing deposits	47,646	111	0.31	22,991	83	0.48
FHLB stock	3,117	6	0.26	5,398	4	0.10

Total interest-earning assets	299,592	9,399	4.18	295,137	10,048	4.55
Interest-bearing liabilities:
NOW accounts	74,638	187	0.33	73,969	213	0.39
Regular savings	59,702	163	0.36	52,746	158	0.40
Money market accounts	43,901	195	0.59	35,548	177	0.66
Certificates of deposit	94,102	798	1.13	101,209	1,012	1.34
FHLB advances and other	14,300	286	2.67	14,343	301	2.81
Subordinated debentures	3,609	58	2.14	3,609	53	1.93

Total interest-bearing liabilities	$290,252	1,687	0.77	$281,424	1,914	0.91

Net interest income		$7,712			$8,134

Net interest spread			3.41%			3.64%

Net interest income to average interest-earning assets			3.43%			3.68%

(1)	The average balance of loans receivable includes non-performing loans, interest on which is recognized on a cash basis.

Interest Income. Interest income decreased $649,000 to $9.4 million for the nine months ended September 30, 2012 from $10.0 million for the nine months ended September 30, 2011. The average yield on interest-earning assets decreased 37 basis points to 4.18% for the nine months ended September 30, 2012 from 4.55% for the comparable prior year period. The decrease in average yield was partially offset by an increase of $4.5 million in interest-earning assets to $299.6 million for the nine months ended September 30, 2012 from $295.1 million for the prior year period.

Interest and fees on loans decreased $566,000, or 6.4%, to $8.3 million for the nine months ended September 30, 2012, compared to $8.9 million for the comparable prior year period. This decrease resulted from a decrease in the average balance of loans of $18.6 million to $201.1 million for the nine months ended September 30, 2012 from $219.7 million for the comparable prior year period. This decrease was partially offset by an increase in the average loan yield of 10 basis points to 5.49% for the nine months ended September 30, 2012 from 5.39% for the comparable prior year period. Interest on taxable securities decreased $64,000 for the nine months ended September 30, 2012 compared to the comparable prior year period. This decrease is primarily due to a decrease in the average yield on taxable securities of 39 basis points to 2.41% for the nine months ended September 30, 2012 from 2.80% for the comparable prior year period.

Interest Expense. Interest expense decreased by $227,000, or 11.9%, to $1.7 million for the nine months ended September 30, 2012, from $1.9 million for the nine months ended September 30, 2011. This decrease resulted from a decrease in the average rate paid on interest bearing liabilities of 14 basis points to 0.77% for the nine months ended September 30, 2012 from 0.91% for the comparable prior year period. This decrease is primarily due to a decrease in overall market rates. The average balance of interest bearing liabilities increased $8.9 million to $290.3 million for the nine months ended September 30, 2012 from $281.4 million for the comparable prior year period. Interest expense resulting from Federal Home Loan Bank advances, subordinated debentures and other borrowings remained unchanged during the nine months ended September 30, 2012 as compared to the prior year period. The average balance on these borrowings remained unchanged at $17.9 million. In addition, the average cost on these borrowings decreased seven basis points to 2.56% for the nine months ended September 30, 2012 from 2.63% for the comparable prior year period.

Net Interest Income before Provision for Loan Losses. Net interest income before provision for loan losses decreased $422,000, or 5.2%, to $7.7 million for the nine months ended September 30, 2012 compared to $8.1 million for the comparable period in 2011. The Company’s net interest margin expressed as a percentage of average interest-earning assets decreased to 3.43% for the nine months ended September 30, 2012 as compared to 3.68% for the nine months ended September 30, 2011. The yield on average interest-earning assets decreased 37 basis points to 4.18% for the nine months ended September 30, 2012 from 4.55% for the comparable period ended September 30, 2011. The yield on taxable securities decreased 39 basis points to 2.41% for the nine months ended September 30, 2012 from 2.80% for the comparable prior year period. The yield on average loans increased to 5.49% for the nine months ended September 30, 2012 from 5.39% for the nine months ended September 30, 2011. In addition, there was a 14 basis point decrease in the cost of average interest-bearing liabilities to 0.77% for the nine months ended September 30, 2012 as compared to 0.91% for the comparable 2011 period.

Provision for Loan Losses. The Bank’s provision for loan losses decreased to $1.1 million for the nine months ended September 30, 2012 from $2.9 million for the comparable period in 2011. The $1.7 million decrease in the provision was the result of management’s quarterly analysis of the allowance for loan losses. At September 30, 2012, December 31, 2011 and September 30, 2011, nonperforming loans totaled $8.8 million, $13.8 million and $13.5 million, respectively. At September 30, 2012, the ratio of the allowance for loan losses to nonperforming loans was 60.1% compared to 64.2% at December 31, 2011 and 50.0% at September 30, 2011. The ratio of the allowance to total loans was 2.67%, 4.28% and 3.12%, at September 30, 2012, December 31, 2011 and September 30, 2011, respectively. The decrease is primarily due to reserves established in prior periods on loans which were charged off during the nine months ended September 30, 2012.

Nonperforming loans decreased $5.0 million, or 36.2%, to $8.8 million at September 30, 2012 from $13.8 million at December 31, 2011. This decrease is primarily due to charge-offs totaling $4.7 million. The largest component of nonperforming loans is commercial real estate loans, which increased $165,000, or 3.5%, to $4.9 million, or 55.4% of total nonperforming loans, at September 30, 2012, from $4.7 million, or 34.2% of total nonperforming loans at December 31, 2011. Nonperforming residential mortgage loans decreased $2.9 million, or 69.4%, to $1.3 million at September 30, 2012 from $4.2 million at December 31, 2011. Nonperforming home equity lines of credit decreased $25,000, or 0.9%, to $2.7 million at September 30, 2012. Finally, nonperforming construction loans decreased $2.2 million, or 100% to zero at September 30, 2012 from $2.2 million at December 31, 2011. Loans 30-59 days past due increased $3.3 million to $4.2 million at September 30, 2012 from $938,000 at December 31, 2011. This increase is primarily due to loans totaling $3.1 million which matured and did not renew until after the end of the quarter. Charge-offs, net of recoveries, totaled $4.7 million for the nine months ended September 30, 2012 compared to $3.8 million for the nine months ended September 30, 2011. Nonperforming loans are loans that are ninety days past due and placed on nonaccrual status. Management continues to take aggressive actions in identifying and disposing of problem credits.

Noninterest Income

	Nine Months Ended September 30,
	2012	2011	$ Change	% Change
	(Dollars in thousands)
Non-interest income:
Service charges on deposit accounts	$289	$323	$(34)	(10.53%)
Gain on sale of loans	609	467	142	30.41
Gain on sale of securities	141	104	37	35.58
Write-down on other real estate owned	(424)	(255)	(169)	(66.28)
Gain on sale of foreclosed assets	(20)	(28)	8	28.57
Other non-interest income	800	809	(9)	1.11

Total non-interest income	$1,395	$1,420	$(25)	(1.76)

Noninterest income totaled $1.4 million for both the nine months ended September 30, 2012 and 2011. Gain on sale of loans increased $142,000 to $609,000 for the nine months ended September 30, 2012 from $467,000 for the comparable prior year period. Gain on sale of securities increased $37,000 to $141,000 for the nine months ended September 30, 2012 from $104,000 for the comparable prior year period. Write-down on other real estate owned totaled $424,000 for the nine months ended September 30, 2012 compared to $255,000 for the comparable prior year period.

Noninterest Expense

	Nine Months Ended September 30,
	2012	2011	$ Change	% Change
	(Dollars in thousands)
Non-interest expenses:
Salaries and employee benefits	$4,361	$4,264	$97	2.28%
Net occupancy and equipment expense	962	1,037	(75)	(7.23)
Data processing expense	930	889	41	4.61
Advertising and promotions	218	188	30	15.96
Professional fees	778	770	8	1.04
FDIC insurance premiums	912	829	83	10.01
Other real estate owned expenses	412	394	18	4.57
Other operating expenses	1,033	939	94	10.01

Total non-interest expenses	$9,606	$9,310	$296	3.18

Noninterest expense increased by $296,000 to $9.6 million for the nine months ended September 30, 2012 from the comparable prior year period. Salaries and employee benefits expenses increased by $97,000, or 2.3%, to $4.4 million for the nine months ended September 30, 2012. Professional fees, including legal expenses, increased by $8,000 to $778,000 for the nine months ended September 30, 2012. FDIC insurance premiums increased by $83,000, or 10.0%, to $912,000 for the nine months ended September 30, 2012 compared to $829,000 for the prior year period. Other real estate owned expenses increased $18,000 to $412,000 for the nine months ended September 30, 2012 from $394,000 for the comparable prior year period. Other operating expenses, including occupancy, data processing, and marketing and advertising expenses, decreased $4,000 on a net basis. Occupancy expenses decreased $75,000, or 7.2%, to $962,000 for the nine months ended September 30, 2012 compared to the prior year period. Offsetting this decrease were increases of $41,000 and $30,000 for data processing and marketing and advertising expenses, respectively. Management continues to emphasize the importance of expense management and control in order to continue to provide expanded banking services to a growing market base.

Income Tax Benefit. The Company recorded an income tax benefit of $56,000 for the nine months ended September 30, 2012, despite a $1.6 million pre-tax loss during that period due to the establishment of a valuation allowance against the Company’s deferred tax assets. The tax benefit occurred due to an increase in the Company’s deferred tax liability for available for sale securities. A valuation allowance totaling $691,000 was established on the Company’s deferred tax asset for the nine months ended September 30, 2012. As of September 30, 2012 the Company’s deferred tax assets are fully reserved. Under generally accepted accounting principles, income tax benefits and the related tax assets are only allowed to be recognized if they will more likely than not be fully utilized. In each future accounting period, the Company’s management will consider both positive and negative evidence when considering the ability of the Company to utilize its net deferred tax asset. Any subsequent reduction in the valuation allowance would lower the amount of income tax expense recognized in the Company’s consolidated statements of operations in future periods. However, if operating losses continue into the future, there can be no guarantee that an additional valuation allowance against the deferred tax assets will be necessary. Income tax benefit totaled $482,000 for the nine months ended September 30, 2011.

Analysis of Net Interest Income for the Years Ended December 31, 2011 and 2010

Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

Average Balance Sheet. The following table sets forth certain information relating to the Company’s average balance sheets and reflects the yield on average earning assets and cost of average interest-bearing liabilities for the years indicated. Such yields and costs are derived by dividing interest income or expense by the average balance of assets or liabilities. The average balance sheet amounts for loans include balances for non-accrual loans. The yields and costs include fees that are considered adjustments to yields.

	2011			2010			2009
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Taxable securities	35,571	989	2.78%	29,504	1,034	3.50%	25,231	1,144	4.52%
Tax-exempt securities	10,010	437	4.36%	12,148	529	4.35%	11,834	506	4.28%
Loans	218,237	11,731	5.38%	232,467	12,137	5.22%	228,676	12,550	5.49%
Interest-bearing deposits	26,840	116	0.43%	24,469	100	0.41%	18,371	49	0.29%
FHLB stock	5,398	5	0.10%	5,398	—	0.00%	5,398	—	0.00%

Total interest-earning assets	296,056	13,278	4.48%	303,986	13,800	4.54%	289,510	14,249	4.92%

Total non-interest-earning assets	32,527			33,753			27,249

Total assets	$328,583			$337,739			$316,759

Interest-bearing liabilities:
Deposits
NOW	$73,545	277	0.38%	$76,068	443	0.58%	$67,609	704	1.04%
Savings	53,241	212	0.40%	43,700	224	0.51%	24,880	40	0.16%
Money market	36,879	248	0.67%	36,080	233	0.65%	41,112	603	1.47%
Time	99,357	1,304	1.31%	111,600	1,965	1.76%	111,521	3,168	2.84%
FHLB advances and other	14,332	399	2.79%	14,648	468	3.19%	18,418	583	3.17%
Federal funds purchased and Repurchase agreements	—	—	0.00%	—	—	0.00%	—	—	0.00%
Subordinated debentures	3,609	71	1.96%	3,609	72	1.98%	3,609	95	2.64%

Total interest-bearing Liabilities	280,963	2,511	0.89%	285,705	3,405	1.19%	267,149	5,193	1.94%

Non-interest-bearing liabilities:	30,579			30,171			28,782
Stockholders’ equity	17,041			21,863			20,828

Total liabilities and stockholders’ equity	$328,583			$337,739			$316,759

Net interest income		$10,767			$10,395			$9,056

Net interest spread			3.59%			3.35%			2.98%
Net interest income to average interest-earning assets			3.64%			3.42%			3.13%

Rate/Volume Analysis. The following table allocates changes in interest income and interest expense in 2011 compared to 2010 and in 2010 compared to 2009 between amounts attributable to changes in rate and changes in volume for the various categories of interest-earning assets and interest-bearing liabilities. The changes in interest income and interest expense due to both volume and rate have been allocated proportionally.

	2011 Compared to 2010			2010 Compared to 2009
	Change	Change		Change	Change
	Due to	Due to	Total	Due to	Due to	Total
(Dollars in thousands)	Rate	Volume	Change	Rate	Volume	Change
Interest Earning Assets:
Federal funds sold	$0	$0	$0	$0	$0	$0
Taxable securities	(236)	191	(45)	(279)	174	(105)
Tax exempt securities	1	(93)	(92)	10	14	24
Loans receivable	352	(758)	(406)	(619)	205	(414)
FHLB stock and other	13	8	21	30	16	46

Total interest-earning assets	130	(652)	(522)	(858)	409	(449)
Interest-bearing liabilities
Deposits	(777)	(47)	(824)	(2,029)	380	(1,649)
FHLB advances and other borrowed funds	(59)	(10)	(69)	6	(121)	(115)
Subordinated debentures	(1)	0	(1)	(24)	0	(24)

Total int.-bearing liabilities	(837)	(57)	(894)	(2,047)	259	(1,788)

Change in net interest income	$967	$(595)	$372	$1,189	$150	$1,339

Comparison of Operating Results for the Years Ended December 31, 2011 and December 31, 2010

General. The Company recorded a net loss of $11.0 million for the year ended December 31, 2011 compared to a net loss of $4.6 million for the year ended December 31, 2010. In addition, net loss available to common shareholders totaled $11.5 million and $5.0 million for the years ended December 31, 2011 and 2010, respectively. For the year ended December 31, 2011 basic and diluted loss per share totaled $9.20 compared to basic and diluted loss per share of $4.03 for the year ended December 31, 2010. The decrease in net loss for the year ended December 31, 2011 is primarily the net effect of (1) a $2.2 million decrease in provision for loan losses; (2) a $197,000 decrease in noninterest income; (3) a $754,000 increase in noninterest expense; (4) a $372,000 increase in net interest income and (5) a $7.1 million increase in valuation allowances for deferred tax assets.

Net interest income. The following table summarizes interest and dividend income and interest expense for the year ended December 31, 2011 and 2010.

	Year Ended December 31,
	2011	2010	$ Change	% Change
	(Dollars in thousands)
Interest and dividend income:
Interest and fees on loans	$11,731	$12,137	$(406)	(3.34%)
Securities:
Taxable	989	1,034	(45)	(4.35)
Exempt from federal tax	437	529	(92)	(17.39)
Federal Home Loan Bank dividends and other	121	100	21	21.00

Total interest and dividend income	13,278	13,800	(522)	(3.78)

Interest expense:
Deposits	2,041	2,865	(824)	(28.76)
Federal Home Loan Bank advances and other borrowings	399	468	(69)	(14.74)
Subordinated debentures	71	72	(1)	(1.39)

Total interest expense	2,511	3,405	(894)	(26.26)

Net interest income	$10,767	$10,395	$372	3.58

Interest Income. Interest income decreased $522,000, or 3.8%, to $13.3 million for the year ended December 31, 2011, compared to $13.8 million for the year ended December 31, 2010. This decrease resulted primarily from a decrease in average balance of loans. The largest component was a decrease of $406,000 in interest income on loans for the year ended December 31, 2011 compared to the year ended December 31, 2010.

Loan interest income decreased $406,000 or 3.3%, to $11.7 million for the year ended December 31, 2011, compared to $12.1 million for the prior year. This decrease resulted from a decrease in the average balance of loans of $14.3 million, or 6.1%, to $218.2 million for the year ended December 31, 2011 from $232.5 million for the year ended December 31, 2010. This decrease was partially offset by an increase in the average yield of 16 basis points to 5.38% for the year ended December 31, 2011 from 5.22% for the year ended December 31, 2010. The decrease in average balance is primarily due to charge-offs and transfers to other real estate owned from December 31, 2010 to December 31, 2011. In addition, interest on taxable securities decreased $45,000 for the year ended December 31, 2011 compared to the year ended December 31, 2010. This decrease is primarily due to a decrease in the average yield on taxable securities of 73 basis points to 2.78% for the year ended December 31, 2011 from 3.51% for the year ended December 31, 2010. This decrease was partially offset by an increase in the average balance of $6.1 million to $35.6 million for the year ended December 31, 2011 from $29.5 million for the year ended December 31, 2010.

Interest Expense. Interest expense decreased by $894,000, or 26.3%, to $2.5 million for the year ended December 31, 2011, from $3.4 million for the year ended December 31, 2010. This decrease resulted from a decrease in the average rate paid on interest bearing liabilities of 30 basis points to 0.89% for the year ended December 31, 2011 from 1.19% for the comparable prior year period. In addition, there was a decrease in the average balance of interest bearing liabilities of $4.7 million, or 1.7%, to $281.0 million for the year ended December 31, 2011 from $285.7 million for the year ended December 31, 2010. Interest expense resulting from FHLB advances and other borrowings decreased $69,000 during the year ended December 31, 2011. The average balance on these borrowings decreased $316,000 to $14.3 million for the year ended December 31, 2011 from $14.7 million for the year ended December 31, 2010. In addition, there was a decrease in average cost of 41 basis points to 2.79% for the year ended December 31, 2011 from 3.20% for the year ended December 31, 2010.

Net Interest Income before Provision for Loan Losses. Net interest income before provision for loan losses increased $372,000, or 3.6%, to $10.8 million for the year ended December 31, 2011 from $10.4 million for the year ended December 31, 2010. The Company’s net interest margin expressed as a percentage of average earning assets increased 22 basis points to 3.64% for the year ended December 31, 2011 from 3.42% for the year ended December 31, 2010. The yield on average earning assets decreased 6 basis points to 4.48% for the year ended December 31, 2011 from 4.54% for the year ended December 31, 2010. This decrease in the yield on average earning assets was primarily due to a decrease in yield on taxable securities. In addition, the yield on average loans increased to 5.38% for the year ended December 31, 2011 from 5.22% for the year ended December 31, 2010. In addition, there was a 30 basis point decrease in the cost of interest-bearing liabilities to 0.89% for the year ended December 31, 2011 as compared to 1.19% a year earlier. Increasing net interest margin is dependent on the Bank’s ability to generate higher yielding assets and lower-cost deposits. Management continues to closely monitor the net interest margin.

Provision for Loan Losses. The Bank’s provision for loan losses decreased to $6.2 million for the year ended December 31, 2011 from $8.3 million for the year ended December 31, 2010. The decrease in the provision for loan losses was the result of management’s quarterly analysis of the allowance for loan loss. At December 31, 2011, September 30, 2011 and December 31, 2010, non-performing loans totaled $13.8 million, $13.5 million and $20.3 million, respectively. At December 31, 2011, the ratio of the allowance for loan losses to non-performing loans was 64.2% compared to 50.0% at September 30, 2011 and 37.8% at December 31, 2010. Management believes the allowance coverage is sufficient due to the estimated loss potential. The ratio of the allowance to total loans was 4.28%, 3.12% and 3.35%, at December 31, 2011, September 30, 2011 and December 31, 2010, respectively. Charge-offs, net of recoveries, totaled $5.0 million for the year ended December 31, 2011 compared to $5.5 million for the year ended December 31, 2010. Management performs an allowance sufficiency analysis, at least quarterly, based on the portfolio composition, asset classifications, loan-to-value ratios, impairments in the current portfolio, and other factors. This analysis is designed to reflect credit losses for specifically identified loans, as well as credit losses in the remainder of the portfolio. The reserve methodology employed by management reflects the difference in degree of risk between the various categories of loans in the Bank’s portfolio. The reserve methodology also critically assesses those loans adversely classified in the portfolio by management. While management estimates loan losses using the best available information, no assurance can be given that future additions to the allowance will not be necessary based on changes in economic and real estate market conditions, further information obtained regarding problem loans, identification of additional problem loans and other factors, both within and outside of management’s control. The Bank conducts quarterly evaluations on nonperforming assets and obtains independent appraisals when there is a material development such as a transfer to other real estate owned. In addition, the FDIC and IDFPR, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. As a result of their review, the FDIC and IDFPR may require the Bank to make additional provisions for estimated losses based upon judgments different from those of management.

	Year Ended December 31,
	2011	2010	$ Change	% Change
	(Dollars in thousands)
Non-interest income:
Service charges on deposit accounts	$423	$500	$(77)	(15.40%)
Gain on sale of loans	722	825	(103)	(12.49)
Gain on sale of securities	104	139	(35)	(25.18)
Write-down on OREO properties	(901)	(468)	(433)	(95.52)
Gain/(Loss) on sale of foreclosed assets	69	(3)	72	2,400.00
Bank owned life insurance	243	239	4	1.67
Other non-interest income	957	582	375	64.43

Total non-interest income	$1,617	$1,814	$(197)	(10.86)

Noninterest Income. Noninterest income consists primarily of service charges on customer deposit accounts, gain on sale of loans, and other service charges and fees. Noninterest income decreased $197,000, or 10.9%, to $1.6 million for the year ended December 31, 2011 as compared to $1.8 million for the year ended December 31, 2010, primarily due to $901,000 in write-downs on other real estate owned property and a decrease in gain on sale of mortgage loans. These items were partially offset by an increase of $72,000 in gain on sale of foreclosed assets and an increase of $375,000 in other interest income, which largely consists of rents received on real estate held for investment and other foreclosed assets. Gain on sale of loans decreased $103,000 to $722,000 for the year ended December 31, 2011 from $825,000 for the year ended December 31, 2010. Gain on sale of securities decreased $35,000 to $104,000 for the year ended December 31, 2011 from $139,000 for the year ended December 31, 2010. In addition, service charges on deposit accounts decreased $77,000 to $423,000 for the year ended December 31, 2011 from $500,000 for the year ended December 31, 2010. This decrease was primarily due to a lower volume of overdraft fees.

	Year Ended December 31,
	2011	2010	$ Change	% Change
	(Dollars in thousands)
Non-interest expenses:
Salaries and employee benefits	$5,632	$5,575	$57	1.02%
Net occupancy	880	869	11	1.27
Equipment expense	498	507	(9)	(1.78)
Data processing expense	1,185	1,102	83	7.53
Advertising and promotions	277	296	(19)	(6.42)
Professional fees	1,053	928	125	13.47
FDIC premiums	1,217	746	471	63.14
Other real estate owned expenses	511	546	(35)	(6.41)
Other operating expenses	1,309	1,239	70	5.65

Total non-interest expenses	$12,562	$11,808	$754	6.39

Noninterest Expense. Noninterest expense increased by $754,000 to $12.6 million for the year ended December 31, 2011 from $11.8 million for the year ended December 31, 2010. This increase is primarily due to an increase in FDIC premiums of $471,000 for the year ended December 31, 2011 as compared to the prior year period. Professional fees, including legal and audit expenses, increased by $125,000 to $1.1 million for the year ended December 31, 2011 from $928,000 for the comparable prior year period. This increase primarily the result of higher legal fees associated with foreclosure actions. Other operating expenses, including occupancy, equipment, data processing, and marketing and advertising expenses, increased by a combined $66,000, or 2.38%, to $2.8 million for the year ended December 31, 2011. Of this increase, $83,000 is related to data processing expense and $11,000 is related to net occupancy expenses. These increases were partially offset by lower equipment expense and marketing and advertising expenses, which decreased by $9,000 and $19,000, respectively from the year ended December 31, 2010. Management continues to emphasize the importance of expense management and control in order to continue to provide expanded banking services to a growing market base.

Income Tax Expense. Income tax expense totaled $4.7 million for the year ended December 31, 2011 compared to a tax benefit of $3.4 million for the year ended December 31, 2010. The decrease in income tax benefit is partially the result of a decrease in loss before income tax of $2.0 million to $5.9 million for the year ended December 31, 2011 compared to $7.9 million for the year ended December 31, 2010. However, for the year ended December 31, 2011, the Company established a $7.1 million valuation allowance against the Company’s deferred tax assets. Under generally accepted accounting principles, income tax benefits and the related tax assets are only allowed to be recognized if they will more likely than not be fully utilized. In each future accounting period, the Company’s management will consider both positive and negative evidence when considering the ability of the Company to utilize its net deferred tax asset. Any subsequent reduction in the valuation allowance would lower the amount of income tax expense recognized in the Company’s consolidated statements of operations in future periods.

With the above valuation allowance, the Company’s net deferred tax asset decreased to zero as of December 31, 2011 as compared to $5.2 million as of December 31, 2010. Realization of deferred tax assets is dependent on generating sufficient taxable income to cover net operating losses generated by the reversal of temporary differences. A partial or total valuation allowance is provided by way of a charge to income tax expense if it is determined that it is more likely than not that some of or all of the deferred tax asset will not be realized.

Management considers both positive and negative evidence when considering the ability of the Company to utilize its net deferred tax asset. The Company’s expenses related to the provision for loan losses, other real estate owned and collection efforts have been well above historic levels while the Company’s core earning have remained at or above historic levels. Management believes that once the Company resolves some of the credit issues related to the economic conditions, profitability will improve and based upon projections and available tax strategies, management believes that the valuation allowance will be utilized. However, if operating losses continue into the future, there can be no guarantee that an additional valuation allowance against the deferred tax asset will not be necessary in future periods.

Asset/Liability Management

The primary objectives of the Company’s asset/liability management policies are to: (1) manage and minimize interest rate risk; (2) manage the investment portfolio to maximize yield; (3) assess and monitor general risks of operations; and (4) maintain adequate liquidity to meet the withdrawal requirements of depositors and the financing needs of borrowers.

Liquidity and Capital Resources

The Company’s primary sources of funds are deposits, FHLB advances, and proceeds from principal and interest payments on loans and securities. While maturities, and scheduled amortization of loans and securities, and calls of securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, and competition. The Company generally manages the pricing of its deposits to be competitive and to increase core deposit relationships.

Liquidity management is both a daily and long-term responsibility of management. The Company adjusts its investments in liquid assets based upon management’s assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-earning deposits and securities, and (iv) the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and short- and intermediate-term U.S. government and agency obligations.

The Company’s most liquid assets are cash and short-term investments. The levels of these assets are dependent on the Company’s operating, financing, lending, and investing activities during any given year. The Company has other sources of liquidity if a need for additional funds arises, including securities maturing within one year and the repayment of loans. The Company may also utilize the sale of securities available for sale, federal funds lines of credit from correspondent banks, and borrowings from the Federal Home Loan Bank of Chicago.

The Company is a separate legal entity from the Bank and must provide for its own liquidity. In addition to its operating expenses, the Company is responsible for paying any dividends declared to its shareholders. The Company’s primary source of funds is dividends received from the Bank. The amount of dividends that the Bank may declare and pay to the Company is generally restricted under applicable law to net profits in the current year plus those for the previous two years. At September 30, 2012 and December 31, 2011, the Company had liquid assets of $808,000 and $900,000, respectively.

Contractual Obligations

The following table discloses contractual obligations of the Company as of September 30, 2012:

	Payments Due By Year
(Dollars in Thousands)	2012	2013	2014	2015	2016	2017 and after	Total
Federal Home Loan Bank advances	$4,000	$4,500	$2,500	$2,000	$—	$—	$13,000
Other borrowing	1,300	—	—	—	—	—	1,300
Subordinated debentures	—	—	—	—	—	3,609	3,609
Data Processing (1), (2)	150	601	—	—	—	—	751

Total	$5,450	$5,101	$2,500	$2,000	$—	$3,609	$18,660

(1)	Estimated contract amount based on transaction volume. Actual expense was $751,000 and $712,000 in 2011 and 2010, respectively.
(2)	Contract expires September 30, 2013.

The following table discloses contractual obligations of the Company as of December 31, 2011:

	Payments Due By Year
(Dollars in Thousands)	2012	2013	2014	2015	2016	2017 and after	Total
Federal Home Loan Bank advances	$4,000	$4,500	$2,500	$2,000	$—	$—	$13,000
Other borrowing	1,300	—	—	—	—	—	1,300
Subordinated debentures	—	—	—	—	—	3,609	3,609
Data Processing (1), (2)	601	620	—	—	—	—	1,221

Total	$5,901	$5,120	$2,500	$2,000	$—	$3,609	$19,130

(1)	Estimated contract amount based on transaction volume. Actual expense was $751,000 and $712,000 in 2011 and 2010, respectively.
(2)	Contract expires September 30, 2013.

Off Balance Sheet Arrangements

In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, letters of credit and lines of credit. For information about our loan commitments and unused lines of credit, see the notes to the consolidated financial statements included in this prospectus. We currently have no plans to engage in hedging activities in the future. For the year ended December 31, 2011 and for the nine months ended September 30, 2012, we engaged in no off-balance-sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of the Company is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

MANAGEMENT

Board of Directors

The Company’s Board of Directors is currently comprised of nine directors who are annually elected for a one-year term. The same individuals comprise the Board of Directors of the Company and the Bank. Information about the Company’s directors is set forth below. Unless otherwise indicated, each person has held his or her current occupation for the past five years. The age indicated for each individual is as of December 31, 2012. The dates shown for service as a director of the Company include service as a director of the Bank. Donald H. Fischer retired as Chairman of the Board of Directors of the Company and the Bank effective as of January 8, 2013.

William F. Behrmann has been owner and President of McChesney & Miller, Inc., a grocery store and market located in Glen Ellyn, Illinois, since October 2002 and has been employed there since 1959. Age 70. Director since 1994.

Mr. Behrmann’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board with valuable insight regarding the local business and consumer environment. In addition, Mr. Behrmann offers the Board significant business experience from a setting outside of the financial services industry.

Penny A. Belke, DDS, has been a dentist and has owned and operated her practice in Glen Ellyn, Illinois since 1980. Age 61. Director since 2004.

Dr. Belke’s strong ties to the community, through her dental practice and involvement in civic organizations, provide the Board with valuable insight regarding the local business and consumer environment.

H. David Clayton, DVM, has been a veterinarian in Glen Ellyn since 1966. Dr. Clayton has been listed in Who’s Who in Veterinary Medicine and Science. He is currently President of Clayton Consulting, a veterinary management and consulting firm, and is owner of Fox Valley Veterinary Hospital, P.C. in Ottawa, Illinois. Age 73. Director since 1994.

Dr. Clayton’s experience managing a veterinary management and consulting firm affords the Board of Directors with significant small company management experience. In addition, Dr. Clayton’s strong ties with the community through his veterinary practice and involvement in civic organizations provide the Board with valuable insight regarding the local business and consumer environment.

Raymond A. Dieter, MD, has been a surgeon with the DuPage Medical Group, a surgery and health care clinic located in Glen Ellyn, Illinois, since 1969. Dr. Dieter has also been President of the Center for Surgery, an outpatient and surgery clinic located in Naperville, Illinois, since 1990. Age 78. Director since 1994.

Dr. Dieter’s strong ties to the community, through his surgical practice and involvement in civic organizations, provide the Board with valuable insight regarding the local business and consumer environment.

Robert F. Haeger is a partner with Langan, Haeger, Vincent & Born, an Illinois insurance company located in Wheaton, Illinois. Age 63. Director since 2005.

Mr. Haeger’s insurance background provides the Board of Directors with substantial management and leadership experience with respect to an industry that complements the financial services provided by the Bank.

Scott W. Hamer was named President and Chief Executive Officer of the Company and the Bank in January 2007. Mr. Hamer previously served as Vice President, Chief Financial Officer and Assistant Secretary of the Company since April 2003 and Senior Vice President, Chief Financial Officer and Chief Operations Officer of the Bank since April 2003. Age 55. Director since 2007.

Mr. Hamer’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operations of the Company and Bank. Mr. Hamer’s knowledge of all aspects of the Company’s and Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

Mary Beth Moran is a certified public accountant and registered investment advisor. She has been a partner in the CPA firm of Kirkby, Phelan and Associates, located in Bloomingdale, Illinois, since 1994. Age 42. Director since 2004.

As a certified public accountant and registered investment advisor, Ms. Moran provides the Board of Directors with experience regarding accounting and financial matters.

Joseph S. Morrissey, DDS, has been a Wheaton dentist since 1969. Age 73. Director since 1994.

Dr. Morrissey’s strong ties to the community, through his dental practice and involvement in civic organizations, provide the Board with valuable insight regarding the local business and consumer environment.

John M. Mulherin is of counsel with Mulherin, Rehfeldt & Varchetto, P.C., Attorneys at Law, a professional corporation engaged in the practice of law and located in Wheaton, Illinois. Mr. Mulherin continues to practice law with Mulherin, Rehfeldt & Varchetto, P.C., but no longer has an ownership interest in the firm. Age 70. Director since 1995.

As an attorney, Mr. Mulherin effectively provides the Board with important legal knowledge and insight necessary to assess issues facing a public company.

Advisory Directors

In accordance with the terms of the Securities Purchase Agreement, effective as of the closing of the Investment, Donald H. Wilson, Christopher M. Hurst, Daniel Strauss and Philip Timyan were appointed as advisory directors of the Company and the Bank pending the Company’s and the Bank’s receipt of all regulatory approvals required to appoint such individuals as directors of the Company and the Bank. On January 8, 2013, Donald H. Fischer retired as Chairman of the Board of Directors. Four additional directors of the Company and the Bank will resign so that the size of the Company’s and the Bank’s Board of Directors can be fixed at nine members in accordance with the terms of the Securities Purchase Agreement.

Information about the Company’s advisory directors is set forth below. Unless otherwise indicated, each person has held his or her current occupation for the past five years. The age indicated for each individual is as of December 31, 2012.

Donald H. Wilson is the Chairman and Chief Executive Officer of Stone Pillar Advisors, Ltd., a financial services strategic consulting firm, and has more than 25 years of experience in the banking industry. Mr. Wilson began his career at the Federal Reserve Bank of Chicago, serving in the bank examination and economic research divisions, and has subsequently held executive management positions at several large financial institutions and financial services companies. Mr. Wilson has served as the Chairman and Chief Executive Officer of Stone Pillar Advisors, Ltd. since June 2009. Prior to that time, Mr. Wilson served as the Chief Operating Officer at Amcore Financial. Age 53.

Christopher M. Hurst is has served as an Analyst at Dune Capital, an investment research company, since October 2004. Age 44.

Daniel Strauss is a Portfolio Manager for Clinton Group, Inc. Mr. Strauss has served as a Senior Strategist for Clinton Group Inc.’s private and public equity investment teams since joining the firm in 2010. Prior to that time, Mr. Strauss was an Associate in the private equity investment group of Angelo Gordon & Co. from 2008 to 2010 and served in the mergers and acquisitions group of Houlihan Lokey from 2006 to 2008. Mr. Strauss also currently serves as a director of Pacific Mercantile Bancorp (ticker: PMBC) and the Vice President of Acquisitions for ROI Acquisition Corp. (ticker: ROIQ). Age 28.

Philip Timyan is the retired Managing Member of Riggs Qualified Partners LLC, a position he held from 1999 to 2010. Age 55.

Executive Officers

The Board of Directors annually elects the Company’s executive officers, who serve at the Board’s discretion. Below is information regarding our executive officers who are not also directors. Each executive officer has held his current position for the last five years, unless otherwise stated. The age indicated for each individual is as of December 31, 2012.

Christopher P. Barton has been Vice President and Assistant Secretary of the Company since July 2000. In March 2003, Mr. Barton assumed the duties of Secretary of the Company and the Bank. Mr. Barton has also been Senior Vice President and Assistant Secretary of the Bank since October 1998 and was named Executive Vice President of the Bank in June 2007. Age 54.

Eric J. Wedeen has been Vice President, Chief Financial Officer and Assistant Secretary of the Company and Senior Vice President and Chief Financial Officer of the Bank since January 2007. Prior thereto, Mr. Wedeen was Vice President and Controller of Midwest Bank and Trust Company from May 2006 to January 2007 and previously was Senior Vice President and Chief Financial Officer of EFC Bancorp from December 2002 until January 2006. Age 49.

Jeffrey A. Vock has been Vice President and Assistant Secretary of the Company and Senior Vice President and Chief Credit Officer of the Bank since February 2009. Prior thereto, Mr. Vock was President of Inland Bank and Trust from October 1999 until June 2008 and previously was Senior Vice President of Inland Bank and Trust from October 1999 until June 2001. Age 54.

Director Independence

The Board of Directors has determined that all directors other than Mr. Hamer, whom we have employed as President and Chief Executive Officer since January 1, 2007, are independent under the listing requirements of the NASDAQ Stock Market and applicable federal law.

Although our common stock is traded on the over-the-counter market and is not presently listed on the NASDAQ Stock Market or listed on a national securities exchange, and as such is not subject to the corporate governance requirements of NASDAQ, the New York Stock Exchange or otherwise, we firmly believe that sound corporate governance is in our best interest and that of our stockholders. To that end, the Board of Directors has adopted the definition of director independence that is set forth in NASDAQ’s listing standards. There are no Company directors currently serving as a director of any other public company. In determining the independence of its directors, the Board of Directors considered loans that the Bank directly or indirectly made to directors Behrmann, Belke, Haeger, Hamer, Moran and Mulherin. All loans made by the Bank to related persons have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank. Director Mulherin is of-counsel with Mulherin, Rehfeldt & Varchetto, a professional corporation engaged in the practice of law, and has provided regular legal counsel to the Company and the Bank in the ordinary course of business. Fees paid to Mulherin, Rehfeldt & Varchetto in 2012 totaled $16,000. Director Haeger is a Principal with Langan, Haeger, Vincent & Born and has provided Directors and Officers Liability, property/casualty and auto coverage to the Bank in the ordinary course of business. General insurance coverage paid to Langan, Haeger, Vincent & Born in 2012 totaled $241,000. We believe that the fees paid to Mulherin, Rehfeldt & Varchetto and Langan, Haeger, Vincent & Born were based on normal terms and conditions as would apply to unaffiliated clients of those firms.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the principal executive officer and the next two most highly compensated executive officers of the Company (our named executive officers) whose total compensation for the year ended December 31, 2012 exceeded $100,000.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Options (1)($)	Restricted Stock Unit Award($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings (2)($)	All Other- Compensation (3)($)	Total ($)
Scott W. Hamer	2012	209,000	(4)	—	—	—	2,824	10,673	222,497
President & Chief Executive Officer	2011	212,200	(4)	—	—	—	2,714	8,297	223,211
Community Financial Shares, Inc.

Jeffrey A. Vock	2012	145,600		—	—	—	—	8,890	154,490
Vice President, Assistant Secretary	2011	145,600		6,413	—	—	—	9,237	167,671
Community Financial Shares, Inc.

Christopher P. Barton	2012	135,460		—	—	—	—	8,206	143,666
Vice President & Secretary	2011	135,460		4,763	—	—	—	7,508	147,731
Community Financial Shares, Inc.

(1)	These amounts reflect the aggregate grant date fair value for outstanding stock option awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. For information on the assumptions used to compute the fair value, see note 14 to the consolidated financial statements. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above. Mr. Hamer had 500 options vest at a fair value of $3.23 and 50 options vest at a fair value of $4.28 in 2011. Mr. Vock had 200 options vest at a fair value of $2.35 in 2011.
(2)	Represents Mr. Hamer’s change in pension value and nonqualified deferred compensation earnings under the Director’s Retirement Plan.
(3)	Represents perquisites and other compensation and benefits received in 2012 as follows: Mr. Hamer – reimbursement of club dues and fees totaling $7,123 and use of Company-owned automobile valued at $3,550; Mr. Barton—use of Company-owned automobile valued at $8,206; and Mr. Vock – use of Company-owned automobile valued at $8,890.
(4)	Includes directors’ fees of $13,000 and $16,200 for 2012 and 2011, respectively.

Other Compensatory Arrangements

The Bank currently maintains change-in-control agreements with Scott W. Hamer, Christopher P. Barton, Jeffrey A. Vock and Eric J. Wedeen.

On December 31, 2006, the Company’s Board of Directors approved a compensation package for Scott W. Hamer in connection with Mr. Hamer’s appointment as President and Chief Executive Officer of the Company and the Bank. The compensation package, which was effective January 1, 2007, included an annual salary of $180,000 and reimbursement for membership dues at a local country club. The annual salary was subsequently increased to $196,000. Additionally, the package provided that Mr. Hamer would continue to be eligible for a possible annual bonus equal to up to 25% of his yearly salary, and would continue to receive as other perquisites an automobile allowance and the opportunity to participate in the benefit programs generally maintained by the Company for the benefit of its employees. Mr. Hamer’s compensation arrangement was not memorialized in a written contract.

In addition, as a component of annual compensation, (i) all officers of the Company with the title of Assistant Vice President or Vice President may receive a cash payment of up to 12% of their annual base salary, subject to the discretion of the Board of Directors as determined from time to time during the course of the year, and (ii) all officers of the Company with the title of Senior Vice President and higher may receive a cash payment of up to 25% of their annual base salary, subject to the discretion of the Board of Directors as determined from time to time during the course of the year.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table provides information concerning exercisable options and unexercised options that have not vested for each named executive officer outstanding as of December 31, 2012. The table also discloses the exercise price and the expiration date.

Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Scott W. Hamer	3,700	700	$17.50	4/21/2013
Scott W. Hamer	250	550	$23.00	3/26/2017
Jeffrey A. Vock	600	1,600	$14.00	2/18/2019

Pension Benefits / Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation

The Company maintains a Profit Sharing/401(k) Plan, which is a combination of 401(k) deferrals by the employees, matching by the Company and “profit sharing” contributions by the Company, to give employees the opportunity to save for retirement on a tax-deferred basis. Total 401(k) deferrals in any taxable year may not exceed the dollar limit that is set by law. In 2012 this amount was $17,000 and $22,500 for those over the age of 50. Each year the Company may contribute matching profit sharing contributions for its employees. In 2012, the Company did not make contributions to any of the named executive officer’s individual Profit Sharing/401(k) Plan.

Potential Payments Upon Change In Control

The Bank is a party to change-in-control agreements with Messrs. Hamer, Barton, Vock and Wedeen. The letter agreements provide for enumerated benefits to be provided by the Bank to the executive officers upon the occurrence of certain events within 18 months after a change of control of the Company or the Bank.

Each letter agreement provides for the payment of severance benefits, if, at any time within 18 months following a change of control, the officer’s employment is terminated as a result of (i) his disability, death or retirement pursuant to any retirement plan or policy of the Bank of general application to key employees; (ii) the essential elements of the officer’s position being materially reduced without good cause, each without the officer’s voluntary consent; (iii) a material reduction in the officer’s aggregate compensation, not related to or resulting from documented, diminished performance; or (iv) the officer being required to regularly perform services at a location which is greater than 50 miles from his principal office at the time of the change of control.

The severance benefits to be provided are an immediate lump-sum cash payment equal to nine months of the terminated executive’s current annual salary, exclusive of periodic bonus compensation, plus any unused earned vacation time and continued medical and life insurance coverage to the officer and his family for a maximum of nine months. Upon termination of the insurance coverage, the officer is entitled to exercise the policy options normally available to the Bank’s employees upon termination of employment (for example, the officer may elect to continue coverage under COBRA).

The Company entered into the change-of-control agreements because if a change of control should occur, the Company wants its executives to be focused on the business of reorganization and the interests of shareholders. In addition, the Company believes the agreements are consistent with market practice and assist the Company in retaining its executive talent.

On December 15, 2008, the Bank amended Messrs. Hamer’s and Barton’s change-in-control agreements and on February 25, 2009 the Bank amended Mr. Vock’s change-in-control agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance issued with respect to Section 409A of the Code.

Impact of TARP Repurchase on Executive Compensation Restrictions

In connection with the Investment, the Company’s Series A Preferred Stock and Series B Preferred Stock issued by the Company to the Treasury in connection with TARP were repurchased by the Company. Accordingly, as of December 21, 2012, the Company no longer participates in the Treasury’s TARP Capital Purchase Program. During the time period in which the Company participated in the TARP Capital Purchase Program, including the majority of fiscal year 2012 and all of fiscal year 2011, the Company was subject to certain executive compensation restrictions. These restrictions include a prohibition on making any severance payment to a named executive officer or any of the next five most-highly compensated employees and a prohibition on paying or accruing any bonus, retention award or incentive compensation to, in the case of the Company, at least the most highly compensated employee, other than certain restricted stock awards.

Director Compensation

The following table provides information with respect to the compensation of our directors other than advisory directors and those who serve as named executive officers during the fiscal year ended December 31, 2012. No director listed in the table below was granted any restricted stock or option awards in fiscal year 2012.

	Fees Earned Paid in Cash ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
William Behrmann	—	16,989	—	16,989
Penny Belke	15,150	5,174	—	20,324
H. David Clayton	16,050	6,826	—	22,876
Raymond Dieter	—	18,976	—	18,976
Donald H. Fischer (3)	13,800	3,951	4,406	22,157
Robert Haeger	15,300	3,487	—	18,787
Mary Beth Moran	15,975	2,157	—	18,132
Joseph Morrissey	16,800	5,017	—	21,817
John Mulherin	16,725	4,657	—	21,382

(1)	The amount in this column represents the aggregate increase in the present value of each director’s accumulated benefit under the Director’s Retirement Plan. Also, included in this column are the earnings and fees deferred by the Director under the Company’s voluntary deferred compensation plan.
(2)	Represents reimbursement of country club dues.
(3)	Mr. Fischer retired from the board of directors effective January 8, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table indicates, as of             , 2013, the number of shares of voting securities beneficially owned by each greater than five percent holder of the Company’s outstanding voting securities.

Each share of Series C Preferred Stock is convertible immediately, at the sole discretion of the holder, initially into 100 shares of Company common stock. Shares of Series D Preferred Stock and Series E Preferred Stock are convertible into shares of Series C Preferred Stock on a one-for-one basis, provided, however, that no such conversion results in any person, together with its affiliates, holding more than a 9.99% or 4.99% voting ownership interest, respectively, in the Company. For more information on the conversion rights of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, see “Description of Capital Stock—Preferred Stock—Series C Preferred Stock—Conversion Rights,” “—Series D Preferred Stock—Conversion Rights” and “—Series E Preferred Stock.”

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned (1)
SBAV LP 9 West 57th Street, 26th Floor New York, New York 10019	1,890,160 (2)	25.37%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	1,890,160 (3)	25.37%

Fullerton Capital Partners LP 100 Drakes Landing Road, Suite 300 Greenbrae, California 94904	1,890,160 (4)	25.37%

Philip J. Timyan 4323 Central Avenue Western Springs, Illinois 60558	1,500,000 (5)	21.24%

Amberley Holdings LLC 2345 Waukegan Road, Suite 165 Bannockburn, Illinois 60015	946,556 (6)	14.55%

PRB Investors LP 245 Park Avenue, 24th Floor New York, New York 10167	944,085 (7)	14.51%

Richard Jacinto II Roth IRA, FCC as Custodian 394 Saddle Back Trail Franklin Lakes, New Jersey 07417	944,085 (8)	14.51%

Otter Creek Partners I Otter Creek International LTD 222 Lakeview Avenue West Palm Beach, Florida 33401	920,000 (9)	14.20%

Gregory R. Gersack 2044 N. Wolcott Chicago, Illinois 60614	529,000 (10)	8.69%

Sagus Financial Fund, LP 3399 Peachtree Road, Suite 1900 Atlanta, Georgia 30326	500,000 (11)	8.25%

Donald H. Wilson and Maria D. Wilson 357 Roosevelt Road Glen Ellyn, Illinois 60174	500,000 (12)	8.25%

Cultivate LLC 958 East Circle Drive Whitefish Bay, Wisconsin 53217	400,000 (13)	6.71%

Michael S. Burd Trust 1557 East Prairie Avenue Wheaton, Illinois 60187	300,000 (14)	5.12%

(1)	Based on 5,560,567 shares of common stock outstanding as of , 2013, plus all shares of common stock issuable to the shareholder upon the conversion of (i) shares of Series C Preferred Stock currently held by the shareholder and (ii) shares of Series D Preferred Stock and Series E Preferred Stock currently held by the shareholder, to the extent that such conversion is not prohibited by the blocker provisions applicable to the Series D Preferred Stock and Series E Preferred Stock. For purposes of this calculation, it is assumed that no other shareholders have converted any shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.
(2)	Includes 1,871,300 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock and 18,860 shares of common stock issuable upon the conversion of shares of Series D Preferred Stock. Excludes 4,395,940 shares of common stock issuable upon the conversion of shares of Series D Preferred Stock because the issuance of such shares is subject to a blocker provision contained in the Series D Preferred Stock that prevents the conversion of shares of Series D Preferred Stock into shares of Series C Preferred Stock if the conversion would result in the shareholder, together with its affiliates, holding more than a 9.99% voting ownership interest in the Company. Based on a Schedule 13D filed with the U.S. Securities and Exchange Commission on December 31, 2012, SBAV GP LLC (“SBAV GP”), as the general partner of SBAV and Clinton Group, Inc. (“CGI”), by virtue of being the investment manager of SBAV, have the power to vote or direct the voting and to dispose or direct the disposition of, all of the shares beneficially owned by SBAV. George Hall, as the sole managing member of SBAV GP and President of CGI, is deemed to have shared voting power and shared dispositive power with respect to all Shares as to which SBAV, SBAV GP and CGI have voting power or dispositive power. Accordingly, SBAV, SBAV GP, CGI and Mr. Hall are deemed to have shared voting and shared dispositive power with respect to all of the Company’s securities beneficially owned by SBAV. SBAV GP, CGI and Mr. Hall disclaim beneficial ownership of any and all such securities in excess of their actual pecuniary interest therein.
(3)	Wellington Management Company, LLP (“Wellington Management”) is an investment adviser registered under the Investment Advisers Act of 1940. Wellington Management, in such capacity, may be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, over the shares held by its client accounts. The aggregate of 1,890,160 shares of common stock reflected in the table above as being beneficially owned by Wellington Management includes (i) 1,507,100 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock and 15,190 shares of common stock issuable upon the conversion of shares of Series D Preferred Stock held by Ithan Creek Investors USB, LLC and (ii) 364,200 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock and 3,670 shares of common stock issuable upon the conversion of shares of Series D Preferred Stock held by Ithan Creek Investors II USB, LLC. Excludes (i) 490,610 shares of common stock issuable upon the conversion of shares of Series D Preferred Stock held by Ithan Creek Investors USB, LLC and (ii) 118,530 shares of common stock issuable upon the conversion of shares of Series D Preferred Stock held by Ithan Creek Investors II USB, LLC, in each case, because the issuance of such shares is subject to a blocker provision contained in the Series D Preferred Stock that prevents the conversion of shares of Series D Preferred Stock into shares of Series C Preferred Stock if the conversion would result in the shareholder, together with its affiliates, holding more than a 9.99% voting ownership interest in the Company.
(4)	Includes 1,871,300 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock and 18,860 shares of common stock issuable upon the conversion of shares of Series D Preferred Stock. Excludes 609,140 shares of common stock issuable upon the conversion of shares of Series D Preferred Stock because the issuance of such shares is subject to a blocker provision contained in the Series D Preferred Stock that prevents the conversion of shares of Series D Preferred Stock into shares of Series C Preferred Stock if the conversion would result in the shareholder, together with its affiliates, holding more than a 9.99% voting ownership interest in the Company.
(5)	Includes 1,500,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock.
(6)	Includes 4,349 shares of common stock, 874,800 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock and 67,407 shares of common stock issuable upon the conversion of shares of Series E Preferred Stock. Excludes 1,136,942 shares of common stock issuable upon the conversion of shares of Series E Preferred Stock because the issuance of such shares is subject to a blocker provision contained in the Series E Preferred Stock that prevents the conversion of shares of Series E Preferred Stock into shares of Series C Preferred Stock if the conversion would result in the shareholder, together with its affiliates, holding more than a 4.99% voting ownership interest in the Company.
(7)	Includes 926,200 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock and 17,885 shares of common stock issuable upon the conversion of shares of Series E Preferred Stock. Excludes 1,182,115 shares of common stock issuable upon the conversion of shares of Series E Preferred Stock because the issuance of such shares is subject to a blocker provision contained in the Series E Preferred Stock that prevents the conversion of shares of Series E Preferred Stock into shares of Series C Preferred Stock if the conversion would result in the shareholder, together with its affiliates, holding more than a 4.99% voting ownership interest in the Company.
(8)	Includes 926,200 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock and 17,885 shares of common stock issuable upon the conversion of shares of Series E Preferred Stock. Excludes 982,115 shares of common stock issuable upon the conversion of shares of Series E Preferred Stock because the issuance of such shares is subject to a blocker provision contained in the Series E Preferred Stock that prevents the conversion of shares of Series E Preferred Stock into shares of Series C Preferred Stock if the conversion would result in the shareholder, together with its affiliates, holding more than a 4.99% voting ownership interest in the Company.
(9)	Includes 920,000 shares of common stock.
(10)	Includes 229,000 shares of common stock and 300,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock.
(11)	Includes 500,000 shares of common stock.
(12)	Includes 100,000 shares of common stock and 400,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock.
(13)	Includes 100,000 shares of common stock and 300,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock.
(14)	Includes 300,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock .

Security Ownership of Management

The following table indicates, as of             , 2013, the number of shares of common stock beneficially owned by each director of the Company, the named executive officers of the Company, and all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares (1)		Percent of Common Stock Outstanding (2)
William F. Behrmann	129,248	(3)	2.27%
Penny A. Belke, DDS	149,340		2.69
H. David Clayton, DVM	30,000	(4)	0.54
Raymond A. Dieter, Jr., MD	102,312	(5)	1.84
Robert F. Haeger	123,500		2.22
Scott W. Hamer	135,750		2.44
Mary Beth Moran	61,202		1.10
Joseph S. Morrissey, DDS	76,081	(6)	1.37
John M. Mulherin	18,396	(7)	0.33
Christopher P. Barton	169,242		3.04
Jeffrey A. Vock	50,600	(8)	0.91
Eric J. Wedeen	252,200	(9)	4.34
All Directors and Executive Officers as a Group (12 Persons)	1,297,871		18.92%

(1)	Includes shares issuable pursuant to stock options currently exercisable within 60 days of , 2013, as follows: Mr. Hamer - 3,950 shares, Mr. Vock - 600 shares and Mr. Wedeen - 2,200 shares.
(2)	Based on 5,560,567 shares of common stock outstanding as of , 2013 for all directors and executive officers except for Messrs. Vock and Wedeen. For Mr. Vock, based on 5,560,567 shares of common stock outstanding as of , 2013 plus 50,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock held by Mr. Vock. For Mr. Wedeen, based on 5,560,567 shares of common stock outstanding as of , 2013 plus 250,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock held by Mr. Wedeen.
(3)	Includes 120,000 shares held by McChesney & Miller, Inc. Mr. Behrmann is the President and owner of McChesney & Miller, Inc.
(4)	Includes 12,440 shares held in a trust of which Dr. Clayton is trustee.
(5)	Includes 2,776 shares held in a trust of which Dr. Dieter is trustee.
(6)	Includes 14,678 shares held in joint tenancy of which Dr. Morrissey has shared investment and voting power.
(7)	Includes 4,112 shares held in joint tenancy of which Mr. Mulherin has shared investment and voting power and 1,208 shares held by Mr. Mulherin’s spouse in an IRA.
(8)	Includes 50,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock. Each share of Series C Preferred Stock is convertible immediately, at the sole discretion of the holder, initially into 100 shares of Company common stock.
(9)	Includes 250,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock. Each share of Series C Preferred Stock is convertible immediately, at the sole discretion of the holder, initially into 100 shares of Company common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans and Extensions of Credit

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place. Aside from lending relationships, the Company and the Bank, in the ordinary course of business, also periodically transact business with entities in which the Company’s directors have a material interest.

The Board of Directors periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of determining whether the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulation and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Business Conduct and Ethics, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) owning a material financial interest in a competitor of the Company or an entity that does business or seeks to do business with the Company; (2) being employed by, performing services for, serving as an officer of, or serving on the Board of Directors of any such entity; (3) making an investment that could compromise an individual’s ability to perform his or her duties to the Company; and (4) having an immediate family member who engages in any of the activities identified above.

The aggregate outstanding balance of loans by the Bank to directors, executive officers and their related parties was $2.4 million at December 31, 2012. All loans made by the Bank to related persons have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank.

Other Transactions

Since January 1, 2010, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

On December 21, 2012, 13 of our directors and executive officers (including our former Chairman, who retired effective January 8, 2013) invested $1.2 million in Community Financial Shares through their purchase of 862,066 shares of common stock and 3,000 shares of preferred stock in the Investment. Additionally, we currently expect that Director Joseph S. Morrissey will purchase 30,000 shares, and Director John M. Mulherin will purchase 2,000 shares, of common stock in the rights offering. The purchase price paid by them will be $1.00 per share, the same price paid by all other persons who purchase shares of common stock in the rights offering. Following the rights offering, our current directors and executive officers, together with their affiliates, are expected to own 1,329,871 shares of common stock (including 300,000 shares of common stock issuable upon the conversion of shares of Series C Preferred Stock).

THE RIGHTS OFFERING

Subscription Rights

We are distributing to the holders of our shares of common stock as of December 20, 2012 non-transferable subscription rights to purchase shares of our common stock at $1.00 per share. The subscription rights entitle the holders of our common stock to purchase up to an aggregate of approximately 3,000,000 shares of our common stock for an aggregate purchase price of $1.0 million.

Each holder of record of our common stock will receive one subscription right for each share of our common stock owned by such holder as of 5:00 p.m., Eastern Time, on December 20, 2012. Each subscription right entitles the holder to a basic subscription privilege and an over-subscription privilege.

Basic Subscription Privilege. With your basic subscription privilege, you may purchase 2.4091 shares of our common stock for each share of common stock that you own, subject to delivery of the required documents and payment of the subscription price of $1.00 per share, prior to the expiration of the rights offering. Fractional shares of our common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share. You may exercise all or a portion of your basic subscription privilege. However, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares under your over-subscription privilege.

Over-Subscription Privilege. In the event that you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of any shares of our common stock that are not purchased by other shareholders through the exercise of their basic subscription privileges. If sufficient shares of common stock are available, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock among shareholders who over-subscribed by multiplying the number of shares requested by each shareholder through the exercise of their over-subscription privileges by a fraction which equals (x) the number of shares available to be issued through over-subscription privileges divided by (y) the total number of shares requested by all subscribers through the exercise of their over-subscription privileges. As described above for the basic subscription privilege, we will not issue fractional shares through the exercise of over-subscription privileges.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege at the time you deliver payment related to your basic subscription privilege. Because we will not know the actual number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you.

We can provide no assurances that you will be able to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full. We will not be able to satisfy any orders for shares pursuant to the over-subscription privilege if all of our shareholders exercise their basic subscription privileges in full. We can only honor an over-subscription privilege to the extent sufficient shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges.

To the extent the aggregate subscription price of the actual number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares actually available to you, and any excess subscription payments will be returned to you, without interest, as soon as practicable.

To the extent the amount you paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the actual number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

Reasons for the Rights Offering

On November 13, 2012, Community Financial Shares entered into the Securities Purchase Agreement, pursuant to which the Company issued to investors in a private placement offering an aggregate of 4,315,300 shares of common stock at $1.00 per share, 133,411 shares of Series C Preferred Stock at $100.00 per share, 56,708 shares of Series D Preferred Stock at $100.00 per share and 6,728 shares of Series E Preferred Stock at $100.00 per share in the Investment. The closing of the Investment occurred on December 21, 2012.

We are conducting this rights offering as required by the Securities Purchase Agreement to provide our Pre-Investment Shareholders with the opportunity to purchase up to 3.0 million shares of our common stock at a purchase price per share equal to the conversion price of the Series C Preferred Stock (currently $1.00 which is the same price per share of common stock offered to investors in the Investment). The Securities Purchase Agreement provides that, to the extent the rights offering dilutes their voting or economic ownership interests, four of the investors will have the option of purchasing additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering to permit them to maintain both the voting and economic ownership interest in the Company that those investors had immediately after the closing of the Investment. Assuming that 3.0 million shares of common stock are sold in the rights offering, these four investors would have the ability to purchase up to a maximum of approximately $2.4 million worth of additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering.

Concurrent Private Offering

We may enter into investor agreements with certain institutional investors and high net worth individuals, pursuant to which such investors will agree to purchase, in a concurrent private offering to be closed after the conclusion of the rights offering, either a minimum number of common shares, or a certain number of the remaining common shares that are not purchased through the exercise of rights, or both. The maximum number of common shares to be issued by us in the rights offering and the subsequent private offering will not exceed 3,000,000 common shares.

Method of Exercising Subscription Rights

One non-transferable subscription right is being distributed for each share of our common stock that you owned as of 5:00 p.m., Eastern Time, on December 20, 2012. The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders. If you hold a Community Financial Shares stock certificate, the number of rights you may exercise pursuant to your basic subscription privilege is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address set forth below under “—Subscription Agent,” to be received prior to 5:00 p.m., Eastern Time, on [EXPIRATION DATE].

Subscription by Beneficial Owners. If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, custodian bank or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares of our common stock in the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, [EXPIRATION DATE] expiration date that we have established for the rights offering.

Payment Method

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency by:

•	personal check;

•	bank check or bank draft payable to , the subscription agent, drawn upon a United States bank;

•	postal, telegraphic or express money order payable to ; or

•	wire transfer of immediately available funds to the account maintained by .

You should read and follow the instructions accompanying the rights certificate carefully. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required.

The method of delivery of payments of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to us.

There is no sales fee or commission payable by you. We will pay all fees charged by the subscription and information agents and our advisors. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	you provide on the rights certificate that shares are to be delivered in your name and to your address of record, as imprinted on the face of the rights certificate; or

•	you are an eligible institution.

Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering

Subject to the discretion of the board of directors, a person, together with certain related persons and associates, may not purchase a number of shares such that upon completion of the rights offering the person owns securities representing in excess of 4.9% of Community Financial Shares’ outstanding voting interests.

In addition, we will not issue shares of our common stock pursuant to the exercise of basic subscription rights or over-subscription rights, or to any investor in the concurrent private offering, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of [EXPIRATION DATE], such clearance or approval has not been obtained and/or any applicable waiting period has not expired. If we elect not to issue shares in such a case, the unissued shares will become available to satisfy over-subscription by other shareholders pursuant to their subscription rights and will thereafter be available to investors participating in the concurrent private offering.

In addition, we will not issue shares of common stock pursuant to the exercise of basic subscription rights or over-subscription rights to any shareholder who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of [EXPIRATION DATE], such clearance or approval has not been obtained and/or any required waiting period has not expired. If we elect not to issue shares in such case, such shares will become available to satisfy over-subscription by other shareholders pursuant to subscription rights and will be available to investors participating in the concurrent private offering.

The term “associate” is used above to indicate any of the following relationships with a person:

•

any corporation or organization, other than Community Financial Shares, Community Bank—Wheaton/Glen Ellyn, a subsidiary thereof, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

•

any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate (although a person who has a substantial beneficial interest in one of our tax-qualified or non-tax-qualified employee plans, or who is a trustee or fiduciary of the plan is not an associate of the plan, and our tax-qualified employee plans are not associates of a person);

•	any person who is related by blood or marriage to such person and:

(i)	who lives in the same house as the person; or

(ii)	who is a director or senior officer of Community Financial Shares, Community Bank—Wheaton/Glen Ellyn or a subsidiary thereof; and

•	any person acting in concert with the persons or entities specified above.

As used above, the term “acting in concert” means:

•	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or

•

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any of our tax-qualified employee plans will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

Missing or Incomplete Subscription Information

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following the expiration of the rights offering.

Expiration Date

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on [EXPIRATION DATE], which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you. In no event will the expiration date be later than [EXPIRATION DATE #2]. We may extend the expiration of the rights offering by giving oral or written notice to the subscription agent prior to the expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than the next business day after the board of directors determines to extend the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, [EXPIRATION DATE], expiration date that we have established for the rights offering.

Determination of Subscription Price

We are conducting this rights offering as required by the Securities Purchase Agreement to provide our Pre-Investment Shareholders with the opportunity to purchase up to 3.0 million shares of our common stock at a purchase price per share equal to the conversion price of the Series C Preferred Stock (currently $1.00 which is the same price per share of common stock offered to investors in the Investment). The Securities Purchase Agreement provides that, to the extent the rights offering dilutes their voting or economic ownership interests, four of the investors will have the option of purchasing additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering to permit them to maintain both the voting and economic ownership interest in the Company that those investors had immediately after the closing of the Investment. Assuming that 3.0 million shares of common stock are sold in the rights offering, these four investors would have the ability to purchase up to a maximum of approximately $2.4 million worth of additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering. subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering.

We cannot assure you that the market price of our shares of common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering at any time for any reason. We may terminate the rights offering if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Subscription Agent

The subscription agent for the rights offering is IST Shareholder Services. The address to which rights certificates and payments, other than wire transfers, should be mailed or delivered is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to Community Financial Shares.

IST Shareholder Services

433 S. Carlton Avenue

Wheaton, Illinois 60187

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please call our subscription agent for the rights offering, IST Shareholder Services, at (            )             -            (toll free), Monday through Friday (except bank holidays), between             :            a.m. and             :            p.m., Eastern Standard Time.

Information Agent

We have appointed AST Phoenix Advisors as information agent for the offering. Any questions or requests regarding Community Financial Shares, Community Bank—Wheaton/Glen Ellyn or the rights offering may be directed to AST Phoenix Advisors, at (            )             -            (toll free), Monday through Friday (except bank holidays), between             :            a.m. and             :            p.m., Eastern Standard Time. Banks and brokers may contact AST Phoenix Advisors, at (            )             -            . We will pay the fees and expenses of the information agent and have also agreed to indemnify the information agent from certain liabilities that it may incur in connection with the rights offering.

No Fractional Shares

All shares will be sold at a purchase price of $1.00 per share. We will not issue fractional shares. Fractional shares of our common stock resulting from the exercise of the basic subscription privileges and the over-subscription privileges will be eliminated by rounding down to the nearest whole share. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a registered holder of our common stock so instructs, you should complete the rights certificate and submit it to the subscription agent with the proper subscription payment to be received by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Eastern Time, [EXPIRATION DATE], expiration date.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be quoted on the Over-the-Counter Bulletin Board or any stock exchange or market. The shares of our common stock issuable upon exercise of the subscription rights will be quoted on the “pink sheets” by OTC Markets Group, Inc. under the ticker symbol “CFIS.”

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Shareholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering until certificates representing the shares of our common stock are issued to you, or your account at your nominee is credited with the shares of our common stock purchased in the rights offering.

Foreign Shareholders

We will not mail this prospectus or rights certificates to shareholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign shareholders must notify the subscription agent prior to 5:00 p.m., Eastern Time, at least three business days prior to the expiration of the rights offering (or, if the rights offering is extended, on or before three business days prior to the extended expiration date) and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such shareholder.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

Purchase Limitations

Subject to the discretion of the board of directors, a person, together with certain related persons and associates, may not purchase a number of shares such that upon completion of the rights offering the person owns securities representing in excess of 4.9% of Community Financial Shares’ outstanding voting interests. Additionally, federal law generally requires prior regulatory approval for any person or persons acting in concert to acquire 10% or more of our common stock. We will not issue shares of our common stock pursuant to the exercise of basic subscription rights or over-subscription rights, or to any person or entity who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of [EXPIRATION DATE], such clearance or approval has not been obtained and/or any applicable waiting period has not expired. If we elect not to issue shares in such a case, the unissued shares will become available to satisfy over-subscription elections by other shareholders pursuant to their subscription rights.

Material U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase shares of our common stock for the reasons described below in “Material fU.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the subscription rights. Shareholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Shares of Our Common Stock Outstanding After the Rights Offering

Assuming no options are exercised prior to the expiration of the rights offering, we expect approximately 8,560,567 shares of our common stock will be outstanding immediately after completion of the rights offering and the concurrent private offering, assuming an aggregate of 3,000,000 shares of common stock are sold in the rights offering and in the concurrent private offering. In addition, up to 19,684,700 shares of common stock would be issuable to investors upon the conversion of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock sold by us in the first closing of the Investment. Additionally, assuming that 3.0 million shares of common stock are sold in the rights offering, these four investors would have the ability to purchase up to a maximum of approximately $2.4 million worth of additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are currently authorized to issue 75,000,000 shares of common stock, no par value per share. There were 5,560,567 shares of common stock outstanding as of as of             , 2013. Assuming no options are exercised prior to the expiration of the rights offering and assuming all shares are sold in the rights offering, we expect 8,560,567 shares of our common stock will be outstanding immediately after completion of the rights offering. In addition, up to 19,684,700 shares of common stock would be issuable to investors upon the conversion of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock sold by us in the first closing of the Investment. Additionally, assuming that 3.0 million shares of common stock are sold in the rights offering, these four investors would have the ability to purchase up to a maximum of approximately $2.4 million worth of additional shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock following the rights offering.

Dividend Rights. Subject to the rights of the holders of our Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of legally available funds, and to receive pro rata any assets distributable to holders of our common stock upon our liquidation.

Voting Rights. Each outstanding share of our common stock shall entitle the holder thereof to one vote on all matters which are to be voted on, including the election of directors. Voting on all matters is non-cumulative. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Subject to the rights and preferences of the holders of our Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the affirmative vote of a majority of all shares of Company entitled to vote permits (1) the amendment, alteration, change or repeal of our Certificate of Incorporation; (2) the approval of a merger or consolidation with or into another corporation; (3) the sale, lease or other exchange of all or substantially all of our assets; or (4) our dissolution. Stockholders have or will have appraisal rights in connection with a merger or consolidation, but will not have appraisal rights in the event of a sale of all or substantially all of our assets.

Liquidation Rights. Subject to the rights and preferences of the holders of our Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in the event of liquidation of Community Financial Shares, the holders of our common stock shall be entitled to receive, pro rata, all the remaining assets available for distribution to stockholders.

Other Rights. Common shareholders have no preemptive rights to purchase additional securities that may be issued by us in the future. There are no redemption or conversion provisions applicable to our common stock, and common shareholders are not liable for any further capital call or assessment.

Preferred Stock

In May 2009, we issued shares of our Series A Preferred Stock and Series B Preferred Stock to the U.S. Department of Treasury in connection with the TARP Capital Purchase Program. The shares of Series A Preferred Stock and Series B Preferred Stock were redeemed by us on December 31, 2012 and no shares of Series A Preferred Stock or Series B Preferred Stock are currently outstanding.

On December 21, 2012, we consummated the Investment. In connection with the Investment, Community Financial Shares issued an aggregate of 4,315,300 shares of common stock at $1.00 per share, 133,411 shares of Series C Preferred Stock at $100.00 per share, 56,708 shares of Series D Preferred Stock at $100.00 per share and 6,728 shares of Series E Preferred Stock at $100.00 per share to accredited investors and members of our Board of Directors and executive management team. A summary of the material terms of our Series C Preferred Stock , Series D Preferred Stock and Series E Preferred Stock are set forth below.

Series C Preferred Stock

Voting Rights. Each share of the Series C Preferred Stock will be entitled to the number of votes equal to the number of shares of common stock into which each share of Series C Preferred Stock is convertible (initially 100 (subject to adjustment for any split, subdivision, combination, consolidation or similar event with respect to the common stock)) with respect to any matter presented to the common stockholders. In addition, for so long as any shares of Series C Preferred Stock are outstanding, we may not (including by means of merger, consolidation or otherwise), without obtaining the approval of the holders of a majority of the outstanding shares of Series C Preferred Stock : (i) issue additional amounts or classes of senior securities or reclassify any junior or parity securities into senior securities; (ii) modify the terms of the Series C Preferred Stock or our bylaws so as to significantly and adversely affect the rights or preferences of the Series C Preferred Stock ; (iii) approve or effect the liquidation, dissolution or winding up of our business and affairs in any form of transaction; (iv) pay dividends when preferred dividends on the Series C Preferred Stock are in arrears; or (v) take any other actions which, under the laws of Delaware or any other applicable law, requires the prior approval of the Series C Preferred Stock voting as a separate class.

Conversion Rights. Each share of Series C Preferred Stock will be convertible, at the sole discretion of the holder of such shares, initially into 100 shares of common stock (subject to adjustment for any split, subdivision, combination, consolidation or similar event with respect to the common stock). Upon the receipt of a conversion notice from a holder of Series C Preferred Stock , we must (i) notify our transfer agent of the proposed conversion within one trading day and (ii) instruct the transfer agent to issue the applicable number of shares of common stock to the holder of the Series C Preferred Stock in book entry or certificate form within three trading days from the date on which we received the holder’s conversion notice. If we fail to deliver the shares of common stock within three trading days of its receipt of the conversion notice, we must pay the holder of Series C Preferred Stock an amount equal to 0.5% of the product of (x) the number of shares of common stock not issued to the holder multiplied by (y) the closing price of the common stock on the date the shares of common stock were required to be delivered. If we fail to pay these damages within five business days of the date incurred, such payments will bear interest at a rate of 1.5% per month (prorated for partial months) until such payments are made.

Rank. With respect to dividend and liquidation rights, the Series C Preferred Stock will rank: (i) subordinate and junior to our Series A Preferred Stock and Series B Preferred Stock , senior indebtedness and any of our future securities that, by their terms, are senior to the Series C Preferred Stock ; (ii) on parity with the Series D Preferred Stock and Series E Preferred Stock and any of our future securities that, by their terms, are on parity to the Series C Preferred Stock ; and (iii) senior to the common stock and any of our future securities that, by their terms, are not senior to or on parity with the Series C Preferred Stock .

Dividend Rights. Dividends may be paid on the Series C Preferred Stock as and when declared by our Board of Directors, subject to the prior and superior rights of the holders of any senior securities. In addition, the Series C Preferred Stock will participate in all common stock dividends on an as converted basis, and no dividends shall be payable on any junior securities or parity securities unless an identical dividend is payable at the same time on the Series C Preferred Stock .

Liquidation Rights. In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series C Preferred Stock will be entitled to receive a liquidation preference, subject to the rights of any creditors of Community Financial Shares, before any distributions of our assets are made to the holders of the common stock. The liquidation preference will be equal to the greater of (i) the sum of (x) $100.00 per share of Series C Preferred Stock (as adjusted for any split, subdivision, combination, consolidation or similar event with respect to the Series C Preferred Stock ) and (y) the amount of any declared but unpaid distributions to the date of payment and (ii) the amount such holder would have received if the Series C Preferred Stock had been fully converted into common stock immediately prior to the liquidation, dissolution or winding up.

In addition, the consummation of a “change in control” of Community Financial Shares will constitute a liquidation, dissolution or winding up of Community Financial Shares for purposes of the Series C Preferred Stock ’s liquidation preference. For this purpose, a “change in control” is defined as any of the following transactions that is approved by at least a majority of the members of our Board of Directors: (i) an acquisition by any person (other than Community Financial Shares, the current members of its Board of Directors and their descendants, or certain

Community Financial Shares or Community Bank – Wheaton/Glen Ellyn benefit plans) of Community Financial Shares common stock that causes such person to own fifty percent (50%) or more of the combined voting power of our then outstanding voting securities; (ii) a reorganization, merger, consolidation or other corporate transaction involving Community Financial Shares with respect to which the shareholders of Community Financial Shares immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the surviving entity; (iii) the sale, transfer or assignment of all or substantially all of the assets of Community Financial Shares to any third party; or (iv) any other transactions or series of related transactions that have substantially the same effect as the transactions specified in (i) through (iii) above as reasonably determined by the Board of Directors. In such circumstances, in lieu of participating in a change of control, the holders of the Series C Preferred Stock may elect to require Community Financial Shares to make the liquidation payment for any or all of the shares of their Preferred Stock concurrently with the consummation of a change in control or pay interest thereon at a rate equal to the lesser of (i) 25% per annum or (ii) the maximum rate permitted by applicable law.

Anti-Dilution Rights. The Series C Preferred Stock provides for standard anti-dilution adjustments for combinations or divisions of common stock, the reclassification or reorganization of the common stock, and for dividends and distributions in shares of common stock.

Series D Preferred Stock.

Except with respect to voting rights, conversion rights and anti-dilution rights, the Series D Preferred Stock generally has the same preferences, limitations, and relative rights as, and is identical in all respects to, the Series C Preferred Stock .

Voting Rights. The Series D Preferred Stock generally does not have any voting rights. However, for so long as any shares of Series D Preferred Stock are outstanding, we may not (including by means of merger, consolidation or otherwise), without obtaining the approval of the holders of a majority of the outstanding shares of Series D Preferred Stock : (i) issue additional amounts or classes of senior securities or reclassify any junior or parity securities into senior securities; (ii) modify the terms of the Series D Preferred Stock or our bylaws so as to significantly and adversely affect the rights or preferences of the Series D Preferred Stock ; (iii) approve or effect the liquidation, dissolution or winding up of Community Financial Shares’ business and affairs in any form of transaction; (iv) pay dividends when preferred dividends on the Series D Preferred Stock are in arrears; or (v) take any other actions which, under the laws of Delaware or any other applicable law, requires the prior approval of the Series D Preferred Stock voting as a separate class.

Conversion Rights. The Series D Preferred Stock is convertible into shares of Series C Preferred Stock on a one-for-one basis provided that no such conversion results in any person, together with its affiliates, holding more than a 9.9% voting ownership interest in Community Financial Shares, excluding for the purposes of this calculation any reduction in ownership resulting from transfers by such person of voting securities of Community Financial Shares. In addition, each share of Series D Preferred Stock shall be convertible into common stock only (i) simultaneously with the closing of a transfer to a transferee of such Series D Preferred Stock pursuant to a permitted transfer (such as (a) a widespread public distribution; (b) a transfer in which no transferee would receive two percent or more of any class of voting securities of Community Financial Shares; or (c) a transfer to a transferee that would control more than 50% of the voting securities of Community Financial Shares without any transfer from the holder) and (ii) at the sole discretion of the holder of such shares initially into 100 shares of common stock (subject to adjustment for any split, subdivision, combination, consolidation or similar event with respect to the common stock), upon written notice from the transferee. The conversion procedures for the Series D Preferred Stock and related damages provisions are identical to those of the Series C Preferred Stock .

Anti-Dilution Rights. The Series D Preferred Stock provides for standard anti-dilution adjustments for combinations or divisions of the Series C Preferred Stock, the reclassification or reorganization of the Series D Preferred Stock , and for dividends and distributions in shares of Series C Preferred Stock or common stock.

Series E Preferred Stock.

The Series E Preferred Stock has the same preferences, limitations, and relative rights as, and is identical in all respects to, shares of Series D Preferred Stock , except that the Series E Preferred Stock is convertible into shares of Series C Preferred Stock provided that no such conversion results in any person, together with its affiliates, holding more than a 4.9% voting ownership interest in Community Financial Shares, excluding for the purposes of this calculation any reduction in ownership resulting from transfers by such person of voting securities of Community Financial Shares.

Transfer Agent

The registrar and transfer agent for Community Financial Shares’ common stock is IST Shareholder Services, Wheaton, Illinois.

PLAN OF DISTRIBUTION

Directors, Executive Officers and Employees

Our directors and executive officers may participate in the solicitation of the exercise of subscription rights for the purchase of common stock. These persons will not receive any commissions or compensation in connection with these activities, other than their normal compensation, but they will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with any solicitation. Other trained employees of Community Bank—Wheaton/Glen Ellyn may assist in the rights offering in ministerial capacities, providing clerical work in effecting an exercise of subscription rights or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to our executive officers or registered representatives of AST Phoenix Advisors, our information agent. Our other employees have been instructed not to solicit the exercise of subscription rights for the purchase of shares of common stock or to provide advice regarding the exercise of subscription rights. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and the solicitation of subscription rights and the sales of the common stock underlying such subscription rights will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of our common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of common stock.

We have agreed to pay the subscription agent a fee plus certain expenses, which we estimate will total approximately $            . We estimate that our total expenses in connection with the rights offering will be approximately $225,000.

Subscription for and Delivery of Shares

As soon as practicable after the record date for the rights offering, we will distribute the subscription rights and rights certificates to individuals who owned shares of our common stock at 5:00 p.m., Eastern Time, on December 20, 2012. If you wish to exercise your subscription rights and purchase shares of our common stock, you should complete the rights certificate and return it with payment for the shares to the subscription agent, AST Phoenix Advisors, at the following address:

AST Phoenix Advisors

110 Wall Street, 27th Floor

New York, New York 10005

See “The Rights Offering—Method of Exercising Subscription Right.” If you have any questions regarding Community Financial Shares, Community Bank—Wheaton/Glen Ellyn, or the rights offering, please call our information agent, AST Phoenix Advisors, (            )             -            (toll free), Monday through Friday (except bank holidays), between             :            a.m. and             :            p.m., Eastern Time. Banks and brokers may contact AST Phoenix Advisors at (            )             -            .

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please call our subscription agent for the rights offering, IST Shareholder Services, (            )             -            (toll free), Monday through Friday (except bank holidays), between             :            a.m. and             :            p.m., Eastern Time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering and owning and disposing of the shares of common stock received upon exercise of the subscription rights and, insofar as it relates to matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of our tax counsel, Kilpatrick Townsend & Stockton LLP.

This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its particular circumstances or to holders that may be subject to special tax rules, including, but not limited to, partnerships or other pass-through entities, banks and other financial institutions, tax-exempt entities, employee stock ownership plans, certain former citizens or residents of the United States, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, brokers, traders in securities that have elected to use the mark-to-market method of accounting, persons holding subscription rights or shares of common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code.

This summary applies to you only if you are a U.S. holder (as defined below) and receive your subscription rights in the rights offering, and you hold your subscription rights or shares of common stock issued to you upon exercise of the subscription rights as capital assets for tax purposes. This summary does not apply to you if you are not a U.S. holder.

We have not sought, and will not seek, a ruling from the IRS regarding the federal income tax consequences of the rights offering or the related share issuances. The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws.

You are a U.S. holder if you are a beneficial owner of subscription rights or common stock and you are:

•	An individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•

A corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

A trust (a) if a court within the United States can exercise primary supervision over its administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the common stock received upon exercise of the subscription rights, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of our common shares.

ACCORDINGLY, EACH RECIPIENT OF RIGHTS IN THE RIGHTS OFFERING SHOULD CONSULT THE RECIPIENT’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCES THAT MAY RESULT FROM SUCH RECIPIENT’S PARTICULAR CIRCUMSTANCES.

Taxation of Subscription Rights

Receipt of Subscription Rights

Your receipt of subscription rights pursuant to the rights offering will not be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Under Section 305 of the Code, a stockholder who receives a right to acquire shares will, in certain circumstances, be treated as having received a taxable dividend in an amount equal to the value of such right. A common stockholder who receives a right to acquire shares of common stock generally will be treated as having received a taxable dividend if such stockholder’s proportionate interest in the earnings and profits or assets of the corporation is increased and any other stockholder receives a distribution of cash or other property. A common stockholder who receives a right to acquire shares of common stock will be treated as having received a taxable dividend if the distribution is treated as part of a “disproportionate distribution.” A disproportionate distribution of stock or stock rights occurs when a distribution (or series of distributions) from a corporation results in (a) an increase in the stockholder’s proportionate interest in the earnings and profits or assets of the corporation and (b) the receipt by other stockholders of cash or other property. For purposes of the above, “stockholder” includes holders of warrants, options and convertible securities. We do not believe, however, that a disproportionate distribution will occur and, therefore, the receipt of subscription rights will not be taxable to a stockholder.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including the trading price thereof.

Exercise of Subscription Rights

You will not recognize gain or loss on the exercise of a subscription right. Your tax basis in a new share of common stock acquired when you exercise a subscription right will be equal to your adjusted tax basis in the subscription right, if any, plus the subscription price. The holding period of a share of common stock acquired when you exercise your subscription rights will begin on the date of exercise.

Expiration of Subscription Rights

If you allow subscription rights received in the rights offering to expire, you will not recognize any gain or loss for U.S. federal income tax purposes, and you will re-allocate any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired to the existing shares of common stock.

Taxation of Shares of Common Stock Acquired upon Exercise of Subscription Rights

Distributions

Distributions with respect to shares of common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of common stock and thereafter as capital gain.

Dispositions

If you sell or otherwise dispose of the shares of common stock acquired upon exercise of the subscription rights, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares of common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares of common stock is more than one year. Long-term capital gain of an individual is generally taxed at favorable rates. The deductibility of capital losses is subject to limitations.

Recent Legislation Relating to Foreign Accounts

Recently enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends paid after December 31, 2013 on, or gross proceeds paid after December 31, 2014 from the sale or other disposition of, our common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. U.S. holders should consult their tax advisors regarding this legislation.

Health Care and Reconciliation Act of 2010

On March 30, 2010, President Obama signed into law the Health Care and Reconciliation Act of 2010, which requires certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Payments made to you of proceeds from the sale of the shares of common stock acquired upon exercise of the subscription rights may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number (“TIN”), (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

LEGAL MATTERS

Kilpatrick Townsend & Stockton LLP, Washington, DC, counsel to Community Financial Shares, will issue to Community Financial Shares its opinion regarding the legality of the shares of common stock to be issued in the rights offering.

EXPERTS

The consolidated financial statements included in this prospectus and registration statement have been included in reliance upon the report of BKD LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our web site at http://www.cbwge.com. Information on our web site is not part of this prospectus. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We have filed a registration statement, of which this prospectus is a part, covering the shares offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information and exhibits included in the registration statement. We refer you to the information and exhibits included in the registration statement for further information. This prospectus is qualified in its entirety by such information and exhibits.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders

Community Financial Shares, Inc.

Glen Ellyn, Illinois

We have audited the accompanying consolidated balance sheets of Community Financial Shares, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits also included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Financial Shares, Inc. as of December 31, 2011, and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2, the Company has suffered recurring losses from operations and is undercapitalized which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BKD, LLP

/s/ BKD, LLP

Indianapolis, Indiana

June 22, 2012

COMMUNITY FINANCIAL SHARES, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

(Dollars in thousands except share data)

	2011	2010
ASSETS

Cash and due from banks	$4,486	$4,553
Interest-bearing deposits	39,772	27,934

Cash and cash equivalents	44,258	32,487

Interest-bearing time deposits	3,435	4,827
Securities available for sale	43,931	43,175
Loans held for sale	633	1,770
Loans, less allowance for loan losses of $8,854 and $7,679	198,110	221,607
Foreclosed assets	9,265	3,008
Real estate held for investment	—	4,318
Prepaid FDIC assessment	490	1,506
Federal Home Loan Bank stock	5,398	5,398
Premises and equipment, net	15,121	15,535
Cash value of life insurance	6,182	5,938
Interest receivable and other assets	2,163	7,527

Total assets	$328,986	$347,096

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$301,101	$309,080
Federal Home Loan Bank advances	13,000	13,000
Other borrowings	1,300	1,500
Subordinated debentures	3,609	3,609
Interest payable and other liabilities	2,726	2,152

Total liabilities	321,736	329,341

Commitments and contingencies

Stockholders’ equity
Common stock – no par value, 5,000,000 shares authorized; 1,245,267 shares issued and outstanding	—	—
Preferred stock – $1.00 par value, 1,000,000 shares authorized; 7,319 shares issued and outstanding	7	7
Paid-in capital	12,033	11,954
Retained earnings (accumulated deficit)	(5,407)	6,046
Accumulated other comprehensive income (loss)	617	(252)

Total stockholders’ equity	7,250	17,755

Total liabilities and stockholders’ equity	$328,986	$347,096

See accompanying notes to consolidated financial statements.

COMMUNITY FINANCIAL SHARES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2011 and 2010

(Dollars in thousands, except per share data)

	2011	2010
Interest and dividend income
Interest and fees on loans	$11,731	$12,137
Securities
Taxable	989	1,034
Exempt from federal income tax	437	529
Federal Home Loan Bank dividends and other	121	100

Total interest income	13,278	13,800

Interest expense
Deposits	2,041	2,865
Federal Home Loan Bank advances and other borrowed funds	399	468
Subordinated debentures	71	72

Total interest expense	2,511	3,405

Net interest income	10,767	10,395

Provision for loan losses	6,171	8,340

Net interest income after provision for loan losses	4,596	2,055

Noninterest income
Service charges on deposit accounts	423	500
Gain on sale of loans	722	825
Write-down on foreclosed assets	(901)	(468)
Gain (loss) on sale of foreclosed assets	69	(3)
Gain on sale of securities	104	139
Increase in cash surrender value of bank-owned life insurance	243	239
Other service charges and fees	957	582

Total noninterest income	1,617	1,814

Noninterest expense
Salaries and employee benefits	5,632	5,575
Net occupancy expense	880	869
Equipment expense	498	507
Data processing	1,185	1,102
Advertising and marketing	277	296
Professional fees	1,053	928
FDIC premiums	1,217	746
Other real estate owned expenses	511	546
Other operating expenses	1,309	1,239

Total noninterest expense	12,562	11,808

Loss before income taxes	(6,349)	(7,939)
Income tax expense (benefit)	4,657	(3,365)

Net loss	(11,006)	(4,574)

Preferred stock dividend and accretion	(447)	(444)

Net loss available to common shareholders	$(11,453)	$(5,018)

Loss per share
Basic	$(9.20)	$(4.03)
Diluted	$(9.20)	$(4.03)

See accompanying notes to consolidated financial statements.

COMMUNITY FINANCIAL SHARES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years ended December 31, 2011 and 2010

(Dollars in thousands, except share data)

	Number of Common Shares	Preferred Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity

Balance at January 1, 2010	1,245,267	$7	$11,877	$11,064	$(241)	$22,707

Comprehensive loss
Net loss	—	—	—	(4,574)	—	(4,574)
Change in unrealized loss on securities available for sale, net of reclassification adjustment and tax of $7	—	—	—	—	(11)	(11)

Total comprehensive loss						(4,585)

Preferred stock dividends (5%)	—	—	—	(380)	—	(380)
Discount accretion on preferred stock	—	—	64	(64)	—	—
Amortization of stock option compensation	—	—	13	—	—	13

Balance at December 31, 2010	1,245,267	7	11,954	6,046	(252)	17,755

Comprehensive loss
Net loss	—	—	—	(11,006)	—	(11,006)
Change in unrealized loss on securities available for sale, net of reclassification adjustment and tax of $550	—	—	—	—	869	869

Total comprehensive loss						(10,137)

Preferred stock dividends (5%)	—	—	—	(380)	—	(380)
Discount accretion on preferred stock	—	—	67	(67)	—	—
Amortization of stock option compensation	—	—	12	—	—	12

Balance at December 31, 2011	1,245,267	$7	$12,033	$(5,407)	$617	$7,250

See accompanying notes to consolidated financial statements.

COMMUNITY FINANCIAL SHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2011 and 2010

(Dollars in thousands)

	2011	2010
Cash flows from operating activities
Net loss	$(11,006)	$(4,574)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Amortization on securities, net	144	147
Depreciation	657	659
Provision for loan losses	6,171	8,340
Gain on sale of securities	(104)	(139)
Write-down on foreclosed assets	901	468
Gain on sale of loans	(722)	(825)
Originations of loans for sale	(38,821)	(44,838)
Proceeds from sales of loans	40,680	45,663
(Gain)/loss on sale of foreclosed assets	(69)	3
Deferred income taxes	4,681	(3,558)
Compensation cost of stock options	12	13
Change in cash value of life insurance	(243)	(239)
Change in interest receivable and other assets	(2,828)	1,023
Change in interest payable and other liabilities	574	49

Net cash provided by operating activities	27	2,192

Cash flows from investing activities
Purchases of securities available for sale	(23,626)	(30,205)
Proceeds from maturities and calls of securities available for sale	21,723	26,124
Proceeds from sales of securities available for sale	2,526	5,424
Proceeds from sales of foreclosed assets	6,147	2,778
Net change in interest-bearing time deposits	(1,392)	(4,209)
Net change in loans	15,168	(5,225)
Premises and equipment expenditures, net	(243)	(329)

Net cash provided by (used in) investing activities	20,303	(5,642)

Cash flows from financing activities
Change in
Non-interest bearing and interest bearing demand deposits and savings	9,099	23,161
Certificates and other time deposits	(17,078)	(12,392)
Proceeds from borrowings	2,000	13,000
Repayment of borrowings	(2,200)	(13,300)
Dividends paid on preferred stock	(380)	(380)

Net cash provided by (used in) financing activities	(8,559)	10,089

Net change in cash and cash equivalents	11,771	6,639

Cash and cash equivalents at beginning of year	32,487	25,848

Cash and cash equivalents at end of year	$44,258	$32,487

Supplemental disclosures
Interest paid	$2,513	$3,596
Transfers from loans to foreclosed assets	7,949	3,861
Transfers from loans to real estate held for investment	—	4,318

See accompanying notes to consolidated financial statements.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include Community Financial Shares, Inc. (the Holding Company) and its wholly owned subsidiary, Community Bank – Wheaton/Glen Ellyn (the Bank) together referred to herein as the Company.

The Bank was chartered by the Illinois Commissioner of Banks and Real Estate in 1994. The Bank provides a range of banking and financial services through its operation as a commercial bank with offices located in Wheaton and Glen Ellyn, Illinois. The Bank’s primary activities include deposit services and commercial and retail lending. Interest income is also earned on investments in debt securities, federal funds sold, and short-term investments.

Significant intercompany transactions and balances have been eliminated in consolidation.

Internal financial information is reported and aggregated as one line of business.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided and future results could differ. The allowance for loan losses and fair values of financial instruments are particularly subject to change.

Securities: Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

When the Company does not intend to sell a debt security, and it is more likely than not, the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income. For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

For equity securities, when the Company has decided to sell an impaired available-for-sale security and the entity does not expect the fair value of the security to fully recover before the expected time of sale, the security is deemed other-than-temporarily impaired in the period in which the decision to sell is made. The Company recognizes an impairment loss when the impairment is deemed other than temporary even if a decision to sell has not been made.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans and Loan Income: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

Allowance for Loan Losses: The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Federal Home Loan Bank Stock: Federal Home Loan Bank (FHLB) stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula.

The Bank owned $5,398,000 of FHLB stock as of December 31, 2011 and 2010. The FHLB of Chicago paid a cash dividend of 0.10% and zero during 2011 and 2010, respectively. The FHLB will continue to assess their dividend capacity each quarter, and will obtain the necessary approval if a dividend is to be made. Management performed an analysis and deemed the investment in FHLB stock was not impaired.

Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. Costs incurred after acquisition that do not meet the criteria for capitalization are expensed.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 10 to 50 years. Furniture, fixtures, and equipment are depreciated using the straight-line (or accelerated) method with useful lives ranging from 3 to 10 years.

Long-Term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate that their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Stock Compensation: At December 31, 2011, the Company has a stock-based employee compensation plan, which is described more fully in Note 15.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes: The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company files consolidated income tax returns with its subsidiaries.

With a few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for years before 2008.

Off-balance-sheet Financial Instruments: Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Statements of Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and interest-bearing deposits. Most federal funds are sold for one-day periods. Net cash flows are reported for customer loan and deposit transactions.

Earnings Per Share: Basic earnings per share is net income available to common shareholders divided by the weighted average number of shares outstanding during the year. Diluted earnings per share include the dilutive effect of additional potential shares issuable under stock options.

Comprehensive Income or Loss: Comprehensive income or loss consists of net income or loss and other comprehensive income or loss. Other comprehensive income or loss includes unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Holding Company or by the Holding Company to the stockholders. In addition, the Bank and the Holding Company are currently subject to regulatory orders limiting their ability to declare and pay dividends. See Note 10 for more information.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of active markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Recently Issued Accounting Standards: In April 2011, the FASB issued ASU No. 2011-02, Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring. ASU 2011-02 clarifies the guidance in ASC 310-40 Receivables: Troubled Debt Restructurings by Creditors. Creditors are required to identify a restructuring as a troubled debt restructuring if the restructuring constitutes a concession and the debtor is experiencing financial difficulties. ASU 2011-02 clarifies guidance on whether a creditor has granted a concession and clarifies the guidance on a creditor’s evaluation of whether a debtor is experiencing financial difficulties. In addition, ASU 2011-02 also precludes the creditor from using the effective interest rate test in the debtor’s guidance on restructuring of payables when evaluating whether a restructuring constitutes a troubled debt restructuring. The effective date of ASU 2011-2 for public entities is effective for the first interim or annual period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. If, as a result of adoption, an entity identifies newly impaired receivables, an entity should apply the amendments for purposes of measuring impairment prospectively for the first interim or annual period beginning on or after June 15, 2011. The Company adopted the methodologies prescribed by this ASU on July 1, 2011 with no material impact on its financial condition, results of operation, and cash flows or on the total TDRs identified by the Company.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income. In June, 2011 FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total comprehensive income, the components of net income, and the components of other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. Due to the recency of this pronouncement, the Company is evaluating its timing of adoption of ASU 2011-05, but will adopt the ASU retrospectively by the due date.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Current Economic Conditions: The current protracted economic decline continues to present financial institutions with circumstances and challenges that in many cases have resulted in large and unanticipated declines in the fair values of investments and other assets, constraints on liquidity and capital and significant credit quality problems, including severe volatility in the valuation of real estate and other collateral supporting loans. The financial statements have been prepared using values and information currently available to the Company.

At December 31, 2011, the Company held $94.5 million in commercial real estate loans. Due to the national, state and local economic conditions, values for commercial real estate have declined significantly and the market for these properties is depressed.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the financial statements could change rapidly, resulting in material future adjustments in asset values, the allowance for loan losses, and capital that could negatively impact the Company’s ability to meet regulatory capital requirements and maintain sufficient liquidity.

NOTE 2 – GOING CONCERN CONSIDERATIONS

The report of the Company’s independent registered public accounting firm for the year ended December 31, 2011 contains an explanatory paragraph as to the Company’s ability to continue as a going concern primarily because (i) the Company reported significant losses during 2011 and 2010 and (ii) the Company has not sufficiently demonstrated its ability to meet the capital requirements set forth in the Order (See note 11) or its ability to meet its obligations under a loan agreement that it has entered into with an unaffiliated third party lender.

The losses reported by the Company during 2011 and 2010 were primarily due to large provisions for loan losses and the establishment of valuation allowances against the Company’s deferred tax asset. Prior to sustaining these losses, the Company had a history of profitable operations. The Company’s return to profitable operations is contingent in part on the economic recovery in its market area and the stability of collateral values of the real estate that secures many of its loans. It is difficult to predict when the local economy will fully recover and the impact of that recovery on the Company’s operations. Therefore, the Company cannot predict the timing of its return to profitable operations.

In addition, the Company remains subject to the provisions of the Order and a loan agreement that it has entered into with an unaffiliated third party lender. The Order requires the Bank to achieve Tier 1 capital at least equal to 8% of total assets and total capital at least equal to 12% of risk-weighted assets. The Company’s loan with the unaffiliated third party, which had a fixed rate of 6.0% and an outstanding balance of $1.3 million at December 31, 2011, is secured by all of the outstanding capital stock of the Bank. As of December 31, 2011, the Company has made all required interest payments on the outstanding principal amounts on a timely basis. As a condition of the Company’s loan agreement, the Bank must maintain a nonperforming assets-to-tangible-capital ratio of not more than 65% measured quarterly and not incur a net loss of more than $250,000 for the calendar year ended December 31, 2010. As of December 31, 2011, the Company was not in compliance with the debt covenants set forth in the loan agreement. On May 3, 2012, the Company and the lender entered into a forbearance agreement pursuant to which the lender agreed to accept $900,000, plus accrued interest, attorney’s fees and other costs, as full satisfaction of the indebtedness provided that such payment are made by the Company to the lender on or before July 30, 2012. In addition, upon receipt of the payment, all of the liens on and security interests in favor of the lender under the loan documents shall be automatically terminated and released and all indebtedness shall be deemed fully satisfied. See Note 8 for additional information regarding the third party loan.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 2 – GOING CONCERN CONSIDERATIONS (Continued)

The Company has evaluated all options to increase its capital levels and is currently engaged in preliminary negotiations with various third parties regarding the raising of additional capital. If the Company cannot raise additional capital, it may not be able to sustain further deterioration in its financial condition and other regulatory actions may be taken. As of the date of the report of the Company’s independent registered public accounting firm, the Company has not entered into a definitive agreement regarding the raising of additional capital and no assurances can be made that the Company will ultimately enter into such an agreement. Although not currently planned, realization of assets in other than the ordinary course of business in order to meet liquidity needs could incur losses not reflected in these financial statements.

NOTE 3 – CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

The financial institutions holding the Company’s cash accounts are participating in the FDIC’s Transaction Account Guarantee Program. Under that program, through December 31, 2010, all noninterest-bearing transaction accounts are fully guaranteed by the FDIC for the entire amount in the account. Pursuant to legislation enacted in 2010, the FDIC will fully insure all noninterest-bearing transaction accounts beginning December 31, 2010 through December 31, 2012, at all FDIC-insured institutions.

Effective July 21, 2010, the FDIC’s insurance limits were permanently increased to $250,000. At December 31, 2011, the Company had cash balances of $39.5 million at the FRB and FHLB that did not have FDIC insurance coverage.

Cash on hand or on deposit with the Federal Reserve Bank of $4.2 million was required to meet regulatory reserve and clearing requirements at year-end 2011.

NOTE 4 – SECURITIES AVAILABLE FOR SALE

The fair value of securities available for sale at year end is as follows:

2011	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses

U. S. government agencies	$9,041	$42	$—
States and political subdivisions	12,926	482	(3)
Mortgage-backed – Government sponsored enterprises (GSE) residential	21,665	477	(1)
Preferred stock	25	10	—
SBA guaranteed	274	1	(1)

	$43,931	$1,012	$(5)

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 4 – SECURITIES AVAILABLE FOR SALE (Continued)

2010	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses

U. S. government agencies	$11,801	$13	$(216)
States and political subdivisions	12,868	173	(470)
Mortgage-backed – Government sponsored enterprises (GSE) residential	18,198	248	(154)
Preferred stock	11	—	(3)
SBA guaranteed	297	—	(3)

	$43,175	$434	$(846)

Securities classified as U. S. government agencies include notes issued by government-sponsored enterprises such as the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Federal Home Loan Bank. The SBA-guaranteed securities are pools of the loans guaranteed by the Small Business Administration.

The fair values of securities available for sale at December 31, 2011, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity are shown separately.

	Amortized Cost	Fair Value

Due in one year or less	32	32
Due after one year through five years	1,012	1,040
Due after five years through ten years	1,864	1,876
Due after ten years	18,539	19,019

Mortgage-backed – GSE residential	21,187	21,665
Preferred stock	15	25
SBA guaranteed	275	274

	$42,924	$43,931

Securities with a carrying value of approximately $24,630,000 and $22,665,000 at December 31, 2011 and 2010, respectively, were pledged to secure public deposits, Federal Home Loan Bank advances and for other purposes as required or permitted by law.

Sales of securities were as follows:

	2011	2010

Proceeds	$2,526	$5,424
Gross gains	104	139
Gross losses	—	—

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 4 – SECURITIES AVAILABLE FOR SALE (Continued)

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2011 and 2010 was $814,000 and $27,029,000, respectively, which is approximately 1.9% and 62.6% of the Company’s investment portfolio, respectively. These declines primarily resulted from changes in market interest rates and current depressed market conditions. Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary. Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

The following tables show gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2011 and 2010:

2011	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

State and political subdivisions	$—	$—	$476	$(3)	$476	$(3)
Mortgage-backed – GSE residential	109	(1)	—	—	109	(1)
Preferred stock	—	—	229	(1)	229	(1)

Total temporarily impaired securities	$109	$(1)	$705	$(4)	$814	$(5)

2010	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government agencies	$7,788	$(216)	$—	—	$7,788	$(216)
State and political subdivisions	8,411	(365)	1,568	(105)	9,979	(470)
Mortgage-backed – GSE residential	9,002	(154)	—	—	9,002	(154)
Preferred stock	11	(3)	—	—	11	(3)
SBA guaranteed	136	(1)	113	(2)	249	(3)

Total temporarily impaired securities	$25,348	$(739)	$1,681	$(107)	$27,029	$(846)

.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 5 – LOANS

Loans and Loan Income: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 5 – LOANS (Continued)

Loans consisted of the following at December 31:

	2011	2010

Real estate
Commercial	$94,513	$94,356
Construction	4,361	15,435
Residential	21,054	25,964
Home equity	59,176	66,243

Total real estate loans	179,104	201,998
Commercial	26,203	25,572
Consumer	1,392	1,399

Total loans	206,699	228,969
Deferred loan costs, net	265	317
Allowance for loan losses	(8,854)	(7,679)

Loans, net	$198,110	$221,607

The risk characteristics of each loan portfolio segment are as follows:

Commercial

Commercial loans are primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. Most commercial loans are secured by the assets being financed or other business assets such as accounts receivable or inventory and may incorporate a personal guarantee; however, some short-term loans may be made on an unsecured basis. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 5 – LOANS (Continued)

Commercial Real Estate

These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy. The properties securing the Company’s commercial real estate portfolio are diverse in terms of type and geographic location. Management monitors and evaluates commercial real estate loans based on collateral, geography and risk grade criteria. As a general rule, the Company avoids financing single purpose projects unless other underwriting factors are present to help mitigate risk. In addition, management tracks the level of owner-occupied commercial real estate loans versus non-owner occupied loans.

Construction

Construction loans are underwritten utilizing feasibility studies, independent appraisal reviews, sensitivity analysis of absorption and lease rates and financial analysis of the developers and property owners. Construction loans are generally based on estimates of costs and value associated with the completed project. These estimates may be inaccurate. Construction loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project. Sources of repayment for these types of loans may be pre-committed permanent loans from approved long-term lenders, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are closely monitored by on-site inspections and are considered to have higher risks than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, governmental regulation of real property, general economic conditions and the availability of long-term financing.

Residential and Consumer, including Home Equity Lines of Credit (HELOC)

With respect to residential loans that are secured by one-to-four family residences and are generally owner occupied, the Company generally establishes a maximum loan-to-value ratio and may require private mortgage insurance if that ratio is exceeded. Home equity loans are typically secured by a subordinate interest in one-to-four family residences, and consumer loans are secured by consumer assets such as automobiles or recreational vehicles. Some consumer loans are unsecured such as small installment loans and certain lines of credit. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Repayment can also be impacted by changes in property values on residential properties. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Policy for charging off loans:

Management’s general practice is to proactively charge down loans individually evaluated for impairment to the fair value of the underlying collateral.

Consistent with regulatory guidance, charge-offs on all loan segments are taken when specific loans, or portions thereof, are considered uncollectible. The Company’s policy is to promptly charge these loans off in the period the uncollectible loss is reasonably determined.

For all loan portfolio segments except one-to-four family residential loans and consumer loans, the Company promptly charges-off loans, or portions thereof, when available information confirms that specific loans are uncollectible based on information that includes, but is not limited to, (1) the deteriorating financial condition of the borrower, (2) declining collateral values, and/or (3) legal action, including bankruptcy, that impairs the borrower’s

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 5 – LOANS (Continued)

ability to adequately meet its obligations. For impaired loans that are considered to be solely collateral dependent, a partial charge-off is recorded when a loss has been confirmed by an updated appraisal or other appropriate valuation of the collateral.

The Company charges-off one-to-four family residential and consumer loans, or portions thereof, when the Company reasonably determines the amount of the loss. The Company adheres to timeframes established by applicable regulatory guidance which provides for the charge-down of one-to-four family first and junior lien mortgages to the net realizable value less costs to sell when the loan is 180 days past due, charge-off of unsecured open-end loans when the loan is 180 days past due, and charge down to the net realizable value when other secured loans are 120 days past due. Loans at these respective delinquency thresholds for which the Company can clearly document that the loan is both well-secured and in the process of collection, such that collection will occur regardless of delinquency status, need not be charged off.

Policy for determining delinquency:

The entire balance of a loan is considered delinquent if the minimum payment contractually required to be made is not received by the specified due date.

Period utilized for determining historical loss factors:

The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the prior three years. Management believes the three year historical loss experience methodology is appropriate in the current economic environment, as it captures loss rates that are comparable to the current period being analyzed.

Policy for recognizing interest income on impaired loans:

Interest income on loans individually classified as impaired is recognized on a cash basis after all past due and current principal payments have been made.

Policy for recognizing interest income on nonaccrual loans:

Subsequent payments on nonaccrual loans are recorded as a reduction of principal, and interest income is recorded only after principal recovery is reasonably assured. Nonaccrual loans are returned to accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collection of interest or principal. The Company requires a period of satisfactory performance of not less than six months before returning a nonaccrual loan to accrual status.

The Bank has entered into transactions, including the making of direct and indirect loans, with certain directors and their affiliates (related parties). In management’s opinion such transactions were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

The aggregate amount of loans, as defined, to such related parties were as follows:

Balances, January 1, 2011	$3,353
New loans including renewals	150
Payments, etc., including renewals	(224)

Balances, December 31, 2011	$3,279

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 5 – LOANS (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2011 and 2010:

	2011
	Commercial	Commercial Real Estate	Construction	Consumer	Residential	HELOC	Unallocated	Total

Balance at beginning of period	$791	$1,200	$3,877	$19	$661	$838	$293	$7,679
Provision for loan losses	11	3,367	703	(1)	1,014	1,370	(293)	6,171
Charge-offs	(109)	(396)	(2,812)	(8)	(872)	(813)	—	(5,010)
Recoveries	2	—	—	9	—	3	—	14

Balance at end of period	$695	$4,171	$1,768	$19	$803	$1,398	$—	$8,854

Ending balance: individually evaluated for impairment	$39	$3,002	$1,740	$—	$451	$977	$—	$6,209

Ending balance: collectively evaluated for impairment	$656	$1,214	$28	$19	$352	$376	$—	$2,645

Total Loans:
Ending balance	$26,203	$94,513	$4,361	$1,392	$21,054	$59,176	$—	$206,699

Ending balance: individually evaluated for impairment	$39	$6,671	$2,175	$—	$3,709	$2,659	$—	$15,253

Ending balance: collectively evaluated for impairment	$26,164	$87,842	$2,186	$1,392	$17,345	$56,517	$—	$191,446

	2010
	Commercial	Commercial Real Estate	Construction	Consumer	Residential	HELOC	Unallocated	Total

Balance at beginning of period	$762	$2,245	$619	$24	$770	$390	$2	$4,812
Provision for loan losses	1,287	(589)	6,342	(7)	(2)	1,018	291	8,340
Charge-offs	(1,280)	(456)	(3,084)	(15)	(107)	(570)	—	(5,512)
Recoveries	22	—	—	17	—	—	—	39

Balance at end of period	$791	$1,200	$3,877	$19	$661	$838	$293	$7,679

Ending balance: individually evaluated for impairment	$109	$315	$3,647	$—	$387	$469	$—	$4,927

Ending balance: collectively evaluated for impairment	$682	$885	$230	$19	$274	$369	$293	$2,752

Total Loans:
Ending balance	$25,572	$94,356	$15,435	$1,399	$25,964	$66,243	$—	$228,969

Ending balance: individually evaluated for impairment	$351	$5,707	$11,189	$—	$6,928	$2,174	$—	$26,349

Ending balance: collectively evaluated for impairment	$25,221	$88,649	$4,246	$1,399	$19,036	$64,069	$—	$202,620

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 5 – LOANS (Continued)

The following table summarizes the Company’s nonaccrual loans by class at December 31, 2011 and 2010.

	2011	2010
Commercial and industrial	$39	$351
Real estate loans:
Construction	2,175	9,789
Commercial	4,721	1,052
Residential mortgage	4,187	6,928
Home equity	2,677	2,174

Total	$13,799	$20,294

The following table presents impaired loans as of December 31, 2011:

	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized
With no related allowance recorded:
Construction	$25	$776	$—	$525	$—
Residential	2,353	2,353	—	2,359	—
HELOC	510	510	—	523	1

Subtotal	2,888	3,639	—	3,407	1

With an allowance recorded:
Commercial	39	39	39	877	30
Commercial real estate	6,671	6,671	3,002	4,987	232
Construction	2,150	2,150	1,740	2,150	—
Residential	1,356	1,355	451	1,378	54
HELOC	2,149	2,149	977	2,159	51

Subtotal	12,365	12,364	6,209	11,551	367

Total Impaired Loans	$15,253	$16,003	$6,209	$14,958	$368

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 5 – LOANS (Continued)

The following table presents impaired loans as of December 31, 2010:

	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized
With no related allowance recorded:
Commercial	$109	$109	$—	$246	$—
Commercial real estate	464	464	—	491	3
Construction	572	1,323	—	572	—
Residential	2,588	2,588	—	2,728	20
HELOC	636	636	—	276	—

Subtotal	4,369	5,120	—	4,313	23

With an allowance recorded:
Commercial	242	242	109	110	—
Commercial real estate	5,243	5,243	315	5,169	209
Construction	10,617	12,440	3,647	11,244	—
Residential	4,340	4,340	387	4,356	25
HELOC	1,538	1,679	469	1,578	—

Subtotal	21,980	23,944	4,927	22,457	234

Total Impaired Loans	$26,349	$29,064	$4,927	$26,770	$257

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis is performed during the loan approval process and is updated as circumstances warrant. The Company uses the following definitions for risk ratings:

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the borrower or of the collateral pledged, if any. Loans so classified have a well defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard with the added characteristic that weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 5 – LOANS (Continued)

The following table summarizes credit quality of the Company at December 31, 2011 and 2010:

	2011
	Pass	Special Mention	Substandard	Doubtful	Loss	Total

Commercial	$24,582	$910	$711	$—	$—	$26,203
Real estate loans:
Construction	1,144	—	3,217	—	—	4,361
Commercial real estate	84,492	3,351	6,670	—	—	94,513
Residential mortgage	12,042	3,804	5,208	—	—	21,054
Home equity	54,665	530	3,981	—	—	59,176
Consumer	1,392	—	—	—	—	1,392

Total	$178,317	$8,595	$19,787	$—	$—	$206,699

	2010
	Pass	Special Mention	Substandard	Doubtful	Loss	Total

Commercial	$22,241	$2,238	$1,093	$—	$—	$25,572
Real estate loans:
Construction	2,077	773	12,585	—	—	15,435
Commercial real estate	85,412	3,203	5,741	—	—	94,356
Residential mortgage	14,685	1,285	9,994	—	—	25,964
Home equity	62,635	526	3,082	—	—	66,243
Consumer	1,399	—	—	—	—	1,399

Total	$188,449	$8,025	$32,495	$—	$—	$228,969

The following table summarizes aging of the Company’s loan portfolio at December 31, 2011 and 2010:

	2011
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Loans > 90 Days and Accruing

Commercial	$—	$—	$39	$39	$26,164	$26,203	$—
Real estate loans:
Construction	—	—	2,175	2,175	2,186	4,361	—
Commercial real estate	674	—	4,721	5,395	89,118	94,513	—
Residential mortgage	204	43	4,187	4,434	16,620	21,054	—
Home equity	60	463	2,677	3,200	55,976	59,176	—
Consumer	—	—	—	—	1,392	1,392	—

Total	$938	$506	$13,799	$15,243	$191,456	$206,699	$—

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 5 – LOANS (Continued)

	2010
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Loans > 90 Days and Accruing

Commercial	$—	$—	$351	$351	$25,221	$25,572	$—
Real estate loans:
Construction	1,154	—	9,789	10,943	4,492	15,435	—
Commercial real estate	1,958	—	1,052	3,010	91,346	94,356	—
Residential mortgage	104	168	6,928	7,200	18,764	25,964	—
Home equity	687	298	2,174	3,159	63,084	66,243	—
Consumer	12	—	—	12	1,387	1,399	—

Total	$3,915	$466	$20,294	$24,675	$204,294	$228,969	$—

The Company may grant a concession or modification for economic or legal reasons related to a borrower’s financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (TDR). The Company may modify loans through interest rate reductions, short-term extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers’ operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs are considered impaired loans for purposes of calculating the Company’s allowance for loan losses.

The Company identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower’s financial statements, revenue projections, tax returns and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

For one-to-four family residential and home equity lines of credit, a restructure often occurs with past due loans and may be offered as an alternative to foreclosure. There are other situations where borrowers, who are not past due, experience a sudden job loss, become overextended with credit obligations, or other problems, have indicated that they will be unable to make the required monthly payment and request payment relief.

When considering a loan restructure, management will determine if: (i) the financial distress is short or long term; (ii) loan concessions are necessary; and (iii) the restructure is a viable solution.

When a loan is restructured, the new terms often require a reduced monthly debt service payment. No TDRs that were on non-accrual status at the time the concessions were granted have been returned to accrual status. For commercial loans, management completes an analysis of the operating entity’s ability to repay the debt. If the operating entity is capable of servicing the new debt service requirements and the underlying collateral value is believed to be sufficient to repay the debt in the event of a default, the new loan is generally placed on accrual status.

For retail loans, an analysis of the individual’s ability to service the new required payments is performed. If the borrower is capable of servicing the newly restructured debt and the underlying collateral value is believed to be sufficient to repay the debt in the event of a future default, the new loan is generally placed on accrual status. The reason for the TDR is also considered, such as paying past due real estate taxes or payments caused by a temporary job loss, when determining whether a retail TDR loan could be returned to accrual status. Retail TDRs remain on non-accrual status until sufficient payments have been made to bring the past due principal and interest current at which point the loan would be transferred to accrual status.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 5 – LOANS (Continued)

The following table summarizes the loans that have been restructured as TDRs for the years ended December 31, 2011 and 2010:

	December 31, 2011
	Count	Balance Prior to TDR	Balance after TDR
Real estate loans:
Commercial real estate	4	$5,847	$5,811
Construction	1	533	344
Residential mortgage	2	2,733	2,719

Total	7	$9,113	$8,874

	December 31, 2010
	Count	Balance Prior to TDR	Balance after TDR
Real estate loans:
Commercial real estate	6	$8,683	$8,683
Residential mortgage	2	6,106	6,106

Total	8	$14,789	$14,789

The following table sets forth the Company’s TDRs that had payment defaults during the year ended December 31, 2011. Default occurs when a TDR is 90 days or more past due, transferred to non-accrual status, or transferred to other real estate owned within twelve months of restructuring.

	Count	Default Balance
Real estate loans:
Commercial real estate	1	$2,352

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 6 – PREMISES AND EQUIPMENT

Premises and equipment consisted of the following at year end:

	2011	2010

Land	$3,908	$3,908
Building	12,425	12,414
Construction in progress	—	87
Furniture and equipment	3,334	3,128

Total cost	19,667	19,537
Accumulated depreciation	(4,546)	(4,002)

Net book value	$15,121	$15,535

NOTE 7 – DEPOSITS

	2011	2010

Non-interest bearing DDA	$36,324	$34,047
NOW	75,524	80,282
Money market	41,907	34,560
Regular savings	55,026	50,793
Certificates and time deposits, $100,000 and over	38,201	50,264
Other certificates and time deposits	54,119	59,134

Total deposits	$301,101	$309,080

At December 31, 2011, scheduled maturities of certificates of deposit are as follows:

2012	$61,841
2013	20,300
2014	2,246
2015	4,085
2016	3,848

$92,320

Deposits from related parties, as defined in Note 5, held by the Company at December 31, 2011 and 2010 totaled $2,575,700 and $4,271,000, respectively.

NOTE 8 – ADVANCES FROM THE FEDERAL HOME LOAN BANK AND OTHER BORROWINGS

Advances from the Federal Home Loan Bank of Chicago totaled $13.0 million at both December 31, 2011 and 2010. Advances, at interest rates from 0.30% to 3.24%, are subject to restrictions or penalties in the event of prepayment.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 8 – ADVANCES FROM THE FEDERAL HOME LOAN BANK AND OTHER BORROWINGS (Continued)

The Company maintains a collateral pledge agreement covering advances whereby the Company has agreed to at all times keep on hand, free of all other pledges, liens, and encumbrances, whole first mortgage loans on improved residential property not more than 90 days delinquent, aggregating no less than 167 percent of the outstanding advances from the Federal Home Loan Bank of Chicago. As noted in Note 3, the Company has also pledged securities on these advances.

At December 31, 2011, scheduled maturities of advances are as follows:

2012	$4,000
2013	4,500
2014	2,500
2015	2,000

The Company has a loan with Marshall & Ilsley Bank (“M&I Bank”) with a fixed rate of 6.0% and a balance of $1.3 million at December 31, 2011. The debt is secured by all of the outstanding capital stock of the Bank. The Company has made all required interest payments on the outstanding principal amounts on a timely basis. As a condition of the Company’s loan agreement with M&I Bank, the Bank must maintain a nonperforming assets-to-tangible-capital ratio of not more than 65% measured quarterly and not incur a net loss of more than $250,000 for the calendar year ended December 31, 2010. As of December 31, 2011, the Company was not in compliance with these debt covenants. On March 28, 2011, a forebearance agreement was entered into with M&I Bank, as a result, the maturity date was extended to February 15, 2012. On May 3, 2012, the Company and M&I Bank entered into a settlement agreement. M&I Bank has agreed to accept $900,000 plus accrued interest, attorney’s fees and other costs as full satisfaction of the indebtedness provided that such payment are made by the Company to M&I Bank on or before July 30, 2012. In addition, upon receipt of the payment, all of the liens on and security interests in favor of M&I Bank under the loan documents shall be automatically terminated and released and all indebtedness shall be deemed fully satisfied.

NOTE 9 – SUBORDINATED DEBENTURES

The Company and its financing trust subsidiary, Community Financial Shares Trust II, a Delaware statutory trust, consummated the issuance and sale of an aggregate amount of $3,500,000 of the Trust’s floating rate capital securities in a pooled trust preferred transaction. The subordinated debentures accrue interest at a variable rate based on three-month LIBOR plus 1.62%, reset and payable quarterly. The interest rate at December 31, 2011 was 2.17%. The debentures will mature on September 21, 2037, at which time the preferred securities must be redeemed. In addition, the Company may redeem the preferred securities in whole or part, beginning June 21, 2012 at a redemption price of $1,000 per preferred security.

The Company has provided a full, irrevocable, and unconditional guarantee on a subordinated basis of the obligations of the Trust under the preferred securities in the event of the occurrence of an event of default, as defined in such guarantee.

On January 14, 2011, the Company was notified by the Federal Reserve Bank of Chicago (the “FRB”) that the overall condition of the Company and the Bank is less than satisfactory. As a result, the Company must now obtain prior written approval from the FRB prior to, among other things, making any payments related to any outstanding trust preferred securities. The Company has notified the trustee for Community Financial Shares Statutory Trust II that, beginning with the March 15, 2011 interest payment period, the Company will defer all payments of interest on the Company’s Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 for an indefinite period of time.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 10 – TARP CAPITAL PURCHASE PROGRAM

On May 15, 2009, the Company entered into a Letter Agreement and related Securities Purchase Agreement with the United States Department of the Treasury (the “Department of Treasury”) in accordance with the terms of the Department of Treasury’s TARP Capital Purchase Program. Pursuant to the Letter Agreement and Securities Purchase Agreement, the Company issued 6,970 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a warrant for the purchase of 349 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “warrant”) to the Department of Treasury for an aggregate purchase price of $6,970,000 in cash.

The Series A preferred stock qualifies as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum until February 15, 2014. Beginning February 16, 2014, the dividend rate will increase to 9% per annum. The Series A preferred stock may be redeemed, in whole or in part, at any time from time to time, at the option of the Company, subject to consultation with the Company’s primary federal banking regulator, provided that any partial redemption must be for at least 25% of the issue price of the Series A preferred stock.

As part of the transaction, the Department of Treasury exercised the Warrant and received 349 shares of Series B preferred stock. The Series B preferred stock will pay cumulative dividends at a rate of 9% per annum. The Series B preferred stock may also be redeemed, in whole or in part, at any time from time to time, at the option of the Company, subject to consultation with the Company’s primary federal regulator, provided that any partial redemption must be for at least 25% of the liquidation value of the Series B preferred stock. The Series B preferred stock cannot be redeemed until all of the outstanding shares of Series A preferred stock have been redeemed.

The Securities Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”), as modified by the American Recovery and Reinvestment Act of 2009. The Company will take all necessary action to ensure that its benefit plans with respect to senior executive officers continue to comply with Section 111(b) of the EESA and has agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

On January 14, 2011, the Company was notified by the Federal Reserve Bank of Chicago (the “FRB”) that the overall condition of the Company and the Bank is less than satisfactory. As a result, the Company must now obtain prior written approval from the FRB prior to, among other things, the payment of any capital distribution, including stockholder dividends on the shares of Company preferred stock issued to the Department of Treasury pursuant to the TARP Capital Purchase Program. The Company has notified the Department of Treasury that, beginning with the February 15, 2011 dividend payment, the Company will defer all payments of dividends on its Series A preferred stock for an indefinite period of time. The terms of the Securities Purchase Agreement provide that the U.S. Treasury may appoint two directors to our Board of Directors in the event that we defer dividends on the Series A preferred stock for six consecutive quarterly periods.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 11 – CAPITAL REQUIREMENTS

The Bank is subject to regulatory capital requirements administered by federal banking agencies. In addition to the capital adequacy guidelines set forth below, the Bank entered into a Stipulation and Consent to the Issuance of a Consent Order with the Federal Deposit Insurance Corporation (the “FDIC”) and the Illinois Department of Financial and Professional Regulation (the “IDFPR”) on January 21, 2011, whereby the Bank consented to the issuance of a Consent Order (the “Order”) by the FDIC and IDFPR, without admitting or denying that grounds exist for the FDIC and IDFPR to initiate an administrative proceeding against the Bank.

The Order requires the Bank to achieve Tier 1 capital at least equal to 8% of total assets and total capital at least equal to 12% of risk-weighted assets within 120 days. At December 31, 2011, these capital ratios were 3.3% and 6.1%, respectively. As a result, the Bank is currently deemed to be “undercapitalized” pursuant to the regulatory framework for prompt corrective action and is subject to the mandatory provisions of 12 U.S.C. § 1831o and 12 C.F.R. § 325 (subpart B). These provisions include, among other things, a requirement that the Bank submit a capital restoration plan to the FDIC and restrictions on the Bank’s asset growth, acquisitions, new activities, new branches, payment of dividends, declaration of capital distributions and management fees. The Company is actively working to comply with these new requirements, which may require us to raise capital. Our ability to raise additional capital is contingent on the current capital markets and on our financial performance.

Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If undercapitalized, capital distributions are limited, as are asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

	Capital to Risk Weighted Assets		Tier 1 Capital to
	Total	Tier 1	Average Assets

Well capitalized	10%	6%	5%
Adequately capitalized	8	4	4
Undercapitalized	6	3	3

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 11 – CAPITAL REQUIREMENTS (Continued)

The actual capital levels and minimum required levels for the Bank were as follows at December 31:

	Actual		Minimum for Capital Adequacy Purposes		Minimum to Be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2011

Total capital (to risk-weighted assets)	$13,756	6.1%	$18,060	8.0%	$22,575	10.0%

Tier 1 capital (to risk-weighted assets)	10,860	4.8	9,030	4.0	13,545	6.0

Tier 1 capital (to average assets)	10,860	3.3	13,181	4.0	16,477	5.0

2010

Total capital (to risk-weighted assets)	$21,219	8.6%	$19,809	8.0%	$24,761	10.0%

Tier 1 capital (to risk-weighted assets)	18,072	7.3	9,904	4.0	14,857	6.0

Tier 1 capital (to average assets)	18,072	5.4	13,388	4.0	16,735	5.0

At December 31, 2011, regulatory approval is required for all dividend declarations by both the Bank and the Company.

NOTE 12 – RETIREMENT PLANS

The Company maintains a profit sharing/401(k) plan, which covers substantially all employees. Employees may make contributions to the plan. Employer contributions to the plan are determined at the discretion of the Board of Directors. Annual employer contributions are charged to expense. Profit sharing/401(k) expense was $32,000 and $34,000 in 2011 and 2010, respectively.

The Company also maintains a nonqualified retirement program for directors. Expense for the directors’ retirement program was $29,000 and $32,000 in 2011 and 2010, respectively.

Under agreements with the Company, certain members of the Board of Directors have elected to defer their directors’ fees. The cumulative amount of deferred directors’ fees (included in other liabilities on the Company’s balance sheet) was $1.1 million and $1.0 million at December 31, 2011 and 2010, respectively. The liabilities for the nonqualified retirement program for directors and for directors’ deferred fees are not secured by any assets of the Company. Deferred directors’ fees accounts are credited with interest at 2.26%.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 13 – INCOME TAXES

Income tax benefit consists of the following:

	2011	2010
Currently payable tax
Federal	$168	$161
State	(192)	32
Deferred tax	4,681	(3,558)

Income tax benefit	$4,657	$(3,365)

Income tax benefit differs from federal statutory rates applied to financial statement income due to the following:

	2011	2010

Federal rate of 34 percent	$(2,159)	$(2,700)
Add (subtract) effect of
Tax-exempt income, net of nondeductible interest expense	(144)	(172)
State income tax, net of federal benefit	206	(410)
Cash value of life insurance	(83)	(81)
Valuation allowance	6,535	—
Other items, net	302	(2)

Income tax benefit	$4,657	$(3,365)

Year end deferred tax assets and liabilities were due to the following:

	2011	2010
Deferred tax assets
Allowance for loan losses	$3,739	$2,902
Deferred compensation	653	553
Other-than-temporary-impairment	209	200
Loss carryforward	4,572	2,412
AMT carryover	263	329
Other real estate owned	294	—
Net unrealized losses on securities available for sale	—	160
Other	68	339

Total	9,798	6,895

Deferred tax liabilities
Accumulated depreciation	(672)	(550)
Deferred loan fees and costs, net	(166)	(166)
Prepaid expenses	(69)	(70)
Net unrealized gains on securities available for sale	(390)	—
Federal Home Loan Bank stock dividends	(545)	(522)
State income taxes	(339)	(356)
Other	(150)	—

Total	(2,331)	(1,664)

Valuation allowance	(7,467)	—

Net deferred tax asset	$—	$5,231

The deferred tax asset is in other assets on the Company’s balance sheet.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 13 – INCOME TAXES (Continued)

The following is the activity in net deferred tax assets:

Balance, December 31, 2010	$5,231
Increase in deferred tax assets	2,903
Decrease in deferred tax liabilities	(667)
Increase in valuation allowance	(7,467)

Balance, December 31, 2011	$—

At December 31, 2011, the Company had $10.1 million of federal loss carryforwards and $12.2 million of Illinois state loss carryforwards which expire in varying amounts through 2022 and 2029, respectively. At December 31, 2011, the Company had approximately $263,000 of alternative minimum tax credits available to offset future federal income taxes. The credits have no expiration date.

NOTE 14 – LOSS PER SHARE

The factors used in the loss per common share computation follow:

	2011	2010
Basic
Net loss	$(11,006)	$(4,574)
Less: Accretion of discount on preferred stock	(67)	(64)
Dividends on preferred stock	(380)	(380)

Net loss available to common shareholders	$(11,453)	$(5,018)

Weighted-average common shares outstanding	1,245,267	1,245,267

Basic loss per share	$(9.20)	$(4.03)

Diluted
Net loss	$(11,006)	$(4,574)
Less: Accretion of discount on preferred stock	(67)	(64)
Dividends on preferred stock	(380)	(380)

Net loss available to common shareholders	$(11,453)	$(5,018)

Weighted-average common shares outstanding for basic earnings per share	1,245,267	1,245,267
Add dilutive effects of assumed exercise of stock options	360	—

Average shares and dilutive potential common shares	1,245,627	1,245,267

Diluted loss per share	$(9.20)	$(4.03)

There were 32,330 and 32,730 anti-dilutive shares at December 31, 2011 and 2010, respectively.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 15 – STOCK OPTIONS

The Company has a nonqualified stock option plan (“Plan”) to attract, retain, and reward senior officers and directors and provide them with an opportunity to acquire or increase their ownership interest in the Company.

Under terms of the Plan, options for 40,400 shares of common stock were authorized for grant with an additional 4,600 options authorized in 2004. Options cannot be granted at exercise prices less than the fair market value of the stock at the grant date. Options granted under the Plan vest incrementally over periods of 5 to 10 years. The options also vest when the recipient attains age 72 or in the event of a change of control (as defined). The term of each option is ten years.

The Plan was amended at the November 29, 2006 Special Meeting of Stockholders. The number of shares reserved for issuance under the Plan was increased to 100,000 as a result of the 2-for-1 stock split which became effective December 27, 2006.

The fair value of each option award is estimated on the date of grant using a closed-form option valuation model that uses the assumptions in the following table. Expected volatility is based on the historical volatility of the Company’s stock. The expected term of options granted represents the average period of time that options are expected to be outstanding. The risk-free rate for the options granted is based on the U. S. Treasury rate for a similar term as the average expected term of the option.

A summary of the activity in the Plan follows:

	2011	2010
Expected volatility	33.4% - 38.5%	26.94%
Weighted-average volatility	35.9%	26.94%
Expected dividends	0.00%	0.00%
Expected term (in years)	5	5
Risk-free rate	0.91% - 1.49%	1.41% - 1.55%

A summary of option activity under the Plan as of December 31, 2011, and changes during the year then ended, is presented below:

	2011
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding, beginning of year	32,730	$20.02
Granted	1,000	3.23
Exercised	—	—
Forfeited or expired	(1,400)	24.00

Outstanding, end of year	32,330	$19.36	4.65	—

Exercisable, end of year	12,740	$20.00	3.39

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 15 – STOCK OPTIONS (Continued)

The weighted-average grant-date fair value of options granted during the years 2011 and 2010 was $1.05 and $2.03, respectively. The total intrinsic value of options exercised during the years ended December 31, 2011 and 2010, was $0.

As of December 31, 2011, there was $71,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of five years.

During 2011, the Company recognized approximately $12,000 of share-based compensation expense and approximately $5,000 of tax benefit related to the share based compensation expense.

Cash received from option exercise under all share-based payment arrangements for the years ended December 31, 2011 and 2010 was $0. The actual tax benefit realized for the tax deductions from option exercise of the share-based payment arrangements totaled $0 for both years ended December 31, 2011 and 2010.

NOTE 16 – OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) components and related taxes were as follows:

	2011	2010

Net unrealized gain on securities available-for-sale	$1,523	$121
Less reclassification adjustment for realized gains included in income	(104)	(139)

Other comprehensive gain (loss), before tax effect	1,419	(18)
Tax (benefit) expense	550	(7)

Other comprehensive income (loss)	$869	$(11)

NOTE 17 – OFF-BALANCE-SHEET ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year end.

	2011	2010

Financial standby letters of credit	$219	$224
Commitments to originate loans	3,956	712
Unused lines of credit and letters of credit	58,604	59,365
Performance standby letters of credit	54	54

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 18 – DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures fair value according to the Financial Accounting Standards Board Accounting Standards Codification (ASC) Fair Value Measurements and Disclosures (ASC 820-10). ASC 820-10 establishes a fair value hierarchy that prioritizes the inputs used in valuation techniques, but not the valuation techniques themselves. The fair value hierarchy is designed to indicate the relative reliability of the fair value measure. The highest priority given to quoted prices in active markets and the lowest to unobservable data such as the Company’s internal information. ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There are three levels of inputs into the fair value hierarchy (Level 1 being the highest priority and Level 3 being the lowest priority):

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Available-for-sale Securities

If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include all but $25,000 of available-for-sale securities. Third party vendors compile prices from various sources and may apply such techniques as matrix pricing to determine the value of identical or similar investment securities (Level 2). Matrix pricing is a mathematical technique widely used in the banking industry to value investment securities without relying exclusively on quoted prices for specific investment securities but rather on the investment securities’ relationship to other benchmark quoted investment securities. The following tables are as of December 31, 2011 and 2010, respectively:

		At December 31, 2011
		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
Available for sale securities:
U.S. government agencies	$9,041	$—	$9,041	$—
State and political subdivisions	12,926	—	12,926	—
Mortgage-backed securities – GSE residential	21,665	—	21,665	—
Preferred stock	25	25	—	—
SBA guaranteed	274	—	274	—

Total available for sale securities	$43,931	$25	$43,906	$—

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 18 – DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

		At December 31, 2010
		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
Available for sale securities:
U.S. government agencies	$11,801	$—	$11,801	$—
State and political subdivisions	12,868	—	12,868	—
Mortgage-backed securities – GSE residential	18,198	—	18,198	—
Preferred stock	11	11	—	—
SBA guaranteed	297	—	297	—

Total available for sale securities	$43,175	$11	$43,164	$—

The following is a description of the valuation methodologies used for instruments measured at fair value on a non-recurring basis and recognized in the accompanying December 31, 2011 and 2010 balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Impaired Loans (Collateral Dependent)

Loans for which it is probable that the Bank will not collect all principal and interest due according to contractual terms are measured for impairment. Allowable methods for determining the amount of impairment include estimating fair value using the fair value of the collateral for collateral-dependent loans.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized. This method requires obtaining a current independent appraisal of the collateral and applying a discount factor to the value.

Impaired loans that are collateral dependent are classified within Level 3 of the fair value hierarchy when impairment is determined using the fair value method. The following tables are as of December 31, 2011 and 2010, respectively:

		At December 31, 2011
		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3

Impaired loans	$7,008	$—	$—	$7,008

		At December 31, 2010
		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3

Impaired loans	$11,587	$—	$—	$11,587

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 18 – DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The carrying amount and estimated fair value of financial instruments at year end are as follows:

	2011		2010
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets
Cash and cash equivalents	$44,258	$44,258	$32,487	$32,487
Interest-bearing time deposits	3,435	3,435	4,827	4,827
Securities available for sale	43,931	43,931	43,175	43,175
Loans held for sale	633	633	1,770	1,770
Loans receivable, net	198,110	200,526	221,607	224,054
Federal Home Loan Bank stock	5,398	5,398	5,398	5,398
Interest receivable	1,047	1,047	1,116	1,116

Financial liabilities
Deposits	301,101	303,213	309,080	309,575
Federal Home Loan Bank advances	13,000	13,356	13,000	12,929
Other borrowings	1,300	1,300	1,500	1,500
Subordinated debentures	3,609	1,189	3,609	1,163
Interest payable	248	248	245	245

The methods and assumptions used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, interest-bearing time deposits, loans held for sale, Federal Home Loan Bank stock, interest receivable and payable, deposits due on demand, variable rate loans and other borrowings. Security fair values are based on market prices or dealer quotes and, if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans and time deposits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. The fair values of fixed rate Federal Home Loan Bank advances and subordinated debentures are based on current rates for similar financing. The fair value of off-balance-sheet items, which is based on the current fees or cost that would be charged to enter into or terminate such arrangements, is immaterial.

While the above estimates are based on management’s judgment of the most appropriate factors, there is no assurance that were the Company to have disposed of these items on the respective dates, the fair values would have been achieved, because the market value may differ depending on the circumstances. The estimated fair values at year end should not necessarily be considered to apply at subsequent dates.

Other assets and liabilities that are not financial instruments, such as premises and equipment, are not included in the above disclosures. Also, nonfinancial instruments typically not recognized on the balance sheet may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposits, the trained workforce, customer goodwill, and similar items.

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 19 – CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

Condensed Balance Sheets

	December 31,
	2011	2010
Assets
Cash on deposit with the Bank	$900	$1,352
Investment in common stock of the Bank	11,477	20,923
Other assets	272	599

Total assets	$12,649	$22,874

Liabilities
Other borrowings	$1,300	$1,500
Long-term debt	3,609	3,609
Other liabilities	490	10

Total liabilities	5,399	5,119

Stockholders’ Equity	7,250	17,755

Total liabilities and stockholders’ equity	$12,649	$22,874

Condensed Statements of Operations

	Years Ended December 31,
	2011	2010

Income	$3	$4

Expenses
Interest expense	149	170
Other expenses	207	180

Total expenses	356	350

Loss Before Income Tax Expense or Benefit and Undistributed Loss of the Bank	(353)	(346)

Income Tax Expense (Benefit)	338	(134)

Loss Before Equity in Undistributed Loss of the Bank	(691)	(212)

Equity in Undistributed Loss of the Bank	(10,315)	(4,362)

Net Loss	$(11,006)	$(4,574)

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 19 – CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY) (Continued)

Condensed Statements of Cash Flows

	Years Ended December 31,
	2011	2010
Operating Activities
Net loss	$(11,006)	$(4,574)
Equity in undistributed loss of the Bank	10,315	4,362
Compensation cost of stock options	11	13
Other changes	428	(219)

Net cash used in operating activities	(252)	(418)

Financing Activities
Repayment of borrowings	(200)	(300)
Dividends paid on preferred stock	—	(380)

Net cash used in financing activities	(200)	(680)

Net Change in Cash on Deposit With the Bank	(452)	(1,098)

Cash on Deposit With the Bank at Beginning of Year	1,352	2,450

Cash on Deposit With the Bank at End of Year	$900	$1,352

NOTE 20 – REGULATORY AND SUPERVISORY MATTERS

As previously disclosed in a Current Report on Form 8-K dated January 26, 2011, the Bank entered into a Stipulation and Consent to the Issuance of a Consent Order with the Federal Deposit Insurance Corporation (the “FDIC”) and the Illinois Department of Financial and Professional Regulation (the “IDFPR”) on January 21, 2011, whereby the Bank consented to the issuance of a Consent Order (the “Order”) by the FDIC and IDFPR, without admitting or denying that grounds exist for the FDIC and IDFPR to initiate an administrative proceeding against the Bank.

The Order requires the Bank to achieve Tier 1 capital at least equal to 8% of total assets and total capital at least equal to 12% of risk-weighted assets within 120 days. At December 31, 2011, these capital ratios were 3.3% and 6.1%, respectively. As a result, the Bank is currently deemed to be “undercapitalized” pursuant to the regulatory framework for prompt corrective action and is subject to the mandatory provisions of 12 U.S.C. § 1831o and 12 C.F.R. § 325 (subpart B). These provisions include, among other things, a requirement that the Bank submit a capital restoration plan to the FDIC and restrictions on the Bank’s asset growth, acquisitions, new activities, new branches, payment of dividends, declaration of capital distributions and management fees. We are actively working to comply with these new requirements, which may require us to raise capital. Our ability to raise additional capital is contingent on the current capital markets and on our financial performance.

The Order also requires the Bank to take the following actions: ensure that the Bank has competent management in place in all executive officer positions; increase the participation of the Bank’s Board of Directors in the affairs of the Bank and in the approval of sound policies and objectives for the supervision of the Bank’s activities; establish a compliance program to monitor the Bank’s compliance

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Table dollar amounts in thousands, except share data)

NOTE 20 – REGULATORY AND SUPERVISORY MATTERS (Continued)

with the Order; increase its allowance for loan losses to $4,728,000 after application of the funds necessary to effect the charge-off of certain adversely classified loans identified in the related Report of Examination of the FDIC and IDFPR (the “ROE”); implement a program for the maintenance of an adequate allowance for loan and lease losses; adopt a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2011; charge off from its books and records any loan classified as “loss” in the ROE; adopt a written plan to reduce the Bank’s risk position in each asset in excess of $500,000 which has been classified as “substandard” or “doubtful” in the ROE; cease extending additional credit to any borrower who is already obligated in any manner to the Bank on any extension of credit that has been charged off the books of the Bank or classified as “loss” in the ROE without the prior non-objection of the FDIC; not pay any dividends to the Company without prior regulatory approval; implement procedures for managing the Bank’s sensitivity to interest rate risk; provide the Company with a copy of the Order; and submit quarterly progress reports to the FDIC and IDFPR regarding the Bank’s compliance with the Order.

The Order will remain in effect until modified or terminated by the FDIC and IDFPR. Any material failure to comply with the provisions of the Order could result in enforcement actions by the FDIC and IDFPR. While the Company intends to take such actions as may be necessary to enable the Bank to comply with the requirements of the Order, there can be no assurance that the Bank will be able to comply fully with the provisions of the Order, or to do so within the timeframes required, that compliance with the Order will not be more time consuming or more expensive than anticipated, or that compliance with the Order will enable the Company and the Bank to resume profitable operations, or that efforts to comply with the Order will not have adverse effects on the operations and financial condition of the Company and the Bank.

In addition, on January 14, 2011, the Company was notified by the Federal Reserve Bank of Chicago (the “FRB”) that the overall condition of the Company and the Bank is less than satisfactory. As a result, the Company must now obtain prior written approval from the FRB prior to, among other things, (i) the payment of any capital distribution, including stockholder dividends on the shares of Company preferred stock issued to the U.S. Department of Treasury (the “Treasury”) pursuant to the Trouble Asset Relief Program (“TARP”) Capital Purchase Program or (ii) making any payments related to any outstanding trust preferred securities. The Company is also required, within thirty days of January 14, 2011, to downstream all remaining funds to the Bank with the exception of the Company’s non-discretionary payments required to be made over the next twelve months. Additionally, the Company will be required to comply with (i) the provisions of Section 32 of the Federal Deposit Insurance Act and Section 225.71 of the Rules and Regulations of the Board of Governors of the Federal Reserve System with respect to the appointment of any new Company directors or the hiring or change in position of any Company senior executive officer and (ii) the restrictions on making “golden parachute” payments set forth in Section 18(k) of the Federal Deposit Insurance Act.

COMMUNITY FINANCIAL SHARES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS

Cash and due from banks	$4,498	$4,486
Interest-bearing deposits	41,949	39,772

Cash and cash equivalents	46,447	44,258

Interest-bearing time deposits	1,941	3,435
Securities available for sale	50,857	43,931
Loans held for sale	3,651	633
Loans, less allowance for loan losses of $5,309 and $8,854 at September 30, 2012 and December 31, 2011, respectively	194,217	198,110
Foreclosed assets, net	11,078	9,265
Prepaid FDIC assessment	—	490
Federal Home Loan Bank stock	1,895	5,398
Premises and equipment, net	14,871	15,121
Cash value of life insurance	6,362	6,182
Interest receivable and other assets	2,859	2,163

Total assets	$334,178	$328,986

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$307,430	$301,101
Federal Home Loan Bank advances	13,000	13,000
Other borrowings	1,300	1,300
Subordinated debentures	3,609	3,609
Interest payable and other liabilities	3,354	2,726

Total liabilities	328,693	321,736

Commitments and contingent liabilities

Shareholders’ equity
Common stock – no par value, 5,000,000 shares authorized; 1,245,267 shares issued and outstanding	—	—
Preferred stock – $1.00 par value, 1,000,000 shares authorized; 7,319 shares issued and outstanding	7	7
Paid-in capital	12,097	12,033
Accumulated deficit	(7,326)	(5,407)
Accumulated other comprehensive income	707	617

Total shareholders’ equity	5,485	7,250

Total liabilities and shareholders’ equity	$334,178	$328,986

See Notes to Condensed Consolidated Financial Statements

COMMUNITY FINANCIAL SHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Nine Months Ended September 30, 2012 and 2011

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Interest and dividend income
Interest and fees on loans	$2,719	$2,930	$8,289	$8,855
Securities:
Taxable	241	254	710	774
Exempt from federal income tax	82	110	283	332
Other interest income	38	27	117	87

Total interest and dividend income	3,080	3,321	9,399	10,048
Interest expense
Deposits	426	487	1,343	1,560
Federal Home Loan Bank advances and other borrowed funds	89	101	286	301
Subordinated debentures	19	17	58	53

Total interest expense	534	605	1,687	1,914

Net interest income	2,546	2,716	7,712	8,134
Provision for loan losses	180	173	1,137	2,867

Net interest after provision for loan losses	2,366	2,543	6,575	5,267
Non-interest income
Service charges on deposit accounts	98	108	289	323
Gain on sale of loans	229	126	609	467
Gain on sale of securities	—	—	141	104
Write-down on other real estate owned	—	—	(424)	(255)
Loss on sale of foreclosed assets	(25)	(33)	(20)	(28)
Other non-interest income	256	272	800	809

Total non-interest income	558	473	1,395	1,420

Non-interest expense
Salaries and employee benefits	1,548	1,402	4,361	4,264
Net occupancy and equipment expense	313	345	962	1,037
Data processing expense	317	300	930	889
Advertising and promotions	81	72	218	188
Professional fees	254	255	778	770
FDIC insurance premiums	319	296	912	829
Other real estate owned expenses	141	134	412	394
Other operating expenses	335	325	1,033	939

Total non-interest expense	3,308	3,129	9,606	9,310

Loss before income taxes	(384)	(113)	(1,636)	(2,623)
Benefit for income taxes	(30)	(112)	(56)	(482)

Net loss	(354)	(1)	(1,580)	(2,141)

Preferred stock dividend and accretion	(114)	(113)	(339)	(335)

Net loss available to common shareholders	$(468)	$(114)	$(1,919)	$(2,476)

Loss per share
Basic	$(0.38)	$(0.09)	$(1.54)	$(1.99)
Diluted	$(0.38)	$(0.09)	$(1.54)	$(1.99)

Average shares outstanding basic	1,245,267	1,245,267	1,245,267	1,245,267
Average shares outstanding diluted	1,245,267	1,245,267	1,245,267	1,245,267
Dividends per share	$0.00	$0.00	$0.00	$0.00

See Notes to Condensed Consolidated Financial Statements

COMMUNITY FINANCIAL SHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

Three and Nine Months Ended September 30, 2012 and 2011

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net loss	$(354)	$(1)	$(1,580)	$(2,141)
Other comprehensive income (loss):
Unrealized holding gains arising during the period:
Unrealized net gains	77	546	287	1,648
Related income tax expense	(30)	(211)	(107)	(635)

Net unrealized gains	47	335	180	1,013
Less: reclassification adjustment for net gains realized during the period
Realized net gains	—	—	141	104
Related income tax expense	—	—	(51)	(38)

Net realized gains	—	—	90	67

Other comprehensive income	47	335	90	946

Comprehensive loss	$(307)	$(334)	$(1,490)	$(1,195)

See Notes to Condensed Consolidated Financial Statements

COMMUNITY FINANCIAL SHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Nine Months Ended September 30, 2012 and 2011

(In thousands, except share and per share data)

(Unaudited)

	Number of Common Shares	Preferred Stock	Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity

Balance at January 1, 2012	1,245,267	$7	$12,033	$(5,407)	$617	$7,250
Net loss	—	—	—	(1,580)	—	(1,580)
Change in unrealized net gain on securities available for sale, net of reclassification adjustment of $141 and tax effects $51	—	—	—	—	90	90

Total comprehensive loss						(1,490)
Preferred stock dividends (5%)	—	—	—	(285)	—	(285)
Discount on preferred stock	—	—	54	(54)	—	—
Stock option expense	—	—	10	—	—	10

Balance at September 30, 2012	1,245,267	$7	$12,097	$(7,326)	$707	$5,485

Balance at January 1, 2011	1,245,267	$7	$11,954	$6,046	$(252)	$17,755
Net loss	—	—	—	(2,141)	—	(2,141)
Change in unrealized net gain on securities available for sale, net of reclassification adjustment of $104 and tax effects $38	—	—	—	—	946	946

Total comprehensive loss						(1,195)
Preferred stock dividends (5%)	—		—	(285)	—	(285)
Discount on preferred stock	—	—	50	(50)	—	—
Stock option expense	—	—	10	—	—	10

Balance at September 30, 2011	1,245,267	$7	$12,014	$3,570	$694	$16,285

See Notes to Condensed Consolidated Financial Statements

COMMUNITY FINANCIAL SHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2012 and 2011

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,580)	$(2,141)
Adjustments to reconcile net loss to net cash from (used in) operating activities
Amortization on securities, net	174	107
Depreciation	490	487
Provision for loan losses	1,137	2,867
Gain on sale of securities	(141)	(104)
Write-down on other real estate owned	424	255
Loss on sale of foreclosed assets	20	28
Gain on sale of loans	(609)	(467)
Originations of loans for sale	(28,693)	(24,721)
Proceeds from sales of loans	29,302	25,188
Compensation cost of stock options	10	10
Change in cash value of life insurance	(180)	(182)
Change in interest receivable and other assets	(2,500)	1,004
Change in interest payable and other liabilities	343	33

Net cash from (used in) operating activities	(1,803)	2,364
CASH FLOWS FROM INVESTING ACTIVITIES

Net change in interest-bearing time deposits	1,494	1,194
Purchases of securities available for sale	(29,752)	(13,029)
Proceeds from maturities and calls of securities available for sale	18,547	13,429
Proceeds from sales of securities available for sale	4,392	2,526
Proceeds from Federal Home Loan Bank stock redemption	3,503	—
Proceeds from sale of other real estate owned	1,053	7,889
Net change in loans	(1,334)	131
Property and equipment expenditures, net	(240)	(201)

Net cash from (used in) investing activities	(2,337)	11,939
CASH FLOWS FROM FINANCING ACTIVITIES

Change in:
Non-interest bearing and interest-bearing demand deposits and savings	3,996	(2,488)
Certificates and other time deposits	2,333	(15,180)
Proceeds of borrowings	—	2,000
Repayments of borrowings	—	(2,200)

Net cash from (used in) financing activities	6,329	(17,868)

Change in cash and cash equivalents	2,189	(3,565)
Cash and cash equivalents at beginning of period	44,258	32,487

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$46,447	$28,922

Supplemental disclosures
Interest paid	$1,601	$1,932
Income taxes paid	—	—
Transfers from loans to foreclosed assets and real estate held for investment	2,237	4,053

See Notes to Condensed Consolidated Financial Statements

COMMUNITY FINANCIAL SHARES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Table dollars in thousands)

September 30, 2012 and 2011

NOTE 1 – BASIS OF PRESENTATION

The accounting policies followed in the preparation of the interim condensed consolidated financial statements included in this Quarterly Report on Form 10-Q are consistent with those used in the preparation of annual consolidated financial statements. The interim condensed consolidated financial statements reflect all normal and recurring adjustments, which are necessary, in the opinion of management of Community Financial Shares, Inc. (the “Company”), for a fair statement of results for the interim periods presented. Results for the three and nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012 or any other period.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for the interim financial period and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the U.S. Securities and Exchange Commission on June 22, 2012. The condensed consolidated balance sheet of the Company as of December 31, 2011 has been derived from the audited consolidated balance sheet as of that date.

NOTE 2 – FINANCIAL CONDITION AND MANAGEMENT’S PLAN

The report of the Company’s independent registered public accounting firm for the year ended December 31, 2011 contains an explanatory paragraph as to the Company’s ability to continue as a going concern primarily because (i) the Company reported significant losses during 2011 and 2010 and (ii) the Company has not sufficiently demonstrated its ability to meet the capital requirements set forth in the Consent Order (the “Order”) issued by the Federal Deposit Insurance Corporation the (the “FDIC”) and the Illinois Department of Financial and Professional Regulation (the “IDFPR”) to Community Bank-Wheaton/Glen Ellyn (the “Bank”) in January 2011 or its ability to meet its obligations under a loan agreement that it has entered into with an unaffiliated third party lender.

The losses reported by the Company during 2011 and 2010 were primarily due to large provisions for loan losses and the establishment of valuation allowances against the Company’s deferred tax asset. Prior to sustaining these losses, the Company had a history of profitable operations. The Company’s return to profitable operations is contingent in part on the economic recovery in its market area and the stability of collateral values of the real estate that secures many of its loans. It is difficult to predict when the local economy will fully recover and the impact of that recovery on the Company’s operations. Therefore, the Company cannot predict the timing of its return to profitable operations.

In addition, the Company remains subject to the provisions of the Order and a loan agreement that it has entered into with an unaffiliated third party lender. The Order requires the Bank to achieve Tier 1 capital at least equal to 8% of total assets and total capital at least equal to 12% of risk-weighted assets. The Company’s loan with the unaffiliated third party, which had a fixed rate of 6.0% and an outstanding balance of $1.3 million at December 31, 2011, is secured by all of the outstanding capital stock of the Bank. As of September 30, 2012, the Company has made all required interest payments on the outstanding principal amounts on a timely basis. As a condition of the Company’s loan agreement, the Bank must maintain a nonperforming assets-to-tangible-capital ratio of not more than 65% measured quarterly and not incur a net loss of more than $250,000 for the calendar year ended December 31, 2010. As of September 30, 2012, the Company was not in compliance with the debt covenants set forth in the loan agreement. On May 3, 2012, the Company and the lender entered into a letter agreement pursuant to which the lender agreed to accept $900,000, as full satisfaction of the indebtedness provided that such payment are made by the Company to the lender on or before July 30, 2012. The payment date has been extended to November 15, 2012. In addition, upon receipt of the payment, all of the liens on and security interests in favor of the lender under the loan documents shall be automatically terminated and released and all indebtedness shall be deemed fully satisfied.

The Company has evaluated all options to increase its capital levels and is currently engaged in preliminary negotiations with various third parties regarding the raising of additional capital. If the Company cannot raise additional capital, it may not be able to sustain further deterioration in its financial condition and other regulatory actions may be taken. As of the date of this Quarterly Report on Form 10-Q, the Company has not entered into a definitive agreement regarding the raising of additional capital and no assurances can be made that the Company will ultimately enter into such an agreement.

NOTE 3 – LOSS PER SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
(in thousands)
Net loss	$(354)	$(1)	$(1,580)	$(2,141)
Less: Accretion of discount on preferred stock	(18)	(17)	(54)	(50)
Dividends on preferred stock	(96)	(96)	(285)	(285)

Loss available to common shareholders	$(468)	$(114)	$(1,919)	$(2,476)

The number of shares used to compute basic and diluted loss per share were as follows:

Weighted Average Shares outstanding	1,245,267	1,245,267	1,245,267	1,245,267
Effect of dilutive securities:
Stock options	—	—	—	—

Shares used to compute diluted loss per share	1,245,267	1,245,267	1,245,267	1,245,267

Loss per share:
Basic	$(0.38)	$(0.09)	$(1.54)	$(1.99)
Diluted	(0.38)	(0.09)	$(1.54)	$(1.99)

There were 31,830 anti-dilutive shares at both September 30, 2012 and 2011.

NOTE 4 – CAPITAL ADEQUACY AND REGULATORY AND SUPERVISORY MATTERS

At the dates indicated, the capital ratios of the Bank were as follows:

	September 30, 2012		December 31, 2011
	Amount	Ratio	Amount	Ratio

Total capital (to risk-weighted assets)	$12,326	5.5%	$13,756	6.1%
Tier I capital (to risk-weighted assets)	9,489	4.2%	10,860	4.8%
Tier I capital (to average assets)	9,489	2.9%	10,860	3.3%

At September 30, 2012, regulatory approval is required for all dividend declarations by both the Bank and the Company.

On January 21, 2011, the Bank entered into a Stipulation and Consent to the Issuance of a Consent Order with the FDIC and IDFPR, whereby the Bank consented to the issuance of the Order by the FDIC and IDFPR, without admitting or denying that grounds exist for the FDIC and IDFPR to initiate an administrative proceeding against the Bank.

The Order requires the Bank to achieve Tier 1 capital at least equal to 8% of total assets and total capital at least equal to 12% of risk-weighted assets within 120 days. At September 30, 2012, these capital ratios were 2.9% and 5.5%, respectively. As a result, the Bank is currently deemed to be “significantly undercapitalized” pursuant to the regulatory framework for prompt corrective action and is subject to the mandatory provisions of 12 U.S.C. § 1831o and 12 C.F.R. § 325 (subpart B). These provisions include, among other things, a requirement that the Bank submit a capital restoration plan to the FDIC and restrictions on the Bank’s asset growth, payment of interest rates on deposits, acquisitions, new activities, new branches, payment of dividends, declaration of capital distributions and management fees and ability to accept deposits from correspondent banks. In addition, the Bank may not pay a bonus or give a raise to a senior executive officer without prior regulatory agency approval, and may also be required, among other things, to raise additional capital, reduce total assets, terminate certain activities, replace officers or directors, or seek to be acquired.

The Order also requires the Bank to take the following actions: ensure that the Bank has competent management in place in all executive officer positions; increase the participation of the Bank’s Board of Directors in the affairs of the Bank and in the approval of sound policies and objectives for the supervision of the Bank’s activities; establish a compliance program to monitor the Bank’s compliance with the Order; increase its allowance for loan losses to $4,728,000 after application of the funds necessary to effect the charge-off of certain adversely classified loans identified in the related Report of Examination of the FDIC and IDFPR (the “ROE”); implement a program for the maintenance of an adequate allowance for loan and lease losses; adopt a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2011; charge off from its books and records any loan classified as “loss” in the ROE; adopt a written plan to reduce the Bank’s risk position in each asset in excess of $500,000 which has been classified as “substandard” or “doubtful” in the ROE; cease extending additional credit to any borrower who is already obligated in any manner to the Bank on any extension of credit that has been charged off the books of the Bank or classified as “loss” in the ROE without the prior non-objection of the FDIC; not pay any dividends to the Company without prior regulatory approval; implement procedures for managing the Bank’s sensitivity to interest rate risk; provide the Company with a copy of the Order; and submit quarterly progress reports to the FDIC and IDFPR regarding the Bank’s compliance with the Order.

The Order will remain in effect until modified or terminated by the FDIC and IDFPR. Any material failure to comply with the provisions of the Order could result in enforcement actions by the FDIC and IDFPR. While the Company intends to take such actions as may be necessary to enable the Bank to comply with the requirements of the Order, there can be no assurance that the Bank will be able to comply fully with the provisions of the Order, or to do so within the timeframes required, that compliance with the Order will not be more time consuming or more expensive than anticipated, or that compliance with the Order will enable the Company and the Bank to resume profitable operations, or that efforts to comply with the Order will not have adverse effects on the operations and financial condition of the Company and the Bank.

The Company has evaluated all options to increase its capital levels and is currently engaged in preliminary negotiations with various third parties regarding the raising of additional capital. If the Company cannot raise additional capital, it may not be able to sustain further deterioration in its financial condition and other regulatory actions may be taken. As of the date of this Quarterly Report on Form 10-Q, the Company has not entered into a definitive agreement regarding the raising of additional capital and no assurances can be made that the Company will ultimately enter into such an agreement.

NOTE 5 – SECURITIES AVAILABLE FOR SALE

The fair value of securities available for sale at September 30, 2012 and December 31, 2011 are as follows:

	September 30, 2012
	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
U. S. government agencies	$15,358	$52	$(74)
State and political subdivisions	11,053	771	(16)
Mortgage-backed securities – Government sponsored entities (GSE) residential	24,190	443	(24)
Preferred stock	13	—	(2)
SBA guaranteed	243	3	—

	$50,857	$1,269	$(116)

	December 31, 2011
	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
U. S. government agencies	$9,041	$42	$—
State and political subdivisions	12,926	482	(3)
Mortgage-backed securities – GSE residential	21,665	477	(1)
Preferred stock	25	10	—
SBA guaranteed	274	1	(1)

	$43,931	$1,012	$(5)

Securities classified as U. S. government agencies include notes issued by government-sponsored enterprises such as the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Federal Home Loan Bank. The SBA-guaranteed securities are pools of loans guaranteed by the Small Business Administration.

The following tables show gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at September 30, 2012 and December 31, 2011:

	September 30, 2012
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U. S. government agencies	$6,311	$(74)	$—	$—	$6,311	$(74)
State and political subdivisions	547	(16)	—	—	547	(16)
Mortgage-backed securities – GSE residential	3,658	(23)	23	—	3,681	(24)
Preferred stock	13	(2)			13	(2)
SBA guaranteed	—	—	26	(1)	26	—

Total temporarily impaired securities	$10,529	$(115)	$49	$(1)	$10,578	$(116)

	December 31, 2011
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
State and political subdivisions	$—	$—	$476	$(3)	$476	$(3)
Mortgage-backed securities – GSE residential	109	(1)	—	—	109	(1)
Preferred stock	—	—	229	(1)	229	(1)

Total temporarily impaired securities	$109	$(1)	$705	$(4)	$814	$(5)

Unrealized gains and losses within the investment portfolio are determined to be temporary. The Company has performed an evaluation of its investments for other than temporary impairment and there was no impairment identified during the nine months ended September 30, 2012. The entire portfolio is classified as available for sale, however, management has no specific intent to sell any securities, and it is more likely than not that the Company will not have to sell any security before recovery of its amortized cost basis.

The fair values of securities available for sale at September 30, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity are shown separately.

	Amortized Cost	Fair Value
Due in one year or less	$62	$62
Due after one year through five years	951	980
Due after five years through ten years	2,658	2,679
Due after ten years	22,007	22,690

Mortgage-backed securities	23,771	24,190
Preferred stock	15	13
SBA guaranteed	240	243

	$49,704	$50,857

Securities with a carrying value of approximately $29.8 million at September 30, 2012 were pledged to secure public deposits and Federal Home Loan Bank advances as well as for other purposes as required or permitted by law.

Sales activities for securities for the three and nine months ended September 30, 2012 and 2011 is shown in the following table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Sales proceeds	$—	$—	$4,392	$2,526
Gross gains on sales	—	—	141	104

NOTE 6 – LOANS

Loans and Loan Income: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances as adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

Allowance for Loan Losses: The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

The Company has a geographic concentration of loan and deposit customers within the Chicago metropolitan area. Most of the loans are secured by specific items of collateral including commercial and residential real estate and other business and consumer assets. Commercial loans are expected to be repaid from cash flow from operations of businesses.

Loans consisted of the following at September 30, 2012 and December 31, 2011, respectively:

	September 30,	December 31,
	2012	2011
Real estate
Commercial	$96,116	$94,513
Construction	2,486	4,361
Residential	19,460	21,054
Home equity	53,749	59,176

Total real estate loans	171,811	179,104
Commercial	26,205	26,203
Consumer	1,299	1,392

Total loans	199,315	206,699
Deferred loan costs, net	211	265
Allowance for loan losses	(5,309)	(8,854)

Loans, net	$194,217	$198,110

The risk characteristics of each loan portfolio segment are as follows:

Commercial

Commercial loans are primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. Most commercial loans are secured by the assets being financed or other business assets such as accounts receivable or inventory and may incorporate a personal guarantee; however, some short-term loans may be made on an unsecured basis. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers.

Commercial Real Estate

These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy. The properties securing the Company’s commercial real estate portfolio are diverse in terms of type and geographic location. Management monitors and evaluates commercial real estate loans based on collateral, geography and risk grade criteria. As a general rule, the Company avoids financing single purpose projects unless other underwriting factors are present to help mitigate risk. In addition, management tracks the level of owner-occupied commercial real estate loans versus non-owner occupied loans.

Construction

Construction loans are underwritten utilizing feasibility studies, independent appraisal reviews, sensitivity analysis of absorption and lease rates and financial analysis of the developers and property owners. Construction loans are generally based on estimates of costs and value associated with the completed project. These estimates may be inaccurate. Construction loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project. Sources of repayment for these types of loans may be pre-committed permanent loans from approved long-term lenders, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are closely monitored by on-site inspections and are considered to have higher risks than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, governmental regulation of real property, general economic conditions and the availability of long-term financing.

Residential and Consumer, including Home Equity Lines of Credit (HELOC)

With respect to residential loans that are secured by one-to-four family residences and are generally owner occupied, the Company generally establishes a maximum loan-to-value ratio and may require private mortgage insurance if that ratio is exceeded. Home equity loans are typically secured by a subordinate interest in one-to-four family residences, and consumer loans are secured by consumer assets such as automobiles or recreational vehicles. Some consumer loans are unsecured such as small installment loans and certain lines of credit. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Repayment can also be impacted by changes in property values on residential properties. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Policy for charging off loans:

Management’s general practice is to proactively charge down loans individually evaluated for impairment to the fair value of the underlying collateral.

Consistent with regulatory guidance, charge-offs on all loan segments are taken when specific loans, or portions thereof, are considered uncollectible. The Company’s policy is to promptly charge these loans off in the period the uncollectible loss is reasonably determined.

For all loan portfolio segments except one-to-four family residential loans and consumer loans, the Company promptly charges-off loans, or portions thereof, when available information confirms that specific loans are uncollectible based on information that includes, but is not limited to, (1) the deteriorating financial condition of the borrower, (2) declining collateral values, and/or (3) legal action, including bankruptcy, that impairs the borrower’s ability to adequately meet its obligations. For impaired loans that are considered to be solely collateral dependent, a partial charge-off is recorded when a loss has been confirmed by an updated appraisal or other appropriate valuation of the collateral.

The Company charges-off one-to-four family residential and consumer loans, or portions thereof, when the Company reasonably determines the amount of the loss. The Company adheres to timeframes established by applicable regulatory guidance which provides for the charge-down of one-to-four family first and junior lien mortgages to the net realizable value less costs to sell when the loan is 180 days past due, charge-off of unsecured open-end loans when the loan is 180 days past due, and charge down to the net realizable value when other secured loans are 120 days past due. Loans at these respective delinquency thresholds for which the Company can clearly document that the loan is both well-secured and in the process of collection, such that collection will occur regardless of delinquency status, need not be charged off.

Policy for determining delinquency:

The entire balance of a loan is considered delinquent if the minimum payment contractually required to be made is not received by the specified due date.

Period utilized for determining historical loss factors:

The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the prior three years. Management believes the three year historical loss experience methodology is appropriate in the current economic environment, as it captures loss rates that are comparable to the current period being analyzed.

Policy for recognizing interest income on impaired loans:

Interest income on loans individually classified as impaired is recognized on a cash basis after all past due and current principal payments have been made.

Policy for recognizing interest income on non-accrual loans:

Subsequent payments on non-accrual loans are recorded as a reduction of principal, and interest income is recorded only after principal recovery is reasonably assured. Nonaccrual loans are returned to accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collection of interest or principal. The Company requires a period of satisfactory performance of not less than six months before returning a nonaccrual loan to accrual status.

The Bank has entered into transactions, including the making of direct and indirect loans, with certain directors and their affiliates (related parties). Such transactions were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

The aggregate amount of loans, as defined, to such related parties were as follows:

Balances, January 1, 2012	$3,281
New loans including renewals	2,164
Payments, etc., including renewals	(3,099)

Balances, September 30, 2012	$2,346

The following tables present the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method for the nine months ended September 30, 2012 and 2011:

	September 30, 2012
	Commercial	Commercial Real Estate	Construction	Consumer	Residential	HELOC	Total

Balance at beginning of period	$695	$4,171	$1,768	$18	$804	$1,398	$8,854
Provision for loan losses	254	950	9	5	71	(152)	1,137
Charge-offs	(295)	(1,877)	(1,740)	(5)	(456)	(358)	(4,731)
Recoveries	9	10	—	—	30	—	49

Balance at end of period	$663	$3,254	$37	$18	$449	$888	$5,309

Ending balance: individually evaluated for impairment	$—	$2,034	$—	$—	$240	$571	$2,845

Ending balance: collectively evaluated for impairment	$663	$1,220	$37	$18	$209	$317	$2,464

Total Loans:
Ending balance	$26,205	$96,116	$2,486	$1,299	$19,460	$53,749	$199,315

Ending balance: individually evaluated for impairment	$—	$6,771	$—	$—	$1,686	$2,651	$11,108

Ending balance: collectively evaluated for impairment	$26,205	$89,345	$2,486	$1,299	$17,774	$51,098	$188,207

	September 30, 2011
	Commercial	Commercial Real Estate	Construction	Consumer	Residential	HELOC	Unallocated	Total

Balance at beginning of period	$791	$1,200	$3,877	$19	$661	$838	$293	$7,679
Provision for loan losses	6	1,849	410	3	345	533	(279)	2,867
Charge-offs	(109)	(194)	(2,801)	(8)	(139)	(530)	—	(3,781)
Recoveries	1	—	—	3	—	4	—	8

Balance at end of period	$689	$2,855	$1,486	$17	$867	$845	$14	$6,773

Ending balance: individually evaluated for impairment	$—	$1,683	$1,450	$—	$566	$447	$—	$4,146

Ending balance: collectively evaluated for impairment	$689	$1,172	$36	$17	$301	$398	$14	$2,627

Total Loans:
Ending balance	$28,279	$94,782	$5,699	$1,448	$25,701	$61,329	$—	$217,238

Ending balance: individually evaluated for impairment	$—	$6,606	$2,722	$—	$7,946	$1,796	$—	$19,070

Ending balance: collectively evaluated for impairment	$28,279	$88,176	$2,977	$1,448	$17,755	$59,533	$—	$198,168

The following tables present the changes in the allowance for loan losses for the three months ended September 30, 2012 and 2011:

	September 30, 2012
	Commercial	Commercial Real Estate	Construction	Consumer	Residential	HELOC	Unallocated	Total
Balance at beginning of period	$652	$3,051	$28	$18	$274	$1,144	$—	$5,168
Provision for loan losses	11	217	9	—	165	(222)	—	180
Charge-offs	—	(20)	—	—	—	(34)	—	(54)
Recoveries	—	6	—	—	10	—	—	16

Balance at end of period	$663	$3,254	$37	$18	$449	$888	$—	$5,309

	September 30, 2011
	Commercial	Commercial Real Estate	Construction	Consumer	Residential	HELOC	Unallocated	Total

Balance at beginning of period	$658	$2,780	$1,543	$19	$789	$815	$—	$6,604
Provision for loan losses	31	75	(57)	2	78	30	14	173
Charge-offs	—	—	—	(8)	—	—	—	(8)
Recoveries	—	—	—	4	—	—	—	4

Balance at end of period	$689	$2,855	$1,486	$17	$867	$845	$14	$6,773

The following table presents the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2011:

	Commercial	Commercial Real Estate	Construction	Consumer	Residential	HELOC	Unallocated	Total
Ending balance: individually evaluated for impairment	$39	$3,002	$1,740	$—	$451	$977	$—	$6,209

Ending balance: collectively evaluated for impairment	$656	$1,214	$28	$19	$352	$376	$—	$2,645

Total Loans:
Ending balance	$26,203	$94,513	$4,361	$1,392	$21,054	$59,176	$—	$206,699

Ending balance: individually evaluated for impairment	$39	$6,671	$2,175	$—	$3,709	$2,659	$—	$15,253

Ending balance: collectively evaluated for impairment	$26,164	$87,842	$2,186	$1,392	$17,345	$56,517	$—	$191,446

The following table summarizes the Company’s nonaccrual loans by class at September 30, 2012 and December 31, 2011.

	September 30, 2012	December 31, 2011
Commercial	$—	$39
Consumer	—	—
Real estate loans:
Construction	—	2,175
Commercial	4,886	4,721
Residential	1,280	4,187
Home equity	2,652	2,677

Total	$8,818	$13,799

The following table presents impaired loans as of September 30, 2012:

	Recorded Balance	Unpaid Principal Balance	Specific Allowance
With no related allowance recorded:
Commercial real estate	$1,884	$1,884	$—
Construction	—	—	—
Residential	786	786	—
HELOC	181	181	—

Subtotal	2,851	2,851	—

With an allowance recorded:
Commercial	—	—	—
Commercial real estate	4,886	4,886	2,034
Construction	—	—	—
Residential	901	901	240
HELOC	2,470	2,470	571

Subtotal	8,257	8,257	2,845

Total Impaired Loans	$11,108	$11,108	$2,845

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
	Average Investment in Impaired Loans	Interest Income Recognized	Average Investment in Impaired Loans	Interest Income Recognized	Average Investment in Impaired Loans	Interest Income Recognized	Average Investment in Impaired Loans	Interest Income Recognized
With no related allowance recorded:
Commercial real estate	$1,889	$21	$—	$—	$1,466	$58	$760	$—
Construction	—	—	572	—	—	—	572	—
Residential	786	4	2,358	—	1,836	9	2,360	—
HELOC	166	—	525	—	165	—	523	1

Subtotal	2,841	25	3,455	—	3,467	67	4,215	1

With an allowance recorded:
Commercial	—	—	—	—	—	—	—	—
Commercial real estate	4,854	—	6,607	36	3,940	53	5,534	199
Construction	—	—	2,150	—	—	—	2,150	—
Residential	902	4	5,596	13	435	8	5,609	47
HELOC	2,491	7	1,261	3	2,505	7	1,258	7

Subtotal	8,247	11	15,614	52	6,880	68	14,551	253

Total Impaired Loans	$11,088	$36	$19,069	$52	$10,347	$135	$18,766	$254

The following table presents impaired loans as of December 31, 2011:

	Recorded Balance	Unpaid Principal Balance	Specific Allowance
With no related allowance recorded:
Construction	$25	$776	$—
Residential	2,353	2,353	—
HELOC	510	510	—

Subtotal	2,888	3,639	—

With an allowance recorded:
Commercial	39	39	39
Commercial real estate	6,671	6,671	3,002
Construction	2,150	2,150	1,740
Residential	1,356	1,355	451
HELOC	2,149	2,149	977

Subtotal	12,365	12,364	6,209

Total Impaired Loans	$15,253	$16,003	$6,209

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis is performed during the loan approval process and is updated as circumstances warrant. The Company uses the following definitions for risk ratings:

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Bank’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the borrower or of the collateral pledged, if any. Loans so classified have a well- defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard with the added characteristic that weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

The following tables summarize credit quality of the Company at September 30, 2012 and December 31, 2011:

	September 30, 2012
	Pass	Special Mention	Substandard	Doubtful	Loss	Total

Commercial	$25,682	$255	$268	$—	$—	$26,205
Real estate loans:
Construction	2,486	—	—	—	—	2,486
Commercial real estate	86,866	3,373	5,877	—	—	96,116
Residential	14,644	2,665	2,151	—	—	19,460
Home equity	50,522	30	3,197	—	—	53,749
Individuals loans for household and other personal expenditures	1,299	—	—	—	—	1,299

Total	$181,499	$6,323	$11,493	$—	$—	$199,315

	December 31, 2011
	Pass	Special Mention	Substandard	Doubtful	Loss	Total

Commercial	$24,582	$910	$711	$—	$—	$26,203
Real estate loans:
Construction	1,144	—	3,217	—	—	4,361
Commercial real estate	84,492	3,351	6,670	—	—	94,513
Residential	12,042	3,804	5,208	—	—	21,054
Home equity	54,665	530	3,981	—	—	59,176
Individuals loans for household and other personal expenditures	1,392	—	—	—	—	1,392

Total	$178,317	$8,595	$19,787	$—	$—	$206,699

The following tables summarize past due aging of the Company’s loan portfolio at September 30, 2012 and December 31, 2011:

	September 30, 2012
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Loans > 90 Days and Accruing

Commercial	$200	$—	$—	$200	$26,005	$26,205	$—
Real estate loans:
Construction	—	—	—	—	2,486	2,486	—
Commercial real estate	1,801	239	4,886	6,926	89,190	96,116	20
Residential	1,875	870	1,299	4,044	15,416	19,460	—
Home equity	335	500	2,652	3,487	50,262	53,749	—
Individuals loans for household and other personal expenditures	—	—	—	—	1,299	1,299	—

Total	$4,211	$1,609	$8,837	$14,657	$184,658	$199,315	$20

	December 31, 2011
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Loans > 90 Days and Accruing

Commercial	$—	$—	$39	$39	$26,164	$26,203	$—
Real estate loans:
Construction	—	—	2,175	2,175	2,186	4,361	—
Commercial real estate	674	—	4,721	5,395	89,118	94,513	—
Residential	204	43	4,187	4,434	16,620	21,054	—
Home equity	60	463	2,677	3,200	55,976	59,176	—
Individuals loans for household and other personal expenditures	—	—	—	—	1,392	1,392	—

Total	$938	$506	$13,799	$15,243	$191,456	$206,699	$—

The Company may grant a concession or modification for economic or legal reasons related to a borrower’s financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (TDR). The Company may modify loans through interest rate reductions, short-term extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers’ operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs are considered impaired loans for purposes of calculating the Company’s allowance for loan losses.

The Company identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower’s financial statements, revenue projections, tax returns and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

For one-to-four family residential and home equity lines of credit, a restructure often occurs with past due loans and may be offered as an alternative to foreclosure. There are other situations where borrowers, who are not past due, experience a sudden job loss, become overextended with credit obligations, or other problems, have indicated that they will be unable to make the required monthly payment and request payment relief.

When considering a loan restructure, management will determine if: (i) the financial distress is short or long term; (ii) loan concessions are necessary; and (iii) the restructure is a viable solution.

When a loan is restructured, the new terms often require a reduced monthly debt service payment. No TDRs that were on non-accrual status at the time the concessions were granted have been returned to accrual status. For commercial loans, management completes an analysis of the operating entity’s ability to repay the debt. If the operating entity is capable of servicing the new debt service requirements and the underlying collateral value is believed to be sufficient to repay the debt in the event of a default, the new loan is generally placed on accrual status.

For retail loans, an analysis of the individual’s ability to service the new required payments is performed. If the borrower complies with the terms of the newly restructured debt for at least six consecutive months and the underlying collateral value is believed to be sufficient to repay the debt in the event of a future default, the new loan is generally placed on accrual status. The reason for the TDR is also considered, such as paying past due real estate taxes or payments caused by a temporary job loss, when determining whether a retail TDR loan could be returned to accrual status. Retail TDRs remain on non-accrual status until sufficient payments have been made to bring the past due principal and interest current at which point the loan would be transferred to accrual status.

The following table summarizes the loans that have been restructured as TDRs during the three and nine months ended September 30, 2012:

	Three months ended September 30, 2012			Nine months ended September 30, 2012
	Count	Balance Prior to TDR	Balance after TDR	Count	Balance Prior to TDR	Balance after TDR
Real estate loans:
Commercial real estate	—	$—	$—	2	$997	$997
Residential	—	—	—	2	636	636

Total	—	$—	$—	4	$1,633	$1,633

	Three months ended September 30, 2011			Nine months ended September 30, 2011
	Count	Balance Prior to TDR	Balance after TDR	Count	Balance Prior to TDR	Balance after TDR
Real estate loans:
Commercial real estate	—	$—	$—	1	$1,100	$1,128
Construction	3	533	533	3	533	533
Residential	1	371	371	1	371	371

Total	4	$904	$904	5	$2,004	$2,032

The following table sets forth the Company’s TDRs that had payment defaults during the nine months ended September 30, 2012. Default occurs when a TDR is 90 days or more past due, transferred to non-accrual status, or transferred to other real estate owned within twelve months of restructuring.

		Default
	Count	Balance
Real estate loans:
Commercial real estate	3	$4,457
Residential	2	579

Total	5	$5,036

NOTE 7 – DISCLOSURES ABOUT FAIR VALUE OF ASSETS AND LIABILITIES

The Company measures fair value according to the Financial Accounting Standards Board Accounting Standards Codification (ASC) Fair Value Measurements and Disclosures (ASC 820-10). ASC 820-10 establishes a fair value hierarchy that prioritizes the inputs used in valuation techniques, but not the valuation techniques themselves. The fair value hierarchy is designed to indicate the relative reliability of the fair value measure. The highest priority given to quoted prices in active markets and the lowest to unobservable data such as the Company’s internal information. ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There are three levels of inputs into the fair value hierarchy (Level 1 being the highest priority and Level 3 being the lowest priority):

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Available-for-sale Securities

If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 1 security includes preferred stock. Level 2 securities include certain collateralized mortgage and debt obligations, municipal securities, U.S. government agencies and SBA securities. Third party vendors compile prices from various sources and may apply such techniques as matrix pricing to determine the value of identical or similar investment securities (Level 2). Matrix pricing is a mathematical technique widely used in the banking industry to value investment securities without relying exclusively on quoted prices for specific investment securities but rather on the investment securities’ relationship to other benchmark quoted investment securities. The following tables are as of September 30, 2012 and December 31, 2011, respectively:

		At September 30, 2012
		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
Available-for-sale securities:
U.S. government agencies	$15,358	$—	$15,358	$—
State and political subdivisions	11,053	—	11,053	—
Mortgage-backed securities – GSE residential	24,190	—	24,190	—
Preferred stock	13	13	—	—
SBA guaranteed	243	—	243	—

Total available-for-sale securities	$50,857	$13	$50,844	$—

		At December 31, 2011
		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
Available-for-sale securities:
U.S. government agencies	$9,041	$—	$9,041	$—
State and political subdivisions	12,926	—	12,926	—
Mortgage-backed securities – GSE residential	21,665	—	21,665	—
Preferred stock	25	25	—	—
SBA guaranteed	274	—	274	—

Total available-for-sale securities	$43,931	$25	$43,906	$—

The following is a description of the valuation methodologies used for instruments measured at fair value on a non-recurring basis and recognized in the accompanying September 30, 2012 and December 31, 2011 balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

		At September 30, 2012
		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3

Impaired loans	$5,413	—	—	$5,413
Other real estate owned	3,914	—	—	3,914

		At December 31, 2011
		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3

Impaired loans	$7,008	—	—	$7,008
Other real estate owned	4,722	—	—	4,722

Impaired Loans (Collateral Dependent)

Loans for which it is probable that the Bank will not collect all principal and interest due according to contractual terms are measured for impairment. Allowable methods for determining the amount of impairment include estimating fair value using the fair value of the collateral for collateral-dependent loans.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized. This method requires obtaining a current independent appraisal of the collateral and applying a discount factor to the value. Impaired loans that are collateral dependent are classified within Level 3 of the fair value hierarchy when impairment is determined using the fair value method.

Other Real Estate Owned

Other real estate owned (OREO) is carried at the lower of fair value at acquisition date or current estimated fair value, less estimated cost to sell when the real estate is acquired. Estimated fair value of OREO is based on appraisals or evaluations. OREO is classified within Level 3 of the fair value hierarchy. Appraisals of OREO are obtained when the real estate is acquired and subsequently as deemed by the Chief Credit Officer (CCO). Appraisals are reviewed for accuracy and consistency by the CCO. Appraisers are selected from the list of approved appraisers maintained by management.

The following table presents estimated fair values of the Company’s financial instruments and the level within the fair value hierarchy in which the fair value measurements fall at September 30, 2012:

		At September 30, 2012
		Fair Value Measurements Using
	Carrying Amount	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$46,447	$46,447	$—	—
Interest-bearing time deposits	1,941	1,941	—	—
Securities available for sale	50,857	13	50,844	—
Loans held for sale	3,651	—	3,651	—
Loans receivable, net	194,217	—	—	196,479
Federal Home Loan Bank stock	1,895	—	1,895	—
Interest receivable	1,094	—	1,094	—

Financial liabilities
Deposits	307,430	—	308,767	—
Federal Home Loan Bank advances	13,000	—	13,239	—
Other borrowings	1,300	—	1,300	—
Subordinated debentures	3,609	—	—	1,210
Interest payable	334	—	334	—

The carrying amount and estimated fair value of financial instruments at December 31, 2011 year end are as follows:

	Carrying Value	Fair Value
Financial assets
Cash and cash equivalents	$44,258	$44,258
Interest-bearing time deposits	3,435	3,435
Securities available for sale	43,931	43,931
Loans held for sale	633	633
Loans receivable, net	198,110	200,526
Federal Home Loan Bank stock	5,398	5,398
Interest receivable	1,047	1,047

Financial liabilities
Deposits	301,101	303,213
Federal Home Loan Bank advances	13,000	13,356
Other borrowings	1,300	1,300
Subordinated debentures	3,609	1,189
Interest payable	248	248

The methods and assumptions used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, interest-bearing time deposits, loans held for sale, Federal Home Loan Bank stock, interest receivable and payable, deposits due on demand, variable rate loans and other borrowings. For fixed rate loans and time deposits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. The fair value of fixed rate Federal Home Loan Bank advances and subordinated debentures are based on current rates for similar financing. The fair value of off-balance-sheet items, which is based on the current fees or cost that would be charged to enter into or terminate such arrangements, is immaterial.

While the above estimates are based on management’s judgment of the most appropriate factors, there is no assurance that were the Company to have disposed of these items on the respective dates, the fair values would have been achieved, because the market value may differ depending on the circumstances. The estimated fair values at year end should not necessarily be considered to apply at subsequent dates.

Other assets and liabilities that are not financial instruments, such as premises and equipment, are not included in the above disclosures. Also, nonfinancial instruments typically not recognized on the balance sheet may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposits, the trained workforce, customer goodwill, and similar items.

NOTE 8 – TARP CAPITAL PURCHASE PROGRAM

On May 15, 2009, the Company entered into a Letter Agreement and the related Securities Purchase Agreement, with the United States Department of the Treasury (the “Department of Treasury”) in accordance with the terms of the Department of Treasury’s TARP Capital Purchase Program. Pursuant to the Letter Agreement and Securities Purchase Agreement, the Company issued 6,970 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a warrant for the purchase of 349 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, to the Department of Treasury for an aggregate purchase price of $6,970,000 in cash.

The Series A preferred stock qualifies as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum until February 15, 2014. Beginning February 16, 2014, the dividend rate will increase to 9% per annum. The Series A preferred stock may be redeemed, in whole or in part, at any time from time to time, at the option of the Company, subject to consultation with the Company’s primary federal banking regulator, provided that any partial redemption must be for at least 25% of the issue price of the Series A preferred stock.

As part of the transaction, the Department of Treasury exercised the Warrant and received 349 shares of Series B preferred stock. The Series B preferred stock will pay cumulative dividends at a rate of 9% per annum. The Series B preferred stock may also be redeemed, in whole or in part, at any time from time to time, at the option of the Company, subject to consultation with the Company’s primary federal regulator, provided that any partial redemption must be for at least 25% of the liquidation value of the Series B preferred stock. The Series B preferred stock cannot be redeemed until all of the outstanding shares of Series A preferred stock have been redeemed.

The Securities Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (EESA), as modified by the American Recovery and Reinvestment Act of 2009. The Company will take all necessary action to ensure that its benefit plans with respect to senior executive officers continue to comply with Section 111(b) of the EESA and has agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

On January 14, 2011, the Company was notified by the Federal Reserve Bank of Chicago (the “FRB”) that the overall condition of the Company and the Bank is less than satisfactory. As a result, the Company must now obtain prior written approval from the FRB prior to, among other things, the payment of any capital distribution, including stockholder dividends on the shares of Company preferred stock issued to the Department of Treasury pursuant to the TARP Capital Purchase Program. The Company has notified the Department of Treasury that, beginning with the February 15, 2011 dividend payment, the Company will defer all payments of dividends on its Series A preferred stock for an indefinite period of time.

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

Accounting Standards Update No. 2011-11 – Balance Sheet (Topic 210). In December 2011, FASB issued ASU 2011-11. The objective of this Update is to provide enhanced disclosures that will enable users of financial statements to evaluate the effect or potential effect of netting arrangements on an entity’s financial position. This includes the effect or potential effect of rights of setoff associated with an entity’s recognized assets and recognized liabilities within the scope of this Update. The amendments require enhanced disclosures by requiring improved information about financial instruments and derivative instruments that are either (1) offset in accordance with either Section 210-20-45 or Section 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either Section 210-20-45 or Section 815-10-45.

An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

3,000,000 Shares (Maximum)

COMMUNITY FINANCIAL SHARES, INC.

COMMON STOCK

PRELIMINARY PROSPECTUS

            , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC filing fee (1)	$410
Blue sky filing fees	10,000
EDGAR, printing, postage and mailing	20,000
Legal fees and expenses	125,000
Accounting fees and expenses	25,000
Subscription agent and registrar fees and expenses	25,000
Certificate printing	5,000
Miscellaneous	14,590

Total	$225,000

(1)	Estimated based on registration of 3,000,000 shares of common stock at $1.00 per share.

Item 14. Indemnification of Directors and Officers.

Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, the registrant has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith for the registrant.

Article XII of the registrant’s Bylaws provides that:

(a)	The registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the registrant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses for which such person has not otherwise been reimbursed (including attorneys’ fees, judgment, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the registrant, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)

The registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses for which such person has not otherwise been reimbursed (including attorneys’ fees, judgment and amounts paid in settlement)

actually and reasonably incurred by him in connection with the defense or settlement of such suit or action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, and the purpose and intent of this Article XII such person is fairly and equitably entitled to indemnity for such expense, and shall so order.

To the extent that a director, officer, employee or agent of the registrant has been successful on the merits or otherwise in defense of any action, claim or proceeding referred to in paragraphs (a) and (b) of Article XII or in defense of any other claim, issue or matter, he shall be indemnified against expense, including attorneys’ fees actually and reasonably incurred by him in connection therewith.

Any indemnification under paragraphs (a) and (b) of this Article XII, unless ordered by a court, shall be made by the registrant only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the registrant in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the registrant.

The indemnification provided in this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or of any other indemnification which may be granted to any person apart from this Article XII both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8(k) of the Federal Deposit Insurance Act (the “FDI Act”) provides that the Federal Deposit Insurance Corporation (the “FDIC”) may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were “institution-affiliated parties,” as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. The FDIC has adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted of directors and officers of the registrant pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 15. Recent Sales of Unregistered Securities.

As described in the Current Report on Form 8-K filed by Community Financial Shares, Inc. (the “Company”) on November 14, 2012 with the Securities and Exchange Commission (the “SEC”), the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors and members of the Company’s Board of Directors and executive management team pursuant to which the Company agreed to issue an aggregate of $24.0 million in common stock and convertible preferred stock in a private placement offering (the “Offering”).

On December 21, 2012, the Company consummated the first closing of the Offering, pursuant to which it issued to investors and members of the Company’s Board of Directors and executive management team an aggregate 4,315,300 shares of common stock at $1.00 per share, 133,411 shares of Series C Convertible Noncumulative Perpetual Preferred Stock at $100.00 per share, 56,708 shares of Series D Convertible Noncumulative Perpetual Preferred Stock at $100.00 per share and 6,728 shares of Series E Convertible Noncumulative Perpetual Preferred Stock at $100.00 per share.

The shares of common stock and preferred stock sold to the investors and members of the Company’s Board of Directors and executive management team were issued in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, as promulgated by the SEC.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)	List of Exhibits (filed herewith unless otherwise noted)

3.1	Amended and Restated Certificate of Incorporation of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

3.2	Amended and Restated Bylaws of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 14, 2012)

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Form 10-K for the year ended December 31, 2005)

4.2	Community Bank–Wheaton/Glen Ellyn Non-Qualified Stock Option Plan, as amended effective November 29, 2006 (Incorporated by reference to Exhibit 4.2 to the Company’s Form 10-K for the year ended December 31, 2006)

4.3	Certificate of Designations establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 20, 2009)

4.4	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 20, 2009)

4.5	Certificate of Designations establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on May 20, 2009)

4.6	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on May 20, 2009)

4.7	Certificate of Designations establishing Series C Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.8	Form of Stock Certificate for Series C Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.9	Certificate of Designations establishing Series D Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.10	Form of Stock Certificate for Series D Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.11	Certificate of Designations establishing Series E Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.12	Form of Stock Certificate for Series C Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.13	Form of Rights Certificate (Filed herewith)

5.1	Opinion of Kilpatrick Townsend & Stockton LLP re: Legality of Shares (Filed herewith)

10.1	Securities Purchase Agreement, dated as of November 13, 2012, between Community Financial Shares, Inc. and the purchasers identified therein (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 14, 2012)

10.2	Registration Rights Agreement, dated as of November 13, 2012, between Community Financial Shares, Inc. and the purchasers identified therein (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 14, 2012)

10.3	Securities Purchase Agreement, dated as of November 13, 2012, between Community Financial Shares, Inc. and the U.S. Department of Treasury (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 14, 2012)

10.4	Consent Order issued by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2011)

10.5	Stipulation and Consent to the Issuance of a Consent Order dated January 21, 2011 between the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation and Community Bank – Wheaton/Glen Ellyn, Glen Ellyn, Illinois (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 26, 2011)

10.6	Form of Community Bank Directors Retirement Plan Agreement (Incorporated by reference to Exhibit 10.0 to the Company’s Form 10-KSB for the year ended December 31, 2000)*

10.7	Form of Community Bank Directors Deferred Compensation Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-K for the year ended December 31, 2005)*

10.8	Change in Control Agreement between Community Bank – Wheaton/Glen Ellyn and Scott W. Hamer (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-K for the year ended December 31, 2011)*

10.9	Change in Control Agreement between Community Bank – Wheaton/Glen Ellyn and Eric J. Wedeen (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-K for the year ended December 31, 2008)*

10.10	Change in Control Agreement between Community Bank – Wheaton/Glen Ellyn and Christopher P. Barton (Incorporated by reference to Exhibit 10.5 to the Company’s Form 10-K for the year ended December 31, 2011)*

10.11	Change in Control Agreement between Community Bank – Wheaton/Glen Ellyn and Jeffrey A. Vock (Incorporated by reference to Exhibit 10.6 to the Company’s Form 10-K for the year ended December 31, 2011)*

10.12	Executive Compensation Supplemental Benefit Agreement between Community Bank – Wheaton/Glen Ellyn and Scott W. Hamer (Incorporated by reference to Exhibit 10.7 to the Company’s Form 10-K for the year ended December 31, 2011)*

10.13	Consent Order issued by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2011)

21.1	Subsidiaries of Registrant (Incorporated by reference to Exhibit 21.0 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011)

23.1	Consent of BKD LLP (Filed herewith)

23.2	Consent of Kilpatrick Townsend & Stockton LLP (Included in Exhibit 5.1)

99.1	Form of Instruction as to Use of Rights Certificates (Filed herewith)

99.2	Form of Letter to Shareholders who are Record Holders (Filed herewith)

99.3	Form of Letter to Shareholders who are Dealers/Nominees (Filed herewith)

99.4	Form of Letter to Clients who are Beneficial Holders (Filed herewith)

99.5	Form of Nominee Holder Certification (Filed herewith)

99.6	Form of Beneficial Owner Election Form (Filed herewith)

101.1**	The following materials for the quarter ended September 30, 2012, and the year ended December 31, 2011, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Comprehensive Loss, (iv) the Consolidated Statements of Shareholders’ Equity, (v) the Consolidated Statements of Cash Flows; and (vi) the Notes to the Consolidated Financial Statements.

*	Management contract or compensatory plan or arrangement.
**	Furnished, not filed.

(b)	Financial Statement Schedules

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2011 and 2010

Consolidated Statements of Operations for the Years Ended December 31, 2011 and 2010

Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2011 and 2010

Consolidated Statements of Cash Flows for the Years Ended December 31, 2011 and 2010

Notes to Consolidated Financial Statements

Unaudited Interim Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011

Consensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2012 and 2011

Condensed Consolidated Statements of Comprehensive Loss for the the Three and Nine Months September 30, 2012 and 2011

Condensed Consolidated Statements of Shareholders’ Equity for the Nine Months Ended September 30, 2012 and 2011

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011

Notes to Condensed Consolidated Financial Statements

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Ellyn, State of Illinois, on January 29, 2013.

COMMUNITY FINANCIAL SHARES, INC.

By:	/s/ Scott W. Hamer
Scott W. Hamer President, Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned directors and officers of Community Financial Shares, Inc. (the “Company”) hereby severally constitute and appoint Scott W. Hamer and Eric J. Wedeen with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said Scott W. Hamer and Eric J. Wedeen may deem necessary or advisable to enable Community Financial Shares, Inc. to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 of Community Financial Shares, Inc., including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Scott W. Hamer and Eric J. Wedeen shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Scott W. Hamer	President, Chief Executive Officer	January 29, 2013
Scott W. Hamer	and Director (principal executive officer)

/s/ Eric J. Wedeen	Vice President and Chief Financial Officer	January 29, 2013
Eric J. Wedeen	(principal accounting and financial officer)

/s/ William F. Behrmann	Director	January 29, 2013
William F. Behrmann

/s/ Penny A. Belke	Director	January 29, 2013
Penny A. Belke

/s/ H. David Clayton	Director	January 29, 2013
H. David Clayton

/s/ Raymond A. Dieter, Jr.	Director	January 29, 2013
Raymond A. Dieter, Jr.

/s/ Robert F. Haeger	Director	January 29, 2013
Robert F. Haeger

/s/ Mary Beth Moran	Director	January 29, 2013
Mary Beth Moran

/s/ Joseph S. Morrissey	Director	January 29, 2013
Joseph S. Morrissey

/s/ John M. Mulherin	Director	January 29, 2013
John M. Mulherin